UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

CRONOS GROUP INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2026
Dear Shareholder:
On behalf of the Board of Directors and management of Cronos Group Inc. (“Cronos”), I am pleased to invite you to the 2026 annual meeting of shareholders (the “Annual Meeting”) which will be held on June 18, 2026 at 11:00 a.m., Toronto time.
Consistent with last year, we will hold our Annual Meeting in a virtual-only format, which will be conducted via live audio webcast.
The attached Notice of 2026 Annual Meeting and Proxy Statement describes the formal business to be conducted at the Annual Meeting. Registered shareholders and duly appointed proxyholders will have an equal opportunity to participate in the 2026 Annual Meeting online regardless of their geographic location, including having the opportunity to ask questions and vote on a number of important matters. The attached Proxy Statement contains detailed instructions about how to participate in the virtual 2026 Annual Meeting.
Your vote is important. Whether or not you plan to attend the virtual 2026 Annual Meeting, please vote your shares at your earliest convenience by using the telephone and Internet voting procedures described on the proxy card or voting instruction form or, if you received a paper copy of a proxy card or voting instruction form by mail, by completing, signing, dating and returning your proxy card or voting instruction form in the envelope provided.
Thank you for your continued support of Cronos.

Sincerely,

Michael Gorenstein
Chairman, President and Chief Executive Officer

CRONOS GROUP INC.
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 18, 2026
NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting (the “Annual Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of Cronos Group Inc. (the “Company”) will be held on Thursday, June 18, 2026 at 11:00 a.m., Eastern time, via live audio webcast online at www.virtualshareholdermeeting.com/CRON2026. The Annual Meeting will be held for the following purposes:
1.the receipt of the audited consolidated financial statements of the Company as at and for the fiscal year ended December 31, 2025 and the auditors’ reports thereon;
2.the election to the board of directors of the Company (the “Board of Directors”) of the seven directors named in the attached Proxy Statement;
3.the adoption of an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers as disclosed in the attached Proxy Statement;
4.the adoption of an advisory (non-binding) resolution on the frequency of future “say on pay” votes as described in the attached Proxy Statement;
5.the appointment of Davidson & Company LLP (“D&CO”) to serve as the Company’s independent auditor for the fiscal year ending December 31, 2026 and to authorize the Board of Directors to fix D&CO’s remuneration; and
6.such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
The Board of Directors is not aware of any other business to be presented to a vote of the Shareholders at the Annual Meeting.
The items of business are described more fully in the accompanying Proxy Statement. Consistent with last year, in order to reduce printing and mailing costs and as a matter of good environmental stewardship, we will be providing access to the proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, on or about May 8, 2026, we are sending to most of the Shareholders a notice of availability of proxy materials instead of a paper copy of the Proxy Statement and our Annual Report for the fiscal year ended December 31, 2025. Shareholders that would like to receive a paper copy may do so by following the instructions in the Proxy Statement.
Consistent with last year, we will hold our Annual Meeting in a virtual-only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as a proxyholder, will have an equal opportunity to participate in the Annual Meeting online regardless of their geographic location, including asking questions and voting, all in real time, provided they are connected to the Internet and comply with all of the requirements set out in the attached Proxy Statement. Rules of conduct for the Annual Meeting will be posted on the virtual meeting site for the convenience of Shareholders.
The Board of Directors has fixed 5:00 p.m., Eastern time, on April 23, 2026 as the record date for determining the Shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Non-registered Shareholders who have not duly appointed themselves as a proxyholder will be able to listen to the Annual Meeting as guests, but guests will not be able to ask questions or vote at the Annual Meeting. A registered Shareholder who wishes to appoint a person, other than the Board nominees identified on the proxy card, as a proxy must carefully follow the instructions in the attached Proxy Statement and on such registered Shareholder’s proxy card. These instructions include the additional step of registering such proxyholder with the Company by following the instructions in such registered Shareholder’s proxy card. Failure to register the proxyholder will result in such proxyholder not being able to participate in the Annual Meeting and only being able to listen to the Annual Meeting as a guest.
Registered Shareholders as of 5:00 p.m., Eastern time, on the record date of April 23, 2026 may exercise their right to vote by completing and submitting the proxy card provided to them. To be effective, the proxy must be received by Broadridge prior to 11:59 p.m., Eastern time, on June 16, 2026 or, in the case of any adjournment or postponement of the Annual Meeting, prior to 11:59 p.m., Eastern time, on the date that is two business days before the date of the adjourned or postponed meeting. Registered Shareholders may also vote their Shares by participating in the Annual Meeting. Detailed instructions on how to complete and return proxies or vote by telephone or electronically using the telephone and Internet voting procedures are provided in the attached Proxy Statement.
Non-registered Shareholders, including those who hold Shares in the name of a bank, trust company, securities dealer or broker, or other intermediary, will receive a voting instruction form. The voting instruction form contains instructions on how to complete the form, where to return it to and the deadline for returning it, which may be earlier than the deadline for registered Shareholders, and whether telephone or Internet voting options are available. If you do not receive such voting instructions or are unsure about anything in such voting instructions, contact your bank, trust company, securities dealer or broker, or other intermediary through which you hold your Shares.
WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH YOUR VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE OR INTERNET (BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM) OR BY MAIL.

i

By order of the Board of Directors,

Michael Gorenstein
Chairman, President and Chief Executive Officer
Toronto, Ontario
April 24, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 18, 2026.
Our Notice of Annual Meeting, Proxy Statement, Annual Report for the fiscal year ended December 31, 2025 and any other proxy soliciting materials we use are available at https://ir.thecronosgroup.com/financial-information/annual-meeting.
We are making the Proxy Statement and the form of proxy first available on or about May 8, 2026.

When used in this Proxy Statement, the terms “Cronos,” “we,” “our,” “us” and the “Company” refer to Cronos Group Inc., its consolidated subsidiaries and, if applicable, its joint ventures and investments accounted for by the equity method; the term “fiscal year” refers to our fiscal year, which is based on a 12-month period ending December 31 of each year (e.g., fiscal year 2025 refers to the 12-month period ended December 31, 2025); the term “Intermediary” means any bank, trust company, securities dealer or broker, or other intermediary through which common shares of the Company are held; and the term “cannabis” means the plant of any species or subspecies of genus Cannabis and any part of that plant, including all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers.
Unless otherwise specified, the information contained in this Proxy Statement is given as of April 24, 2026, the date of this Proxy Statement. Unless otherwise specified, all references to “dollars” or “$” in this Proxy Statement are to United States dollars and all references to “C$” are to Canadian dollars.
In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or referred to on these websites is not part of this Proxy Statement.

This Proxy Statement includes forward-looking statements. These statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect the Company’s business, prospects, operations, future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

CRONOS GROUP INC.
4491 Concession Road 12
Stayner, Ontario, L0M 1S0
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, JUNE 18, 2026
These proxy materials are furnished in connection with the solicitation by the board of directors (the “Board”) of Cronos Group Inc. (“Cronos” or the “Company”), a corporation incorporated under the Business Corporations Act (British Columbia) (“BCBCA”), of proxies to be voted at the 2026 Annual Meeting of the holders (the “Shareholders”) of common shares (“Shares”) of the Company and at any adjournment or postponement of such meeting (the “Annual Meeting”). This proxy statement (this “Proxy Statement”), together with the Notice of Annual Meeting and proxy card or voting instruction form, is first being made available to Shareholders on or about May 8, 2026.
ABOUT THE MEETING
Why am I receiving these materials?
We have made these proxy materials available to you on the Internet or have delivered printed versions of these materials to you by mail in connection with the solicitation, by the Board, of proxies to be voted at the Annual Meeting. You are receiving this Proxy Statement because you were a Shareholder as of 5:00 p.m., Eastern time, on April 23, 2026, the record date for the Annual Meeting (the “Record Date”). The Notice of Annual Meeting provides notice of the Annual Meeting, and this Proxy Statement describes the proposals presented for Shareholder action and includes information required to be disclosed to Shareholders.
What is included in these proxy materials?
These proxy materials include:
•this Proxy Statement for the Annual Meeting; and
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of proxy materials?
In accordance with the “notice and access” rules of the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to all Shareholders, we have elected to furnish such materials to selected Shareholders by providing access to these documents over the Internet. Accordingly, on or about May 8, 2026, we sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to most of our Shareholders.
These Shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.
How can I get electronic access to the proxy materials?
For those Shareholders who receive a Notice of Internet Availability, the Notice of Internet Availability provides instructions regarding how to:
•view the proxy materials for the Annual Meeting on the Internet;
•vote your Shares after you have viewed the proxy materials;
•request a printed copy of the proxy materials; and
•instruct us to send future proxy materials to you electronically by email.
Copies of the proxy materials are available for viewing at www.proxyvote.com.
You may elect to receive proxy materials by email by following the instructions contained in the Notice of Internet Availability. If you would like to request an emailed copy of the proxy materials, you may do so prior to June 4, 2026 by (1) visiting www.proxyvote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com. Even if you received a printed copy of the proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.
When and where is the Annual Meeting?
The Annual Meeting will be held on Thursday, June 18, 2026 at 11:00 a.m., Eastern time, via live audio webcast online at www.virtualshareholdermeeting.com/CRON2026. We are not holding an in-person meeting.
What matters will be submitted to Shareholders at the Annual Meeting?

At the Annual Meeting, you will be asked to vote on each of the following matters:

Proposal 1:	To elect the seven director nominees named in this Proxy Statement to the Board;
Proposal 2:	To adopt an advisory (non-binding) resolution approving the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement;
Proposal 3:	To adopt an advisory (non-binding) resolution on the frequency of future “say on pay” votes as described in this Proxy Statement; and
Proposal 4:	To appoint Davidson & Company LLP (“D&CO”) to serve as the Company’s independent auditor for fiscal year 2026 and to authorize the Board to fix D&CO’s remuneration.
We will conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board is not aware of any other business to be presented to a vote of the Shareholders at the Annual Meeting.
In addition, the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025 and the auditors’ reports thereon will be placed before the Shareholders at the Annual Meeting.
Who may vote at the Annual Meeting?
Only record holders of our Shares as of 5:00 p.m., Eastern time, on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, the Company had 376,271,333 Shares outstanding. Each outstanding Share entitles the holder to one vote on each matter to be voted upon at the Annual Meeting.
How are votes counted and what is the required vote for each proposal?
As of the Record Date, there were 376,271,333 Shares outstanding, each of which entitles the holder to one vote on each matter to be voted upon at the Annual Meeting.
Proposal 1: Election of Directors
You may select “For” or “Withhold” with respect to each nominee for director under Proposal 1. Directors will be elected by a plurality of the votes cast for the election of directors at the Annual Meeting. However, the Board’s majority voting policy (the “Majority Voting Policy”) requires that any nominee for director who does not receive a greater number of votes “for” his or her election as a director than votes “withheld” from voting tender his or her resignation to the Board for consideration by the independent directors of the Company promptly following the Annual Meeting. The independent directors of the Company will consider the resignation and will provide a recommendation to the Board within 45 days following the Annual Meeting. The Board will consider the recommendation of the independent directors of the Company and determine whether to accept such recommendation within 90 days following the Annual Meeting. Absent exceptional circumstances, the Board will accept the resignation, which will be effective upon such acceptance. A news release will be issued promptly by the Company announcing the Board’s determination, including, if applicable, the reasons for rejecting the resignation. A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation will be accepted. Shares held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”) will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.
A copy of the Majority Voting Policy is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Proposal 2: Advisory Vote on the Compensation of Our Named Executive Officers
You may select “For,” “Against” or “Abstain” with respect to Proposal 2. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for the approval, on an advisory (non-binding) basis, of the compensation of our NEOs as disclosed in this Proxy Statement. The results of the vote on the proposal are not binding on the Board or the Compensation Committee. Abstentions and broker non-votes will not be included in the total votes cast on this proposal and will not affect the results.
Proposal 3: Advisory Vote on the Frequency of Future “Say on Pay” Votes
You may select “One Year,” “Two Years,” “Three Years” or “Abstain” with respect to Proposal 3. You are not voting to approve or disapprove the Board’s recommendation on Proposal 3. The selection that receives the greatest number of votes cast at the Annual Meeting will be deemed the recommendation of the Shareholders. The results of the vote on the proposal are not binding on the Board. Abstentions and broker non-votes will not be included in the total votes cast and will not affect the results.
Proposal 4: Appointment of Davidson & Company LLP
You may select “For” or “Withhold” your vote with respect to Proposal 4. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required in order to appoint D&CO to serve as the Company’s independent auditor for fiscal year 2026. U.S. (but not Canadian) brokers may exercise discretion and vote on this proposal and these will be counted as votes cast on this proposal. Broker non-votes will not be counted as votes cast on this proposal and will have no effect on the outcome of the voting on this proposal.
What are the Board’s recommendations as to how I should vote on each proposal?
The Board recommends a vote:
•“FOR” the election of each of the seven director nominees named in this Proxy Statement;
•“FOR” the advisory (non-binding) resolution approving the compensation of the NEOs as disclosed in this Proxy Statement;

•For the option of holding an advisory (non-binding) vote approving the compensation of our NEOs once every “ONE YEAR”; and
•“FOR” the appointment of D&CO to serve as the Company’s independent auditor for fiscal year 2026 and the authorization of the Board to fix D&CO’s remuneration.
How do I participate in the Annual Meeting?
The Company is holding the Annual Meeting in a virtual-only format, which will be conducted via live audio webcast. Shareholders will not be able to attend the Annual Meeting in person. Participating in the Annual Meeting online enables registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as a proxyholder, to ask questions and vote, all in real time. Registered Shareholders and duly appointed proxyholders can vote at the appropriate times during the Annual Meeting. Guests, including non-registered Shareholders who have not duly appointed themselves as a proxyholder, can log in to the Annual Meeting as set out below. Guests can listen to the Annual Meeting but are not able to ask questions or vote at the Annual Meeting.
To log in to the Annual Meeting online, visit www.virtualshareholdermeeting.com/CRON2026 on your smart phone, tablet or computer. If you are a registered Shareholder or a duly appointed proxyholder, you will need to enter the 16-digit Control Number issued in respect of the Shares, your first and last name and your email address. If you are a guest, including a non-registered Shareholder who has not been duly appointed as a proxyholder, you will need to enter your first and last name and your email address. You will need the latest versions of Chrome, Safari, Edge, or Firefox. Please ensure your browser is compatible. We recommend that you log in at least 15 minutes before the Annual Meeting starts.
Duly appointed proxyholders must obtain a Control Number as described under “If I have appointed a proxyholder, how can they participate in and vote at the Annual Meeting?”. Without a Control Number, proxyholders will not be able to participate in the Annual Meeting.
If you are a registered Shareholder or duly appointed proxyholder that would like to vote at the Annual Meeting, it is important that you are connected to the Internet at all times during the Annual Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Annual Meeting. You should allow ample time to log in to the Annual Meeting online and complete the related procedures.
How can I submit questions during the Annual Meeting?
Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as a proxyholder, will be able to submit questions online by typing questions into the text box where indicated and clicking on the submit button. Questions can only be submitted during the Annual Meeting using the means specified during the Annual Meeting.
We intend to answer properly submitted questions that are pertinent to the Company and Annual Meeting matters, as time permits. Questions submitted will be moderated before being sent to the Chair of the Annual Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Annual Meeting matters or that are otherwise inappropriate. For any relevant submissions made but not addressed during the question period following the end of the Annual Meeting, a member of the Company’s management will attempt to contact such Shareholder to respond to the submission to the extent the Shareholder has provided an email address within their submission.
What if I need technical assistance?
If you encounter any technical difficulties accessing the virtual Annual Meeting during the log in or the duration of the Annual Meeting, please use the phone numbers found on the log-in page to contact technical support.
How do I submit my vote?
Voting by Proxy before the Annual Meeting
If you are a Shareholder of record as of 5:00 p.m., Eastern time, on the Record Date, or a duly appointed proxyholder, you can vote via the Internet, by telephone or, for those Shareholders who receive a paper proxy card in the mail, by completing, dating and signing your proxy card and returning it to Broadridge as follows:
•Through the internet. Visit www.proxyvote.com to vote 24 hours a day, 7 days a week. Have your proxy card handy when you access the website. You will be prompted to enter your Control Number to submit an electronic ballot.
•By telephone. Use any touch-tone telephone to dial 1 (800) 690-6903 to vote 24 hours a day, 7 days a week. Have your proxy card handy when you call. You will be prompted to enter your Control Number and then follow the directions given.
•By mail. Complete, sign and date your proxy card and return it in the postage-paid envelope that is provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
For those Shareholders who receive a Notice of Internet Availability, the Notice of Internet Availability provides information on how to access their proxy on the Internet, which contains instructions on how to vote. If you received a Notice of Internet Availability, you may request a printed copy of the proxy materials by following the instructions contained in the Notice of Internet Availability. If you would like to request a printed copy of the proxy materials, you may do so prior to June 4, 2026 by (1) visiting www.proxyvote.com, (2) calling 1-800-579-1639 or (3) sending an email to sendmaterial@proxyvote.com.
If you are voting by proxy, you must ensure that the proxy is received no later than 11:59 p.m. (Eastern time) on June 16, 2026, or, in the case of any adjournment or postponement of the Annual Meeting, no later than 11:59 p.m. (Eastern time) on the date that is two business days before the date of the adjourned or postponed meeting. The time limit for the delivery of proxies may also be waived or extended by the Chair of the Annual Meeting at his or her discretion, without notice.

Voting at the Meeting
Registered Shareholders and duly appointed proxyholders can vote at the appropriate times by completing a ballot online during the Annual Meeting. We anticipate that once voting has opened during the Annual Meeting, the resolutions and voting choices will be displayed and you will be able to vote by selecting your voting direction from the options shown on the screen. Confirmation that your vote has been received should then appear. We anticipate that while voting remains open during the Annual Meeting you will be able to change your vote by selecting another voting direction or cancel your vote by pressing the cancel button.
What do I do if I hold my Shares through an Intermediary?
If you hold your Shares through an Intermediary, you can vote by following the instructions in the voting instruction form or in accordance with any other instructions provided by that Intermediary.
Non-registered Shareholders who have not duly appointed themselves as a proxyholder will be able to listen to the Annual Meeting but will not be able to ask questions or vote at the Annual Meeting. This is because the Company and Broadridge do not have a record of the non-registered Shareholders and, as a result, have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as a proxyholder.
The Company has distributed copies of the Notice of Internet Availability to the Intermediaries for onward distribution to non-registered Shareholders. Intermediaries are required to forward the Notice of Internet Availability to non-registered Shareholders unless a non-registered Shareholder has waived the right to receive it. Typically, Intermediaries will use a service company (such as Broadridge) to forward the Notice of Internet Availability to non-registered Shareholders. The Company is a “Participating Issuer” under Broadridge’s Electronic Delivery Procedures. Non-registered Shareholders who have enrolled in Broadridge’s Electronic Delivery Procedures (at www.investordelivery.com) will have received an email notification from Broadridge that the Notice of Meeting, this Proxy Statement and a proxy card or voting instruction form are available electronically, which notification includes a hyperlink to the page on the Internet where the proxy materials can be viewed. Generally, non-registered Shareholders who have not waived the right to receive proxy materials will be given a voting instruction form which must be completed and signed by the non-registered Shareholders in accordance with the directions on the voting instruction form; voting instruction forms sent by the Company and Broadridge permit the completion of the voting instruction form by telephone or through the Internet at www.proxyvote.com.
The Company will pay for an Intermediary to deliver proxy materials to non-objecting beneficial owners of Shares (“NOBOs”) and objecting beneficial owners of Shares (“OBOs”). Any proxy materials sent to NOBOs and OBOs will be accompanied by a voting instruction form. By returning the voting instruction form in accordance with the instructions noted thereon, a NOBO or OBO is able to instruct the voting of the Shares owned by such NOBO or OBO. Voting instruction forms, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted thereon. The purpose of this procedure is to permit non-registered Shareholders to direct the voting of the Shares which they beneficially own.
If you are a non-registered Shareholder and wish to vote at the Annual Meeting, you should follow the instructions in the voting instruction form or contact your Intermediary for instructions and follow all of the applicable instructions, including the deadline, provided by your Intermediary.
Can I appoint a proxyholder not named in the proxy card or voting instruction form?
The persons named in the proxy card or voting instruction form are directors or officers of the Company designated by the Board. A registered Shareholder has the right to appoint as a proxyholder a person or company (who need not be a Shareholder) other than the persons already named by the Board in the proxy card to attend and act on such registered Shareholder’s behalf at the Annual Meeting. Such right may be exercised by inserting the name of the person or company in the blank space provided in the proxy card or by completing a later dated proxy card. The registered Shareholder’s vote will not be counted unless the proxyholder attends the Annual Meeting and votes the registered Shareholder’s Shares.
If you are a non-registered Shareholder and wish to appoint someone else as your proxyholder, including yourself, to participate in the Annual Meeting, including asking questions and voting, please follow the instructions in the voting instruction form or contact your Intermediary for instructions.
If I have appointed a proxyholder, how can they participate in and vote at the Annual Meeting?
If you are a registered Shareholder and have appointed someone other than the Board’s nominees as your proxyholder, the person you have appointed as your proxyholder must obtain a Control Number to participate in the Annual Meeting as your proxy and vote your Shares. It is the responsibility of the Shareholder to advise his or her proxyholder to contact the appropriate party to obtain a Control Number. Without a Control Number, proxyholders will not be able to participate in the Annual Meeting, including asking questions and voting.
Requests for a Control Number must be made by 11:59 p.m. (Eastern time) on June 16, 2026.
What constitutes a quorum?
The Annual Meeting will be held only if a quorum is present. A quorum will be present if the holders of 33 1/3% of the Shares outstanding as of 5:00 p.m., Eastern time, on the Record Date and entitled to vote on a matter at the Annual Meeting are represented, directly or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or voting instruction forms either marked “abstain” or “withhold,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Annual Meeting. If Shares are held by brokers who have submitted proxies but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions, those Shares will be counted as represented at the Annual Meeting for the purpose of determining whether a quorum is present at the Annual Meeting.
Can I change or revoke my vote after I return my proxy card or voting instruction form?

Yes. In addition to revocation in any manner permitted by law, a registered Shareholder as of 5:00 p.m., Eastern time, on the Record Date who has returned a proxy card may revoke it at any time before it is voted at the Annual Meeting by:
•completing and signing a proxy card bearing a later date, and delivering it to Broadridge in accordance with the instructions (including the submission deadlines) set out above;
•delivering a written statement expressly revoking such proxy, signed by the registered Shareholder or by the registered Shareholders’ attorney, who is authorized in writing, to:
◦the Corporate Secretary of the Company at 6D - 7398 Yonge St, PMB 732, Thornhill, ON L4J 8J2, at any time up to and including two business days prior to the Annual Meeting, or two business days preceding the day to which the Annual Meeting is adjourned or postponed; or
◦the Chair of the Annual Meeting prior to the start of the Annual Meeting.
If a registered Shareholder has followed the process for participating in and voting at the Annual Meeting online, voting at the Annual Meeting online will revoke all previously submitted proxies.
A non-registered Shareholder who wishes to revoke their voting instructions must complete, sign and submit a voting instruction form bearing a later date or contact their Intermediary in respect of such instructions and comply with any applicable requirements imposed by such Intermediary. An Intermediary may not be able to revoke such instructions if it receives insufficient notice of revocation.
Who will count the votes?
A representative of American Election Services, LLC will act as scrutineer at the Annual Meeting and will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual Shareholders are kept confidential.
Who pays to prepare, mail and solicit the proxies?
The Company pays all the costs of preparing, mailing and soliciting proxies in connection with this Proxy Statement. We may solicit proxies by advertisement, telephone, online or personally by directors, officers or other employees of the Company without additional compensation. Intermediaries may request and forward proxy materials to beneficial owners and seek authority to execute proxies. The Company will reimburse the Intermediaries for their expenses in forwarding the proxy materials to and seeking authority from such beneficial owners. The costs of solicitation will be borne by the Company.
How will my Shares be voted if I sign, date and return my proxy card or voting instruction form?
If you sign, date and return your proxy card or voting instruction form and indicate how you would like your Shares voted, your Shares will be voted or withheld from voting as you have instructed. If you sign, date and return your proxy card or voting instruction form but do not indicate how you would like your Shares voted, your proxy will be voted:
•“FOR” the election of each of the seven director nominees named in this Proxy Statement;
•“FOR” the advisory (non-binding) resolution approving the compensation of the NEOs as disclosed in this Proxy Statement;
•For the option of holding an advisory (non-binding) vote approving the compensation of our NEOs once every “ONE YEAR”; and
•“FOR” the appointment of D&CO to serve as the Company’s independent auditor for fiscal year 2026 and the authorization of the Board to fix D&CO’s remuneration.
How will broker non-votes be treated?
A “broker non-vote” occurs when a broker who holds its customer’s Shares in street name submits proxies for such Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any instructions from their customers. Without specific instructions, Canadian brokers are prohibited from voting their customers’ Shares.
Without specific instructions, U.S. brokers, as the holders of record, are permitted to vote their customers’ Shares on “routine” matters only, but not on other matters. Shares for which U.S. brokers have not received instructions from their customers will only be permitted to vote on the proposal to appoint D&CO to serve as the Company’s independent auditor for fiscal year 2026 and to authorize the Board to fix D&CO’s remuneration.
Shares for which U.S. brokers have not received instructions from their customers will not be permitted to vote on the following proposals:
•to elect the seven director nominees named in this Proxy Statement to the Board;
•to approve, on an advisory (non-binding) basis, the compensation of the NEOs as disclosed in this Proxy Statement; and
•to approve, on an advisory (non-binding) basis, the frequency of future “say on pay” votes.
Does the Company have cumulative voting?
Shareholders have no cumulative voting rights.
What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the proxy card or voting instruction form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, the Board is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.
How do I contact the Corporate Secretary of the Company?
In several sections of this Proxy Statement, we suggest that you should contact the Corporate Secretary of the Company to follow up on various items. You can reach our Corporate Secretary by writing to 6D - 7398 Yonge St, PMB 732, Thornhill, ON L4J 8J2, by email at corporate.secretary@thecronosgroup.com or by telephone at 1 (416) 504-0004.
Principal Holders of Voting Securities.
As of the date of this Proxy Statement, to the knowledge of the directors and executive officers of the Company, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 5% or more of the voting rights attached to any class of outstanding voting securities of the Company entitled to vote at the Annual Meeting, other than Altria Group, Inc. (“Altria”), as indirect beneficial owner of 156,573,537 Shares or approximately 41.6% of the issued and outstanding Shares as of March 31, 2026 (calculated on a non-diluted basis).
Your vote is important.
Because many Shareholders cannot participate in the Annual Meeting, it is necessary that a large number be represented by proxy in order to ensure that a quorum is present to conduct business at the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, prompt voting is appreciated. Shareholders can vote their Shares via the Internet or by telephone. Instructions for using this convenient service are provided on the proxy card or voting instruction form. Of course, you may still vote your Shares at the Annual Meeting. Shareholders who received a paper copy of a proxy card or voting instruction form may complete, sign, date and return the proxy card or voting instruction form promptly in the postage-paid envelope.
Important Notice Regarding the Availability of Proxy Materials
 for the Annual Meeting of Shareholders to Be Held on Thursday, June 18, 2026:
The Notice and Proxy Statement and Our Annual Report on Form 10-K for the Year Ended December 31, 2025
Are Available Free of Charge at:
https://ir.thecronosgroup.com/financial-information/annual-meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Board of Directors
The Company’s articles provide that the size of the Board will be set at seven directors. Each director will hold office from the date of the Annual Meeting until the close of the next annual meeting of Shareholders or until the successor of such director has been duly elected and/or appointed in accordance with the articles of the Company, the Investor Rights Agreement dated as of March 8, 2019 between the Company and Altria (the “Investor Rights Agreement”), and applicable law.
The Investor Rights Agreement provides that, for so long as Altria, Maple Acquireco (Canada) ULC, Altria Summit LLC and each of their respective controlled affiliates (the “Altria Group”) continues to beneficially own at least 40% of the issued and outstanding Shares, and the size of the Board is seven directors, the Company will nominate for election as directors to the Board four individuals designated by Altria (each, an “Altria Nominee”). In addition, for so long as Altria Group continues to beneficially own greater than 10% but less than 40% of the issued and outstanding Shares, Altria is entitled to designate a number of Altria Nominees that represents Altria Group’s proportionate share of the number of directors comprising the Board (rounded up to the next whole number) based on the percentage of the issued and outstanding Shares beneficially owned by the Altria Group at the relevant time. At least one Altria Nominee must be “independent” as defined in the Investor Rights Agreement (“Investor Rights Agreement Independent”) as long as Altria has the right to designate at least three individuals to be nominated for election as directors to the Board and the Altria Group’s beneficial ownership of the issued and outstanding Shares does not exceed 50%. The meaning of Investor Rights Agreement Independent differs from the meaning of the term “independent” as defined under applicable NASDAQ listing standards and the NASDAQ marketplace rules (the “NASDAQ Rules”) and as defined in National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”). Directors who are not Investor Rights Agreement Independent may still be independent under the applicable NASDAQ Rules and/or NI 58-101. Murray Garnick is independent under the applicable NASDAQ Rules, but he is not “independent” under NI 58-101, and, as a result, he is not Investor Rights Agreement Independent. In light of Mr. Garnick’s retirement from Altria on April 1, 2024 and his experience, qualifications, attributes, skills and past Board service, including past experience as a member of the Board from 2019 until 2023 and his current service on the Board, and a lengthy career advising numerous public companies, including companies operating in heavily regulated industries, as external and internal legal counsel, regarding an array of regulatory, compliance and corporate governance matters, the Company determined to and did waive the Investor Rights Agreement Independent requirement solely with respect to Altria’s designation of Murray Garnick as an Altria Nominee for election to the Board at the Annual Meeting. Darren Broughton, Dominik Meier, Elizabeth Seegar, and Murray Garnick are the Altria Nominees. Other than the Altria Nominees, the nominees for election as directors of the Company were selected by a majority of the Board’s independent directors within the meaning of such term under the applicable NASDAQ Rules.
Nominees for Election as Directors at the Annual Meeting
The Board has not established a formal nominating committee. Rather, the Board has determined that compliance with the NASDAQ Rules, which require that director nominees (other than the Altria Nominees) are recommended for the Board’s selection by independent directors within the meaning of such term under applicable NASDAQ Rules constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, with the independence requirements applicable to such directors to be confirmed at such time, adequately encourages an objective nomination process. Individuals with the desired experience and qualifications are selected, taking into account the needs of the Board at the time. In making its recommendations, the Board’s independent directors consider:
•the attributes and skills that the Board considers to be necessary for the Board, as a whole, to possess;
•the attributes and skills that the Board considers each existing director to possess;
•the attributes and skills each nominee will bring to the boardroom;
•whether or not each nominee can devote sufficient time and resources to his or her duties as a Board member; and
•the potential contributions of each nominee to the composition of, and the mix of skills, experiences and perspectives on, the Board, as further described below under “– Board Composition”.
The following table sets forth certain information regarding the director nominees. Additional biographical information on each of the nominees is included below under the section entitled “Directors and Executive Officers”.

Director Name	Age	Director Since	Residency	Principal Occupation
Michael Gorenstein	39	2015	Miami, FL United States	Chairman, President and Chief Executive Officer of Cronos
Jason Adler(1)(2)(3)	54	2016	Pacific Palisades, CA United States	Co-founder and Managing Member of Gotham Green Partners
Darren Broughton(1)	54	—	Midlothian, VA United States	Vice President and Associate General Counsel of Altria
Dominik Meier(1)	48	2023	Richmond, VA United States	Vice President of Marketing Operations and Activations of Altria
Elizabeth Seegar(1)	48	2023	Richmond, VA United States	Vice President and Treasurer of Altria
Murray Garnick(1)	66	2024	Manakin Sabot, VA United States	Former Executive Vice President and General Counsel of Altria
James Rudyk(1)(2)(3)	59	2018	Oakville, ON Canada	Former Chief Financial Officer of Ag Growth International Inc.

(1)	“Independent” within the meaning of such term under the applicable NASDAQ Rules.
(2)	“Independent” within the meaning of such term under NI 58-101.
(3)	Investor Rights Agreement Independent.
In considering the nominees’ individual experience, qualifications, attributes, skills and past Board participation, the Board’s independent directors have concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board’s committees.
There are no family relationships among any directors and executive officers. Each nominee has indicated a willingness to serve and has consented to being named in this Proxy Statement, and the Board has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board unless the proxy specifies the Shares are to be withheld from voting in the election of the directors. Proxies cannot, however, be voted for a greater number of persons than the number of nominees named. Shareholders have no cumulative voting rights with respect to the election of directors.
Required Vote
With regard to the election of the director nominees, you may select “For” or “Withhold”. A plurality of the votes cast for the election of directors at the Annual Meeting is necessary to elect each director nominee.
However, under the Majority Voting Policy, any nominee for director who does not receive a greater number of votes “for” his or her election as a director than votes “withheld” from voting is required to tender his or her resignation to the Board for consideration by the independent directors of the Company promptly following the Annual Meeting. The independent directors of the Company will consider the resignation and will provide a recommendation to the Board within 45 days following the Annual Meeting. The Board will consider the recommendation of the independent directors of the Company and determine whether to accept such recommendation within 90 days following the Annual Meeting. Absent exceptional circumstances, the Board will accept the resignation which will be effective upon such acceptance. A news release will be issued promptly by the Company announcing the Board’s determination, including, if applicable, the reasons for rejecting the resignation. A director who tenders his or her resignation will not participate in any meetings to consider whether the resignation shall be accepted.
A copy of the Majority Voting Policy is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding each current director, director nominee, and current executive officer of the Company.

Name	Age	Position
Michael Gorenstein	39	Chairman, President and Chief Executive Officer
Jason Adler	54	Director
James Rudyk	59	Independent Lead Director
Kamran Khan	52	Director
Dominik Meier	48	Director
Elizabeth Seegar	48	Director
Murray Garnick	66	Director
Darren Broughton	54	Director Nominee
Shannon Buggy	56	Senior Vice President, Global Head of People
Terry Doucet	36	General Counsel and Corporate Secretary
Jeff Jacobson	40	Chief Growth Officer
Anna Shlimak	40	Chief Financial Officer
Arye Weigensberg	43	Senior Vice President, Head of Research & Development
Adam Wagner	43	General Manager, Cronos Israel
A brief biography of each current director, director nominee, and current executive officer of Cronos is set forth below:
Michael Gorenstein is the Chairman, President and Chief Executive Officer (“CEO”) of Cronos. Mr. Gorenstein is also a co-founder and passive member of Gotham Green Partners. Before joining the Company, Mr. Gorenstein was the Vice President and General Counsel at Alphabet Partners, LP, a New York City-based multi-strategy investment management firm, focused on identifying mispriced assets across various industries, asset classes and geographies. Prior to Alphabet Partners, LP, he was a corporate attorney at Sullivan & Cromwell LLP where he focused on mergers and acquisitions and capital markets transactions. Mr. Gorenstein graduated from the University of Pennsylvania Law School with a Juris Doctor, the Wharton School at University of Pennsylvania with a certificate in Business Economics and Public Policy and the Kelley School of Business at Indiana University with a Bachelor of Science in Business in Finance. The combination of Mr. Gorenstein’s leadership capabilities and business and legal background, as well as his deep knowledge of the cannabis business, make him an ideal Chairman of the Board, President and CEO of Cronos.
Jason Adler is the co-founder and Managing Member of Gotham Green Partners, a private equity firm focused primarily on early-stage investing in companies in the cannabis industry. Prior to co-founding Gotham Green, Mr. Adler was the co-founder and Chief Executive Officer of Alphabet Partners, LP, a New York City-based multi-strategy investment management firm, focused on identifying mispriced assets across various industries, asset classes and geographies. Prior to Alphabet Partners, LP, Mr. Adler also founded Geronimo, LLC, a broker dealer and member of the American Stock Exchange, that made markets in equity options, and he began his career as a market maker at G&D Trading. Mr. Adler graduated with a Bachelor of Arts from the University of Rhode Island. Mr. Adler’s extensive experience in the cannabis industry as well as in assisting startup companies to grow into successful, mature companies make Mr. Adler a valuable director.
Murray Garnick formerly served as Executive Vice President and General Counsel for Altria. In this role, he led Altria’s Law department and the Corporate Secretary’s office, Regulatory Affairs and Regulatory Sciences. He held this position between 2017 and April 2024, when he retired. Mr. Garnick previously served as Deputy General Counsel for Altria Client Services Inc. (“ALCS”), a subsidiary of Altria, which provides professional services and support to Altria and its operating companies. At Altria, Mr. Garnick led the legal support for sales, marketing, regulation, and product development and intellectual property matters. He also supervised the management of tobacco, health and other litigation brought against Altria and its operating companies throughout the country. In 2008, Mr. Garnick joined ALCS as Senior Vice President, Litigation and Associate General Counsel. He brings extensive litigation experience as a result of representing Altria and its subsidiaries for more than two decades as a senior partner at the law firm of Arnold & Porter in Washington, D.C. While at the firm, Mr. Garnick represented Altria in a broad range of litigation, specializing in product liability and consumer protection litigation with an emphasis on appellate litigation. Mr. Garnick received his Bachelor of Arts from the University of Georgia and his Juris Doctor (JD) from the University of Georgia School of Law. Mr. Garnick previously served on the Board from 2019 to 2023 and was re-appointed as a director in 2024, and is an Altria Nominee.
James Rudyk formerly served as the Chief Financial Officer at Ag Growth International Inc. (“AGI”), a leading global food infrastructure company providing products, systems and solutions to the agriculture and food processing industries, where he was responsible for finance, accounting, business intelligence and information technology. He held this position from September 2020 to May 2026. Mr. Rudyk is a seasoned executive with more than 35 years of financial and operational experience, and a track record of supporting ambitious growth plans. Prior to joining AGI, Mr. Rudyk served in senior finance leadership roles, supporting significant organic and acquisition-driven growth in domestic and international markets, including as Chief Financial Officer of Sofina Foods Inc., Roots Corporation, where he helped lead the company’s transition to a Canadian public company, and Shred-It International Inc., and as Chief Financial Officer and Chief Operating Officer of Canada Cartage Systems Limited. He received his Bachelor of Arts and Master of Accounting degree from the University of Waterloo. Mr. Rudyk is also a Chartered Professional Accountant and holds an ICD.D designation from the Institute of Corporate Directors and the University of Toronto’s Rotman School of Management. Mr. Rudyk’s financial and accounting experience, together with his experience with growth companies, make him a valuable director.

Kamran Khan serves as Vice-President and Associate General Counsel with ALCS. Over the last 16 years, Mr. Khan has managed a wide portfolio of litigation, business counseling and regulatory matters supporting Altria’s family of companies. In his current role, Mr. Khan leads a team responsible for supporting Government Affairs, Corporate Citizenship and Regulatory Affairs. Previously, Mr. Khan led a team providing legal support for all aspects of the development, marketing, and sale of innovative tobacco products. Prior to joining Altria in 2007, Mr. Khan was a Partner in the National Products Liability Division of Shook, Hardy and Bacon. Mr. Khan received his J.D. from Southern Illinois University School of Law and a B.A. in History from the University of Florida. He is actively involved in various inclusion, diversity and equity issues impacting the legal community, and serves on the Board of Trustees for the Children’s Museum of Richmond. Mr. Khan was appointed as a director in 2023.
Dominik Meier serves as the Vice President of Marketing Operations and Activations for ALCS. Before assuming his current role, Mr. Meier served as Vice President of Consumer & Marketplace Insights & Innovation for ALCS and Vice President of Strategy, Consumer & Marketplace Insights for Altria Ventures Inc. Since joining the Altria family of companies in 2005, Mr. Meier has served in a variety of roles including as the General Manager and Managing Director of Nat Sherman LLC, a former super-premium cigarette and cigar business and General Manager for a joint venture, Richmark GmbH. Mr. Meier is a Swiss, Italian, and American citizen and has a Bachelor of Arts from Tufts University and a master’s degree from the University of Chicago. He is actively involved with organizations that support the environment and enable individuals with physical, intellectual and developmental disabilities. He currently serves on the board of Higher Achievement as the Vice Chair for the Finance Committee. Mr. Meier was appointed as a director in 2023, and is an Altria Nominee.
Elizabeth Seegar serves as Vice President and Treasurer for Altria. In her role, she oversees the Treasury, Investor Relations, Strategy and Planning functions, as well as Corporate Facilities and Real Estate for Altria. Previously, Ms. Seegar served as Vice President, Financial Planning & Analysis for ALCS, where she oversaw the development of financial models, financial forecasting, accounting and reporting and various analysis for Altria and its companies. Prior to that role, Ms. Seegar served as Vice President, Corporate Audit for Altria, where she had oversight of both internal audit as well as Altria’s Sarbanes-Oxley compliance program. Since 2003, Ms. Seegar has held a variety of leadership roles across Altria’s Finance Department. Ms. Seegar received her undergraduate business degree from Roanoke College with concentrations in both Finance and Accounting and is a Certified Public Accountant. She also serves on the Board at Girls on the Run Greater Richmond. Ms. Seegar was appointed as a director in 2023, and is an Altria Nominee.
Darren Broughton serves as Vice President and Associate General Counsel with ALCS, a position he has held since March 2021. In his role, Mr. Broughton provides legal counsel on a broad range of regulatory, compliance and commercial matters within one of the most highly regulated consumer product industries in the United States. His experience includes oversight of FDA engagement, marketing and sales practices, and consumer research, as well as advising on complex regulatory frameworks and corporate governance matters. Mr. Broughton’s background enables him to bring a practical, compliance-focused and strategic perspective to board deliberations, particularly in industries navigating evolving regulatory environments. Mr. Broughton received his Bachelor of Arts and his Juris Doctor (JD) from the Western New England University. Mr. Broughton is an Altria Nominee.
Shannon Buggy has served as the Senior Vice President, Global Head of People for Cronos since August 2020. Ms. Buggy is responsible for leading the Company’s human resources strategy across its global operations. From May 2025 to February 2026, Ms. Buggy also assumed responsibility for leading the Company’s Information Technology function. Prior to Cronos, Ms. Buggy was the Senior Vice President of Global Human Resources for Nielsen from February 2018 until August 2020, where she led the human resources strategy for Nielsen Media, and the Executive Director, Head of Talent Strategy and HR Business Partners for Purdue Pharma L.P. from December 2014 until November 2017. With over 30 years of experience, Ms. Buggy has a proven track record of leading and managing global human resources teams and driving excellence in talent acquisition, development, retention, employee relations, compensation, benefits, talent management and labor relations. Ms. Buggy is certified as a Senior Professional in Human Resources by the HR Certification Institute. She graduated magna cum laude with a Bachelor of Science degree in Human Resources Management from the Pace University, Lubin School of Business.
Terry Doucet has served as the General Counsel and Corporate Secretary of Cronos since April 2022. Mr. Doucet is responsible for overseeing all legal, regulatory and government affairs across the Company and leading the Company’s Sarbanes-Oxley compliance program. He has been with Cronos since 2018 and, throughout his time at Cronos, has helped to guide Cronos through significant growth, including the build-out of the Legal and Regulatory Affairs teams, the Company’s pending acquisition of CanAdelaar B.V. (“CanAdelaar”), the Cronos GrowCo Transaction (as defined below), the Altria Investment (as defined below), and various product commercialization initiatives. Mr. Doucet has been a trusted advisor for Cronos and has a proven track record of leading highly effective teams with understanding, collaboration, and creativity. Prior to joining Cronos, Mr. Doucet was a corporate lawyer at the law firm Davies Ward Phillips & Vineberg LLP in Toronto. Mr. Doucet is an Ontario-qualified lawyer, holding a Juris Doctor from the University of Toronto and a joint honours (first-class) Bachelor of Arts degree from McGill University in Montreal.
Jeff Jacobson has served as the Chief Growth Officer of Cronos since October 2022. As Chief Growth Officer, Mr. Jacobson leads the Marketing, Innovation, Operations and Sales teams in North America and globally, with the exception of Israel, as well as the Consumer Insights team for Cronos’ global business. Mr. Jacobson sets the strategy for our brands and is responsible for leading our global teams to help execute Cronos’ vision. Mr. Jacobson previously served as Cronos’ General Manager of Canada and Europe. Before joining Cronos, Mr. Jacobson founded a Toronto-based marketing agency and successfully launched and licensed several innovative software products in the mobile industry. As a co-founder of Peace Naturals Project Inc., Mr. Jacobson’s expertise and experience in licensing and compliance, new business development, project management and resource management help Cronos lead in a variety of markets.
Anna Shlimak has served as the Company’s Chief Financial Officer since March 2025. Ms. Shlimak has been with Cronos since May 2018 and prior to her appointment as Chief Financial Officer, she served as the Company’s Chief Strategy Officer from September 2024 to March 2025 where she was responsible for managing and directing the Company’s corporate strategy, investor relations, communications and information systems departments. Between May 2018 and February 2020, Ms. Shlimak was Head of Investor Relations & Communications for Cronos where she was responsible for developing relationships with investors and sell side analysts, as well as creating investor communication and reporting. In February 2020, Ms. Shlimak became the Company’s Senior Vice President, Corporate Affairs. From July 2020 to August 2024, Ms. Shlimak served as the Company’s Senior Vice President,

Head of Strategy & Corporate Affairs, where she was responsible for managing and directing the organization’s internal and external communications, government affairs, investor relations and corporate strategy. In February 2026, Ms. Shlimak assumed responsibility for leading the Company’s Information Technology function. Prior to joining the Company, Ms. Shlimak was the Head of Investor Relations at Quest Partners LLC, a research driven alternative investment firm. Ms. Shlimak was responsible for business development, investor reporting, marketing and communication initiatives for the fund. Previously, Ms. Shlimak held a range of diverse roles at the New York Stock Exchange in both the New York and London offices. She received a Master of Business Administration from Columbia Business School and holds a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.
Arye Weigensberg has served as Senior Vice President, Head of Research and Development of Cronos since August 2022. As Head of Research and Development, Mr. Weigensberg is responsible for leading Cronos’ innovation program, where he oversees product development, research and technology functions. In addition to his research and development responsibilities, Mr. Weigensberg has assumed responsibility for leading the integration planning for the pending acquisition of CanAdelaar. Before joining Cronos, Mr. Weigensberg was the CEO of Altria Israel Ltd., an Altria research and development innovation hub. Mr. Weigensberg joined Altria as part of its acquisition of Green Smoke, where he was the Director of Marketing and Brand Management. Prior to Green Smoke, Mr. Weigensberg held a variety of roles in brand management and marketing, supporting food brands such as Manischewitz, Lawry’s, Ragu, Knorr and Country Crock. Mr. Weigensberg graduated from Concordia University’s John Molson School of Business with a Bachelor of Commerce in Marketing and International Business.
Adam Wagner has served as General Manager, Cronos Israel since October 2025, where he is responsible for overseeing the business and strategy of Cronos Israel, including the day-to-day operations, providing oversight to teams across Operations, Regulatory, Quality, Sales and Marketing, and the integration of the Cronos Israel business into our broader organizational framework. Mr. Wagner also partners with our Research and Development and Growth teams to drive revenue through new, innovative products. Previously, Mr. Wagner served as Senior Vice President, Head of Cronos Israel from April 2024 to October 2025 and as Vice President, Finance of Cronos Israel from May 2020 to April 2024. Mr. Wagner is a CPA (Israel) and studied Accounting at Bar-Ilan University. Mr. Wagner also holds a Bachelor’s Degree in Science of Nutrition and his Master of Science in Genetics and Biochemistry from Tel Aviv University.

BOARD OF DIRECTORS, COMMITTEES AND GOVERNANCE
Overview
The Board considers good corporate governance practices to be an important factor in the overall success of the Company. Under NI 58-101 and National Policy 58-201 – Corporate Governance Guidelines, the Company is required to disclose information relating to its corporate governance practices, which disclosure is set out herein. With respect to the United States, the Company is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Act”) and the applicable rules adopted by the SEC pursuant to the Act, as well as the NASDAQ Rules.
The Board is responsible for the oversight of the business and affairs of the Company. The Board oversees the development of the Company’s strategic plan and the ability of the executive officers to continue to deliver on the corporate objectives. The Board Mandate is attached as Appendix A to this Proxy Statement.
The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of the executive officers through meetings of the Board and through frequent informal discussions among independent members of the Board and executive officers. In addition, the Board has unrestricted access to the Company’s external auditors, external legal counsel and to the Company’s executive officers and employees.
Meetings
The Board held ten meetings (including regularly scheduled and special meetings) in 2025. Each of our directors attended at least 90% of the meetings of the Board held during the period for which he or she served as a director. Although the Company does not have a formal policy with respect to director attendance at the annual meeting, four of our then-current directors attended the 2025 annual meeting of Shareholders. Each of the members of the Compensation Committee attended 100% of its six meetings held in 2025. The Audit Committee held five meetings in 2025, and each of the Audit Committee members attended 100% of these meetings.
Director Independence
The Board is currently comprised of seven directors: Michael Gorenstein (Chairman), Jason Adler, Murray Garnick, Kamran Khan, Dominik Meier, Elizabeth Seegar and James Rudyk. Please see the biographies of our individual directors under “Directors and Executive Officers”.
The Board has determined that two of the seven directors of the Company (or approximately 29% of the nominees), namely Messrs. Adler and Rudyk, have no material relationship with the Company, either directly or indirectly, which could, in the view of the Board, be reasonably expected to interfere with the exercise of such individual’s independent judgment, and are “independent” within the meaning of such term under the applicable NASDAQ Rules and NI 58-101. As Altria is the parent company of Maple Acquireco (Canada) ULC, the beneficial owner of approximately 41.6% of the issued and outstanding shares of the Company as of March 31, 2026 (calculated on a non-diluted basis), for the purposes of NI 58-101, the Company is considered to be “controlled” by Altria. As such, Messrs. Broughton, Garnick and Meier and Ms. Seegar are not “independent” within the meaning of such term under NI 58-101 (but are considered to be “independent” within the meaning of such term under the applicable NASDAQ Rules) as they all are, or were within the past three years, employees of Altria. Messrs. Broughton and Meier and Ms. Seegar are considered to be “independent” within the meaning of such term under applicable NASDAQ Rules, other than for Audit Committee purposes, and Mr. Garnick, who retired from Altria on April 1, 2024, is considered to be “independent” within the meaning of such term under applicable NASDAQ rules, including for Audit Committee purposes. Mr. Gorenstein is not “independent” within the meaning of such term under the applicable NASDAQ Rules and NI 58-101 as he is the Chairman of the Board, President and CEO.
While the majority of the directors of the Company are not independent within the meaning of such term under NI 58-101, only Mr. Gorenstein is a member of management, and thus the Board believes that it is able to exercise independent judgment in carrying out its responsibilities. In addition, to facilitate the exercise of independent supervision over executive officers, the Board has provided for the role of an independent lead director (the “Independent Lead Director”) as described further under “Board Leadership Structure and Qualifications” below. This role is currently held by Mr. Rudyk.
The directors who are independent within the meaning of such term under the applicable NASDAQ Rules meet in executive session, without the presence of non-independent directors and executive officers, in conjunction with each regularly scheduled meeting of the Board and at other meetings as appropriate. During 2025, five executive sessions of the independent directors were held. These executive sessions are led by the Independent Lead Director. The Board encourages its independent directors to meet formally or informally without any non-independent directors, including executive officers, being present on an as-needed basis. In addition, the small size of the Board helps to create an atmosphere conducive to candid and open discussion among all directors.
Board Leadership Structure and Qualifications
Each director must have an understanding of the Company’s principal operational and financial objectives, plans and strategies, and financial position and performance. Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors must advise the Chairman of the Board in advance of accepting an invitation to serve on the board of another public corporation.
Currently, Michael Gorenstein serves as our Chairman, President and CEO, and James Rudyk serves as the Independent Lead Director of our Board. The primary focus of the Independent Lead Director is to provide leadership to ensure that the Board functions independently of the executive officers of the Company and non-independent directors and to foster the effectiveness of the Board. The Independent Lead Director acts as a liaison between the independent directors and the Chairman and:
•chairs all Board meetings when the Chairman is not in attendance;
•seeks to stimulate debate;

•seeks to provide adequate time for discussion of issues, facilitate consensus, encourage full participation and discussion by individual directors and confirm that decision-making is reached and accurately recorded;
•works with the Chairman to ensure that the appropriate committee structure is in place and makes recommendations for appointment to such committees; and
•together with the Chairman, ensures that the responsibilities of the Board are effectively carried out in compliance with the Board’s mandate and that the functions of the Board delegated to the committees of the Board are effectively carried out and reported to the Board.
The Board believes this leadership structure is appropriate for the Company because the CEO, as a Company executive, is in the best position to fulfill the Chairman’s responsibilities, including those related to identifying emerging issues facing the Company, and communicating essential information to the Board about the Company’s performance and strategies.
Position Descriptions
The Board has written position descriptions for the Chairman of the Board, Independent Lead Director, chairs of the Board committees and the CEO. The Board Mandate and the charters for the committees set out in writing the responsibilities of the Board and the committees for supervising executive officers of the Company.
Orientation and Continuing Education
All new directors are provided with an initial orientation regarding the nature and operation of the Company’s business and its strategy and as to the role of the Board and its committees, as well as the legal obligations of a director of the Company. Directors are periodically updated on these matters.
To orient new directors as to the nature and operation of the Company’s business, they are given an opportunity to meet with executive officers to discuss the Company’s business and activities. In addition, new directors receive copies of Board materials, corporate policies and procedures, and other information regarding the business and operations of the Company.
Board members are expected to keep themselves current with industry trends and developments and are encouraged to communicate with executive officers and, where applicable, auditors and advisors of the Company. Board members have access to the Company’s external and in-house legal counsel in the event of any questions or matters relating to their corporate and director responsibilities and to keep themselves current with changes in legislation. Board members have full access to the Company’s records. In addition, external counsel and other external advisors of the Company are regularly invited to present to the Board at Board meetings on topics and trends facing public companies and private companies in the cannabis industry.
The orientation and continuing education process are reviewed as needed by the Board and revised as necessary.
Board Oversight of Risk Management
The role of our Board in our risk oversight is consistent with our leadership structure, with our President and CEO and other executive officers having day-to-day responsibility for assessing and managing our risk exposure and control processes, and our Board and its committees providing oversight of risk management and control processes.
The Company’s executive officers are responsible for reporting to the Board on the principal risks associated with the Company’s business and operations, implementing appropriate systems to manage these risks and reporting to the Board on the operation of, and any material deficiencies in, these systems. Such reports are provided by executive officers to the Board periodically.
The Audit Committee is responsible for monitoring procedures relating to financial reporting risk management, reviewing the adequacy of the Company’s internal control over financial reporting and overseeing the Company’s program for assessing, monitoring and mitigating cybersecurity risks. The Compensation Committee has primary responsibility for the Company’s compensation policies, plans and practices regarding both executive compensation and the compensation structure generally and in particular, reviews the Company’s incentive compensation arrangements to ensure these programs do not encourage inappropriate or unintended risk-taking by the Company’s employees.
Committees of Our Board of Directors
The standing committees of our Board consist of the Audit Committee and the Compensation Committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its standing committees:

Director Name	Audit Committee	Compensation Committee
Michael Gorenstein
Jason Adler(1)(2)	Member	Chair
Murray Garnick(1)	Member
Kamran Khan(1)
Dominik Meier(1)
Elizabeth Seegar(1)		Member
James Rudyk(1)(2)	Chair	Member

(1)	“Independent” within the meaning of such term under the applicable NASDAQ Rules.
(2)	“Independent” within the meaning of such term under NI 58-101.

Our Board has adopted a charter for each of the two standing committees that addresses the composition and function of each committee. Copies of such materials are available on our website at https://ir.thecronosgroup.com/governance/documents-charters.
The Investor Rights Agreement also provides that, subject to certain exceptions, for so long as Altria is entitled to designate one or more Altria Nominees, Altria may appoint to each committee established by the Board such number of Altria Nominees that represents Altria’s proportionate share of the number of directors comprising the applicable Board committee (rounded up to the next whole number) based on the percentage of our issued and outstanding Shares beneficially owned by the Altria Group at the relevant time.
Audit Committee
The Company has a separately designated standing Audit Committee established in accordance with the NASDAQ Rules. The Audit Committee is currently comprised of three directors of the Company: James Rudyk (Chair), Jason Adler and Murray Garnick, all of whom are considered to be “independent” within the meaning of such term under applicable NASDAQ Rules.
The Board has determined that James Rudyk, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” for purposes of the SEC’s rules. The SEC has indicated that the designation of Mr. Rudyk as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liabilities on him that are greater than those imposed on other members of the Audit Committee and the Board who do not carry this designation or affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.
The members of the Audit Committee are appointed by the Board, and each member of the Audit Committee serves at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.
The responsibilities and operation of the Audit Committee are set out in the Audit Committee Charter, a copy of which is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Compensation Committee
The Compensation Committee is currently comprised of three directors of the Company: Jason Adler (Chair), James Rudyk, and Elizabeth Seegar. Messrs. Adler and Rudyk are considered to be “independent” within the meaning of such term under applicable NASDAQ Rules and NI 58-101. Ms. Seegar is not considered to be “independent” within the meaning of such term under NI 58-101 but is considered to be “independent” within the meaning of such term under applicable NASDAQ Rules. In order to ensure that the compensation process remains objective:
•the Board is required to review and evaluate all recommendations and decisions put forward by the Compensation Committee regarding the design of the Company’s compensation plans, including any equity-based compensation and executive compensation; and
•both the Board and the Compensation Committee hold meetings at which non-independent (within the meaning of such term under applicable NASDAQ Rules) directors of the Company are not present.
The Compensation Committee is responsible for approval of, or making recommendations to the Board with respect to, the compensation of the executive officers of the Company and making recommendations to the Board with respect to the compensation of the directors of the Company.
The responsibilities and operation of the Compensation Committee are set out in the Compensation Committee Charter, a copy of which is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been one of our officers or employees, and none have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the board, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Nomination of Directors
The Board has not established a formal nominating committee. Rather, a majority of the Board’s independent directors recommends director nominees for the Board’s selection in a vote in which only independent directors participate, with the independence requirements applicable to such directors confirmed at such time. The Board adopted a resolution to adopt this director nominee selection process upon determining that compliance with the NASDAQ Rules, which require that director nominees (other than the Altria Nominees) are recommended for the Board’s selection by independent directors within the meaning of such term under applicable NASDAQ Rules constituting a majority of the Board’s independent directors in a vote in which only independent directors participate, with the independence requirements applicable to such directors to be confirmed at such time, adequately encourages an objective nomination process.
Individuals are selected with the desired background and qualifications, taking into account the needs of the Board at the time. In making recommendations, the Board’s independent directors consider:
•the competencies and skills that the Board considers to be necessary for the Board, as a whole, to possess;
•the competencies and skills that the Board considers each existing director to possess;
•the competencies and skills each nominee will bring to the boardroom;
•whether or not each nominee can devote sufficient time and resources to his or her duties as a Board member; and
•the potential contributions of each nominee to the composition of, and the mix of skills, experiences and perspectives on, the Board, as further described below under “– Board Composition”.

See “Proposal No. 1–Election of Directors” above for a discussion of Altria’s right to designate director nominees under the Investor Rights Agreement. The Board’s independent directors will consider director candidates recommended by Shareholders, and the Company’s articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a Shareholder, as further described below.
Shareholder Recommendations for Director Nominations
The Company’s articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of the Company by a Shareholder (who must also meet certain qualifications outlined in the articles) (the “Nominating Shareholder”) at any annual meeting of Shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the “Advance Notice Requirements”). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Company’s articles which are available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the Corporate Secretary of the Company at the principal executive offices of the Company. To be timely, a Nominating Shareholder’s notice to the Corporate Secretary must be made: (i) in the case of an annual meeting of Shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made. The Company’s articles also prescribe the proper written form for a Nominating Shareholder’s notice.
The chairperson of the meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the articles and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.
Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Requirements.
Board Composition
The Board has adopted a written policy concerning diversity on the Board and with respect to executive officers (the “Diversity Policy”). The Company believes that maintaining a work environment that supports a wide range of experiences and perspectives allows the Company to benefit from all available talent and enhances, among other things, its organizational strength, problem-solving ability and opportunity for innovation. The Diversity Policy states, among other things, that, subject to applicable law, the Board should consider diversity criteria including, but not limited to, any characteristic that can be used to differentiate groups and people from one another, when determining the composition of the Board. Further, subject to applicable law, it is an objective of the Company that diversity be considered when determining the composition of the Board and hiring executive officers and in connection with succession planning.
There is currently one woman on the Board (or 14% of the directors of the Company) and two women in executive officer positions (or 29% of the executive officers of the Company). There is currently one racially/ethnically diverse person on the Board (or 14% of the directors of the Company).
The Company has not adopted numerical targets regarding the representation of women or racially/ethnically diverse persons on the Board or in executive officer positions. While diversity is considered in the overall recruitment and nomination process, the Company considers candidates based on the balance of eligibility criteria, including appropriate competencies, personal qualities and experience and does not feel that numerical targets necessarily result in the identification or selection of the most qualified individuals to advance the Company’s objectives. However, subject to applicable law, the Company monitors the level of representation of women and racially/ethnically diverse persons on the Board and in senior management positions.
The Cronos Promise
We aspire to be a leading cannabis company with brands that connect to consumers, with a winning culture, and industry-leading innovation.
Our mission is to build brands and create products that enhance experiences. Our vision is to take experiences to new highs.
Our values are at the heart of Cronos. They are the principles that steer our actions and define our character. They represent who we are, how we operate, and the reputation we aspire to build and maintain within the industry among all our stakeholders who help shape it. As we strive to improve people’s lives and generate long-term value for our shareholders, we are guided by the following values:
•Community: We believe in building and supporting a fair and equitable industry.
•Fun: We believe in creating consumers’ favorite products through innovation and imagination.
•Responsibility: We believe our products are for adults of legal age of consumption in the relevant jurisdiction.
•Quality: We believe in elevating industry practices to provide quality products focused on reliability and transparency.
The Company is committed to building disruptive intellectual property by advancing cannabis research, technology and product development and is building an iconic brand portfolio. Our employees are critical to achieving this mission. To compete and succeed in our highly competitive and rapidly evolving industry, it is crucial that we continue to attract, develop, motivate and retain skilled, talented and passionate employees. We seek to build a winning team and to foster a community where everyone feels included and empowered to do their best work.
Compensation and Benefits
Our compensation program is designed to attract, motivate and reward talented individuals who possess the skills necessary to support our business objectives, assist in achieving our strategic goals and create long-term value for our shareholders. We believe we offer competitive compensation and benefits in each of our locations, including long-term equity awards to eligible employees under our equity incentive plans to reward and retain talented individuals and align employee and shareholder interests.
Health and Well-being
The health and well-being of our employees are paramount to the Company. We provide our employees and their families with access to a variety of health and welfare programs, including benefits that support their physical and mental health by providing tools and resources to help them improve or maintain their personal health.
Safety Standards
We have standard operating procedures in place to ensure high standards of workplace safety are met for the safety of our employees. In our Canadian production facilities, Workplace Hazardous Materials Information System and safety training for all staff is conducted annually. New hires receive training on our site protocols, as well as department-specific health and safety and security training.
Employee Engagement, Learning and Development
We are committed to developing our talent and building an agile and resilient organization with the skill sets to effectively adapt to changing business needs to best position the Company for success. We seek to foster a culture of employee learning, innovation and a drive to succeed through a talent development strategy that adapts to changing business needs. Management is an active enabler of our people strategy as we seek to recruit, retain and engage top talent that will maximize our business performance.
Inclusion, Belonging and Ethical Business Practices
At Cronos, we believe it is important to foster an inclusive team. We believe that maintaining a work environment that supports a wide range of experiences and perspectives allows the Company to benefit from all available talent and enhances, among other things, our organizational strength, problem-solving ability and opportunity for innovation.
We seek to ensure this inclusivity is achieved through our anti-harassment and annual Code of Business Conduct and Ethics training and support for our employees. We maintain a whistleblower policy and anonymous hotline for the confidential reporting of any suspected policy violations and provide training and education to our global workforce with respect to our Code of Business Conduct and Ethics and related policies.
Caring for our Community
The Company is committed to responsibly leading the emerging global cannabinoid industry by focusing on product quality, transparent practices, and limiting access to only adult consumers. In each region where we conduct research, we adhere to local laboratory testing requirements.
Our experience in Canada has prepared us to operate in strictly regulated environments to provide quality products to consumers and medical patients.
We demonstrate our commitment to responsible marketing by minimizing reach and appeal to those below the legal age of consumption, including through our packaging and our advertising practices.
Marketing Code
At Cronos we recognize there is a clear need for standards. That is why we proactively created our own Marketing Code. The principles in our Marketing Code apply to all marketing activities of all Cronos brands globally and are communicated to all business partners in any work they do on the Company’s behalf. The Marketing Code represents the Company’s commitment to responsible marketing practices, emphasizing responsible cannabis use, accurate and substantiated claims, and a focus on adult audiences.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code”), a written code of business conduct and ethics for the Company’s directors, officers and employees. The Code sets out the Board’s expectations for the conduct of such persons in their dealings on behalf of the Company.
The Board has delegated responsibility for monitoring compliance with the Code and for investigating and enforcing matters related to the Code to the Company’s executive officers, who will report breaches of the Code to the Company’s Legal Department, for matters regarding accounting, internal accounting controls and other auditing matters to the Audit Committee, or for matters involving the CEO or any other senior executive or financial officer of the Company to any member of the Board. The Company’s Legal Department or Audit Committee, as applicable, will promptly address all allegations of non-compliance with the Code and recommend corrective actions to local or head office management, as appropriate. The Company’s General Counsel and Corporate Secretary is responsible for investigating allegations relating to the most serious violations of the Code. Any waivers of the Code can only be granted by the Company’s General Counsel and Corporate Secretary or the CEO and any such waivers are reported to the Audit Committee. Waivers of the Code for executive officers may only be granted by the Board or a Committee of the Board and will be disclosed to Shareholders as required under applicable law. The Company’s General Counsel and Corporate Secretary reports regularly to the Board and the Audit Committee regarding serious suspected and confirmed Code violations.

Directors and executive officers are required by the Code to promptly disclose any potential conflict of interest that may arise. If a director or executive officer has a material interest in an agreement or transaction, he or she is required to declare the interest in writing or request to have such interest entered in the minutes of meetings of directors and, where required by applicable law, abstain from voting with respect to the agreement or transaction. The Code requires the prior approval of the other members of the Board prior to any director accepting an appointment as a director or officer of a competitor or competing business or becoming otherwise professionally engaged with a competitor or competing business. If we make any amendments to the Code or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website within four days of such amendment or waiver.
A copy of the Code is available on the Company’s website at https://ir.thecronosgroup.com/governance/documents-charters.
Conflicts of Interest Policy
The Board has adopted a Conflicts of Interest Policy (the “Conflicts Policy”) that applies to the Company’s directors, officers and employees. The Conflicts Policy also applies to employees of affiliates and/or joint ventures controlled by or under common control of the Company (other than the Altria Group). The Conflicts Policy establishes the ethical standards and accountability expected of such persons in situations where there may be a conflict of interest. The Conflicts Policy is in addition to any requirements imposed by the Code, the Related Party Transactions Policy (described under “Related Party Transactions” below) and the requirements of the Investor Rights Agreement, which, among other things, requires the prior approval of an Independent Committee (as such term is defined in the Investor Rights Agreement) for any transaction between any member of Altria Group and the Company or any of its subsidiaries, subject to certain exceptions.
The Conflicts Policy sets out the Company’s commitment to avoiding actual or perceived conflicts of interest and the obligation of the Company’s directors, officers and employees to disclose such situations. In addition to the requirements of the Conflicts Policy, officers, directors and director nominees are required to complete an annual questionnaire (the “Director Questionnaire”) with respect to any material interests or relationships that are, or could be perceived to be, an actual or potential conflict of interest with their obligation to act in the best interests of the Company, including details of the extent and nature of the actual, potential or perceived conflict of interest. Directors and director nominees are also required to disclose any new actual, potential or perceived conflicts of interest if they become aware of them following the completion of the Director Questionnaire.
Insider Trading Policy; Anti-Hedging; and Anti-Pledging
In addition to the Code, the Company has an insider trading policy (the “Insider Trading Policy”) relating to the trading in securities of the Company by directors, officers and employees of the Company and its subsidiaries, and certain persons related to any such persons that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable stock exchange listing standards.
Among other things, the following transactions by directors and employees of the Company are prohibited by the Insider Trading Policy:
•speculating in securities of the Company;
•pledging securities of the Company as collateral for a loan;
•buying the Company’s securities on margin;
•short sales of the Company’s securities;
•transactions in puts or calls relating to the Company’s securities; and
•purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of securities of the Company held, directly or indirectly by directors or employees, including equity securities granted as compensation.
A copy of the Insider Trading Policy was incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
Related Party Transactions and Related Party Transaction Policy
We or one of our subsidiaries may occasionally enter into transactions with certain “related persons”. Related persons include our executive officers, directors, nominees for director, 5% or more beneficial owners of our Shares, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related party transactions”.
Our Board has adopted a written policy governing the review, approval and ratification of transactions between us and related parties (the “Related Party Transactions Policy”). Our Related Party Transactions Policy is designed to assist with the proper identification, review and disclosure of related party transactions. Under the Related Party Transactions Policy, the following types of transactions must be approved or ratified by a committee of the Board comprised of at least three independent directors (determined in accordance with applicable NASDAQ Rules and subject, in certain circumstances, to additional limitations) (the “Independent Committee”):
•any transaction that exceeds $120,000 in which a related party has or will have a direct or indirect material interest;
•any transaction that would require shareholder approval, a formal valuation or disclosure under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;
•any transaction pursuant to which a director or officer has a disclosable interest pursuant to Section 147 of the BCBCA or under any similar provision of any other corporate statute applicable to the Company;

•any material amendment, modification, extension or termination of the Investor Rights Agreement;
•any transaction that requires Toronto Stock Exchange (“TSX”) approval under Part V of the TSX Company Manual; and
•any other transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.
In determining whether or not to approve a related party transaction, the Independent Committee will take into account, among other relevant factors:
•the terms of the transaction including the related party’s interest and the purpose and timing of the transaction;
•whether the Company has demonstrable business reasons to enter into the transaction;
•whether the transaction would impair the independence of a director; and
•any potential reputational or other risk issues.
Certain transactions, including employment relationships, ordinary course sales of products, entering into any of the Commercial Arrangements (as defined below under “Altria Strategic Investment – Commercial Arrangements”) and certain other ordinary course non-preferential transactions, are considered preapproved transactions, and thus do not require specific approval under the Related Party Transactions Policy. The Related Party Transactions Policy is in addition to any requirements imposed by the Code, the Conflicts Policy and the requirements of the Investor Rights Agreement, which, among other things, requires the prior approval of an “Independent Committee” (as such term is defined in the Investor Rights Agreement) for any transaction between any member of Altria Group and the Company or any of its subsidiaries, subject to certain exceptions.
Since 2022, we have received services from a vendor whose chief executive officer is an immediate family member of Mr. Jacobson, our Chief Growth Officer. In November 2023, the Company negotiated a direct contract with such related-party vendor. During 2025, the Company purchased approximately $1,462,000 of products and services directly from such related-party vendor and had approximately $208,000 in outstanding accounts payable to such vendor as of December 31, 2025.
These transactions were approved by the Audit Committee in accordance with the Related Party Transactions Policy.
Relationship with Altria
See “Security Ownership of Certain Beneficial Owners, Directors and Management – Altria Strategic Investment” below for a discussion of the Company’s relationship with Altria.
Share Ownership Guidelines
The Company’s share ownership guidelines establish levels of ownership of Shares at five times the CEO’s salary and two times the salary for other executive officers, which includes each of the named executive officers. Shares held for purposes of the guidelines may include Shares owned outright by the executive officer or his or her spouse and unvested time-based Restricted Share Units. An executive officer has five years from his or her appointment as an executive officer to achieve the level of Share ownership applicable to such executive officer.
Board and Committee Assessment
The Board is responsible for assessing annually the effectiveness of the Board as a whole, the Board committees and the contribution of individual directors. Assessments of the Board and its committees will consider the Board mandate and the relevant committee charter, as the case may be. Assessments of individual directors will consider the position description and skills and competencies applicable to that individual. The full Board will discuss the collective assessment to determine what, if any, actions should be taken to improve effectiveness.
Director Term Limits
The Board has not adopted a term limit for directors. In light of the tenures of the nominees for election to the Board at the Annual Meeting and the nature of the industry in which the Company operates, the Board does not believe that adopting a term limit for directors is necessary or appropriate at this time.
Cease Trade Orders, Bankruptcies, Penalties or Sanctions
To the knowledge of the Company, none of the directors or director nominees is, as at the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days:
•that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or
•that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer, except that (i) each of Messrs. Adler, Garnick, Gorenstein, and Rudyk was a director of the Company and, in the case of Mr. Gorenstein, Executive Chairman of the Company, when the Company was subject to a management cease trade order issued by the Ontario Securities Commission on November 16, 2021 in connection with the Company’s failure to timely file, as required by Ontario securities law, its interim financial statements for the period ended September 30, 2021, together with its related management’s discussion and analysis and certifications; the management cease trade order was revoked on February 23, 2022; and (ii) Mr. Rudyk, as former Chief Financial Officer of AGI, was subject to a management cease trade order issued by the Manitoba Securities

Commission on November 14, 2025 in connection with AGI’s delay in filing its interim financial statements for the three and nine months ended September 30, 2025, together with the related management’s discussion and analysis and certifications, which order was revoked January 9, 2026.
To the knowledge of the Company, none of the directors or director nominees, is, as at the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director or executive officer of any company that, while the person was acting in that capacity, or within two years of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets. To the knowledge of the Company, none of the director nominees has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or has become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such person.
To the knowledge of the Company, none of the directors or director nominees, has been subject to (i) any penalties or sanction imposed by a court relating to securities legislation or by a securities regulatory authority or entered into a settlement agreement with a securities regulatory authority, or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a director nominee.
Shareholder Communications with the Board of Directors
Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Corporate Secretary of the Company by email at corporate.secretary@thecronosgroup.com. The non-management directors have established procedures for the handling of communications from Shareholders and other interested parties and have directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its committees are forwarded to the Independent Lead Director.
Communications that relate to matters that are within the responsibility of one of the committees are also to be forwarded to the Chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are sent to the appropriate Company personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT
The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Shares as of March 31, 2026 for (i) all persons known by us to own beneficially more than 5% of our outstanding Shares, (ii) each of our NEOs named in the Summary Compensation Table included under “Executive Compensation” herein, (iii) each of our current directors and director nominees, and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Shares beneficially owned by them, subject to applicable community property laws.
We have based our calculation of the percentage of beneficial ownership on 376,258,707 Shares outstanding as of March 31, 2026. We have deemed Shares subject to options (“Stock Options”) that may be exercised within 60 days of March 31, 2026 and restricted share units (“Restricted Share Units”) that vest within 60 days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the Stock Option or Restricted Share Unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise indicated, the address for each Shareholder listed below is c/o Cronos Group Inc., 4491 Concession Road 12, Stayner, Ontario, L0M 1S0.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Altria Group, Inc.(2)	156,573,537	41.6%

Michael Gorenstein(3)	13,213,017	3.5%
Jason Adler(4)	14,401,796	3.8%
Kamran Khan	—	—%
Dominik Meier	—	—%
Elizabeth Seegar	—	—%
Darren Broughton	—	—%
Murray Garnick	—	—%
James Rudyk	36,237	*
James Holm(5)	203,387	*
Anna Shlimak	358,595	*
Jeffrey Jacobson	625,918	*
Shannon Buggy	187,501	*
Adam Wagner	103,985	*

All directors and executive officers as a group (13 persons)	29,254,390	7.8%

*	Less than 1%.
(1)
Amount of Shares shown includes (i) Shares subject to options which may be exercised within 60 days as follows: Jacobson – 141,237 Shares, and all directors and executive officers as a group – 141,237 Shares; and (ii) Restricted Share Units that vest within 60 days as follows: Buggy – 20,622 Shares, Wagner – 30,835 Shares, all directors and executive officers as a group – 65,171 Shares.

(2)
The amount reported represents 156,573,537 Shares directly held by Maple Acquireco (Canada) ULC and beneficially owned by Altria, with respect to which Altria, Altria Summit LLC, Maple Holdco (Bermuda) Ltd, and Maple Acquireco (Canada) ULC have shared dispositive power and voting power.

(3)
Excludes 503,478 Shares beneficially owned by Gotham Green Fund 1, L.P., 2,014,228 Shares beneficially owned by Gotham Green GP 1, LLC, 601,016 Shares beneficially owned by Gotham Green Fund III, L.P., 1,402,304 Shares beneficially owned by Gotham Green Fund III(Q), L.P., as Michael Gorenstein is a non-managing member of Gotham Green Partners and therefore does not have beneficial ownership of such Shares.

(4)
The amount reported represents 503,478 Shares beneficially owned by Gotham Green Fund 1, L.P., 2,014,228 Shares beneficially owned by Gotham Green GP 1, LLC, 601,016 Shares beneficially owned by Gotham Green Fund III, L.P., 1,402,304 Shares beneficially owned by Gotham Green Fund III(Q), L.P. and 9,880,770 Shares beneficially owned by Jason Adler (which includes Shares held by the Rachel Adler 2020 Gift Trust, of which he is the trustee). Gotham Green GP 1, LLC is the general partner of Gotham Green Fund 1, L.P. and Gotham Green Fund 1(Q), L.P., and Mr. Adler is the Managing Member of Gotham Green GP 1, LLC. Gotham Green GP III, LLC is the general partner of Gotham Green Fund III, L.P. and Gotham Green Fund III(Q), L.P., and Mr. Adler is the Managing Member of Gotham Green GP III, LLC. While Mr. Adler may be deemed to have beneficial ownership and shared dispositive and voting power with respect to the Shares beneficially owned by Gotham Green Fund 1, L.P., Gotham Green GP 1, LLC, Gotham Green GP III, LLC, Gotham Green Fund III, L.P. and Gotham Green Fund III(Q), L.P., Mr. Adler disclaims that he is the beneficial owner of such Shares.

(5)	Ownership based solely on Form 4 filed by Mr. Holm on March 18, 2025, which is the most recent public filing disclosing Mr. Holm’s ownership of equity securities of the Company.

Equity Compensation Plan Information
The following table sets forth information regarding our equity compensation plans as of December 31, 2025 and does not reflect grants made in 2026 for 2025 performance:

Plan Category	(a) Number of Shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Equity compensation plans approved by Shareholders(1)	529,467	4.51	11,421,889
Total	529,467	4.51	11,421,889

(1)	Consists of the 2020 Omnibus Equity Incentive Plan (the “2020 Omnibus Plan”) and the 2018 Stock Option Plan (the “2018 Option Plan”). See note 10 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 regarding share-based payments.
Altria Strategic Investment
As of March 31, 2026, the Altria Group beneficially held 156,573,537 Shares and had the right to acquire additional Shares under its pre-emptive and top-up rights as discussed below.
Investor Rights Agreement
On March 8, 2019, in connection with the closing of Altria Group’s investment in us (the “Altria Investment”), we entered into the Investor Rights Agreement with Altria pursuant to which Altria received certain governance rights which are summarized below.
Board Representation
See “Proposal No. 1–Election of Directors” above for a discussion of Altria’s right to designate director nominees under the Investor Rights Agreement and the Company’s decision to waive the Investor Rights Agreement Independent requirement as to Mr. Garnick.
The Investor Rights Agreement also provides that, subject to certain exceptions, for so long as Altria is entitled to designate one or more Altria Nominees, we agree to appoint to each committee established by the Board such number of Altria Nominees that represents Altria’s proportionate share of the number of directors comprising the Board (rounded up to the next whole number) based on the percentage of our issued and outstanding Shares beneficially owned by the Altria Group at the relevant time.
Approval Rights
The Investor Rights Agreement also grants Altria, until the Altria Group beneficially owns less than 10% of our issued and outstanding Shares, approval rights over certain transactions that may be undertaken by us. We have agreed that we will not (and will use our commercially reasonable efforts to cause our affiliates not to), without the prior written consent of Altria:
•consolidate or merge into or with another person or enter into any similar business combination;
•acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations with an aggregate value of more than C$100,000,000, in a single transaction or a series of related transactions;
•sell, transfer, caused to be transferred, exclusively license, lease, pledge or otherwise dispose of any of our or any of our significant subsidiaries’ assets, business or operations in the aggregate with a value of more than C$60,000,000;
•except as required by applicable law, make any changes to our policy with respect to the declaration and payment of any dividends on our Shares;
•subject to certain exceptions, enter into any contract or other agreement, arrangement, or understanding with respect to, or consummate, any transaction or series of related transactions between us or any of our subsidiaries, on the one hand, and any related parties, on the other hand, involving consideration or any other transfer of value required to be disclosed pursuant to Item 404 of Regulation S-K; or
•engage in the production, cultivation, advertisement, marketing, promotion, sale or distribution of cannabis or any Related Products and Services (as those terms are defined in the Investor Rights Agreement) in any jurisdiction, including the U.S., where such activity is prohibited by applicable law as of the date of the Investor Rights Agreement (subject to certain limitations).
Pre-Emptive Rights and Top-Up Rights
Pursuant to the terms of the Investor Rights Agreement, Altria, provided the Altria Group continues to beneficially own at least 20% of our issued and outstanding Shares, will have a right to purchase, directly or indirectly by another member of the Altria Group, upon the occurrence of certain issuances of Shares by us (each, a “Triggering Event”) and subject to obtaining the necessary approvals, up to such number of Shares issuable in connection with the Triggering Event which will, when added to the Shares beneficially owned by the Altria Group immediately prior to the Triggering Event, result in the Altria Group beneficially owning the same percentage of our issued and outstanding Shares that the Altria Group beneficially owned immediately prior to the Triggering Event (in each case, calculated on a non-diluted basis). The price per Share to be paid by Altria pursuant to the exercise of these pre-emptive rights will be, subject to certain limited exceptions, the same price per Share at which the Shares are sold in the relevant Triggering Event; provided that if the consideration paid in connection with any such issuance is non-cash, the price per Share that would have been received had such Shares been issued for cash consideration will be determined by an independent committee (acting reasonably and in good faith).
In addition to (and without duplication of) the aforementioned pre-emptive rights, the Investor Rights Agreement provides Altria with top-up rights, exercisable on a quarterly basis, whereby, subject to obtaining the necessary approvals and for so long as the Altria Group beneficially owns at least 20% of our issued and outstanding Shares, Altria (or another member of the Altria Group to which it has assigned such right) shall have the right to subscribe for such number of Shares in connection with any Top-Up Securities (as defined herein) that we may, from time to time, issue after the date of the Investor Rights Agreement, as will, when added to the Shares beneficially owned by the Altria Group prior to such issuance, result in the Altria Group beneficially owning the same percentage of our issued and outstanding Shares that the Altria Group beneficially owned immediately prior to such issuance. “Top-Up Securities” means any of our Shares issued:
•on the exercise, conversion or exchange of our convertible securities issued prior to the date of the Investor Rights Agreement or on the exercise, conversion or exchange of our convertible securities issued after the date of the Investor Rights Agreement in compliance with the terms of the Investor Rights Agreement, in each case, excluding any of our convertible securities owned by any member of the Altria Group;
•pursuant to any share incentive plan of the Company;
•on the exercise of any right granted by us pro rata to all Shareholders to purchase additional Shares and/or other securities of the Company (other than a right issued in a rights offering in which Altria had the right to participate);
•in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with our lenders, in each case, with an equity component; or
•in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures undertaken and completed by us, in each case, other than Shares issued pursuant to Altria’s pre-emptive right.
The price per Share to be paid by Altria pursuant to the exercise of its top-up rights will be, subject to certain limited exceptions, the volume-weighted average price of our Shares on the TSX for the ten full trading days preceding such exercise by Altria (or another member of the Altria Group to which it has assigned such right); provided that the price per Share to be paid by Altria pursuant to the exercise of its top-up rights in connection with the issuance of Shares pursuant to the exercise of options or warrants that were outstanding on the date of closing of the Altria Investment will be C$16.25 per Share without any setoff, counterclaim, deduction or withholding.
Standstill Covenant
The former restrictions on Altria’s ability to acquire Shares in the open market under the Investor Rights Agreement have terminated.
Registration Rights
The Investor Rights Agreement provides the Altria Group with the right, subject to certain limitations and to the extent permitted by applicable law, to require us to use reasonable commercial efforts to file a prospectus under applicable securities laws and/or a registration statement, qualifying our Shares held by the Altria Group for distribution in Canada and/or the U.S. In addition, the Investor Rights Agreement provides the Altria Group with the right to require us to include our Shares held by the Altria Group in any proposed distribution of Shares in Canada and/or the U.S. by us for our own account.
Commercial Arrangements
In connection with the Altria Investment, we and Altria and/or one or more other members of the Altria Group have entered into certain commercial support arrangements (the “Commercial Arrangements”), pursuant to which Altria may provide us with strategic advisory and consulting services on matters which may include research and development, marketing, advertising and brand management, government relations and regulatory affairs, finance, tax planning, logistics and other corporate administrative matters. The services under the Commercial Arrangements are provided on customary terms and for a services fee payable by us that is equal to Altria’s reasonably allocated costs plus 5%. During fiscal year 2025, Altria did not provide any services under the Commercial Arrangements.

COMPENSATION DISCUSSION AND ANALYSIS
Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program and decisions made in 2025 for our NEOs. For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosure included in this Proxy Statement.
For 2025, the Company’s NEOs included our Chairman, President and CEO, our Chief Financial Officer (“CFO”), our former CFO, and our next three most highly compensated executive officers. The following individuals are the NEOs for the year ended December 31, 2025:

Name	Position
Michael Gorenstein	Chairman, President and CEO
Anna Shlimak	CFO(1)
James Holm	Former CFO(2)
Jeffrey Jacobson	Chief Growth Officer
Shannon Buggy	Senior Vice President, Global Head of People
Adam Wagner	General Manager, Cronos Israel

(1)	Ms. Shlimak served as the Company’s Chief Strategy Officer from September 2024 to March 2025 and was appointed as CFO effective March 19, 2025.
(2)	Mr. Holm ceased serving as CFO effective March 19, 2025 and continued to be employed by the Company until April 18, 2025.
Executive Summary
Overview of Executive Compensation Program
The cannabis industry is highly competitive and rapidly evolving due to stringent regulatory frameworks and changes in economic, market and political conditions. As a result, we believe it will take discipline, deliberate strategic growth and flexibility to succeed and create long-term value for our Shareholders.
Our executive compensation program is designed to attract, motivate and retain talented and high-performing executives to lead the Company’s business strategy and objectives, while also effectively aligning the compensation of our executives with the creation of long-term value for our Shareholders. The Compensation Committee is responsible for designing an executive compensation program that ensures an appropriate level of risk-taking by the Company’s executives. The Compensation Committee designs our executive compensation program to support our compensation philosophy and goals to:
•position the Company competitively within the external market against which we compete for talent;
•align the interests of our executives with those of our Shareholders by tying significant portions of pay to performance, paying a substantial portion of compensation in incentive compensation and equity, subjecting equity compensation to multi-year vesting periods and requiring share ownership; and
•tie executive compensation to performance and achievement of the Company’s business goals and ensure that compensation varies based on business performance and achievement of individual objectives.
Our 2025 annual compensation package for our NEOs consists of base salary, short-term incentives based on Company and individual performance, and long-term incentives in the form of Restricted Share Units, which vest ratably on an annual basis over three years. In setting target compensation packages for our NEOs, the Compensation Committee reviewed the total compensation opportunity for each executive compared to compensation offered to executives in comparable positions within the Cronos Peer Group (as defined herein), along with other comparative factors. The Company’s short-term incentive compensation program (the “STIC Program”) is designed to reward the achievement of the Company’s short-term goals, which are primarily related to the Company’s growth and profitability, and each executive’s achievement of individual performance goals. The long-term incentive equity component of our target compensation packages is designed to retain our executives, incentivize them to achieve long-term financial and strategic objectives, and align their interests with those of our Shareholders.
The notable features of the Company’s 2025 executive compensation program, both what we do and what we don’t do, which were designed to align with “best practice” compensation governance, are provided below.

What We Do	What We Don’t Do
•Make pay decisions aligned with our compensation philosophy	•Guarantee short-term cash incentive amounts
•Regularly review the competitiveness and appropriateness of pay levels for senior executives versus industry peers	•Re-price or back-date equity awards
•Deliver the majority of executive compensation in “at risk” variable incentives	•Issue equity awards with an exercise price below the price of our Shares (based on the closing price of our Shares on the trading date immediately before the grant date)
•Pay for performance, with the actual value received from incentive awards directly aligned with key Company operating and financial results and individual goals	•Provide any excise tax gross-ups or other payment or reimbursement of excise taxes on severance in connection with a change of control

•Grant equity-based long-term incentives which vest over multi-year periods	•Offer executive benefits and perquisites that are not aligned with the market
•Reinforce an ownership culture, with long-term incentives settled in Shares and Share ownership guidelines for our executives
•Make “single-trigger” payments upon a change of control or maintain any plans that require single-trigger change of control acceleration of equity awards to our NEOs upon a change of control (other than in limited cases due to special circumstances(1))

•Prohibit employees, officers and directors and others who could potentially possess material nonpublic information from pledging, hedging and conducting other securities transactions intended to lock in the gain on share price growth
•Maintain pay policies and practices that pose a material adverse risk to the Company
•Retain external and independent advisors to support the Compensation Committee in making executive compensation decisions throughout the year
•Maintain clawback policies that apply to cash, equity, equity-based incentive (including time-based vesting equity incentive compensation) and bonus compensation paid to current and former Company executive officers

(1)	To attract the type of executive talent required to support the Company’s growth and expansion plans, the Company, in connection with Mr. Gorenstein’s appointment as CEO and President in March 2022, granted a one-time equity award that, upon a Change of Control (as defined in the 2020 Omnibus Plan) involving the purchase of the Company’s securities described in Rule 13e-3 under the Exchange Act, would vest immediately. This award time-vested on March 21, 2025.
Say on Pay
At our 2025 annual meeting of Shareholders, our Shareholders demonstrated their strong support for our executive compensation program, with approximately 94% of votes cast in favor of the advisory “say-on-pay” proposal, excluding abstentions and broker non-votes. We believe this vote reflected strong support for our executive compensation program design, which focuses on (i) incentives and metrics that align executive officer interests with Shareholder interests, and (ii) recruitment, engagement, motivation and retention of our executive officers. Although no changes were made to our executive compensation program based on the 2025 say-on-pay vote, we continue to evaluate our executive compensation program to ensure alignment of management incentives with Shareholder interests, which alignment we view to be essential to our long-term success.
Progress Towards Our Strategic Objectives: 2025 Highlights
Our compensation decisions for 2025 were driven by our overarching goal of creating value for Shareholders. We seek to create value for Shareholders by focusing on four core strategic priorities:

Strategic Priorities

Grow a portfolio of iconic brands that responsibly elevate the consumer experience	Develop a diversified global sales and distribution network	Establish an efficient global supply chain	Create and monetize disruptive intellectual property
2025 Business Highlights
CanAdelaar Acquisition
On December 9, 2025, we entered into a definitive share sale and purchase agreement to acquire all of the issued and outstanding shares of CanAdelaar, one of ten licensed cannabis producers in the Dutch Controlled Cannabis Supply Chain Experiment. Closing of the proposed acquisition is subject to certain conditions, including obtaining required regulatory clearances in the Netherlands, receipt of confirmations relating to CanAdelaar’s licenses and Bibob review (a background check conducted by Dutch authorities), the accuracy of representations and warranties, and the absence of certain regulatory orders.
Cronos GrowCo Expansion
The expansion of the facility at Cronos Growing Company Inc. (“Cronos GrowCo”) is complete, and sales from the expansion commenced in Fall 2025. Under the terms of our amended and restated supply agreement with Cronos GrowCo, Cronos has the option to purchase up to 70% of the total production from the expanded facility. Cronos GrowCo sells the remaining portion of its supply through the wholesale channel in Canada and across markets internationally. The Company believes this additional supply will fuel growth internationally and within the domestic Canadian market and the wholesale market in 2026. As with any cultivation expansion, it typically takes time to fully optimize the new facility.
Spinach®
A key addition to our gummy portfolio in 2025 was 10mg THC Fully Blasted SOURZ by Spinach® gummies featuring rare cannabinoids, including Mango Lime with CBC, Peach Passionfruit with CBN and CBD, and Strawberry Watermelon with CBG.

In the fourth quarter of 2025, SOURZ by Spinach® Fully Blasted gummies launched in new multipack formats. The SOURZ by Spinach® Fully Blasted Multipacks with liquid diamond-infused gummies are now available in five popular flavors.
In the first quarter of 2025, the brand introduced two new Spinach® 1g vapes, Cherry Crush and Cocoa Mintz, alongside new 1.2g cartridges, Mango Kiwi Haze CBC, Peach Passionfruit Kush CBN, and Strawberry Watermelon OG CBG. These additions extend our popular SOURZ by Spinach® flavor profiles into the vape category.
In the third quarter of 2025, the brand launched the limited-edition Spinach® Sweet Green Apple 1g vape, to complement its corresponding SOURZ by Spinach® Caramel Green Apple seasonal offering.
PEACE NATURALS®
In 2025, new launches for the PEACE NATURALS® brand included strain‑specific oils and limited‑edition premium flower series, further strengthening the brand’s portfolio and patient appeal. In the third quarter of 2025, Cronos Israel introduced new PEACE NATURALS® strains ANML, OGC, and Do Si Do under a new premium limited-edition product series, and launched a limited-edition combo pack featuring Wedding CK and Blue Thai.
Internationally, PEACE NATURALS® expanded its global footprint significantly. In the second quarter of 2025, the brand entered the medical cannabis markets in Australia and Malta, followed by Switzerland in the third quarter. By mid‑2025, the brand’s medical presence spanned seven key markets: Canada, Israel, Germany, the United Kingdom (the “UK”), Australia, Switzerland, and Malta.
LIT™
The LIT™ brand continued to gain momentum by launching in the German and UK medical markets in 2025. The goal of this value-driven brand is to capitalize on market trends, combining local insights with product development to build loyalty in emerging medical markets. Germany and the UK’s growth environments helped LIT™ gain visibility and traction as demand for affordable, high‑quality flower products increased across clinics and distributors.
Lord Jones®
In the first quarter of 2025, the brand launched a Lord Jones® Chocolate Fusions™ fudge brownie bite in Canada, which features a 1:1:1 ratio of CBN, CBD and THC.
The brand also expanded its presence in concentrates in Canada with the introduction of Lord Jones® Live Resin Caviar in the second quarter of 2025, reinforcing its positioning as a high‑quality, innovation‑driven brand.
Governance of Executive Compensation
Framework for Compensation Decisions
Role of Compensation Committee
The Compensation Committee is currently comprised of three directors of the Company, each of whom is considered to be independent under applicable NASDAQ Rules: Jason Adler (Chair), James Rudyk, and Elizabeth Seegar. Messrs. Adler and Rudyk are also considered to be independent under NI 58-101. See “Board of Directors, Committees and Governance—Committees of Our Board of Directors—Compensation Committee”.
The Compensation Committee is responsible for reviewing and determining the compensation of the executive officers of the Company and for reviewing and making recommendations to the Board concerning the compensation of directors. Based on the recommendations of the Compensation Committee, the Board is responsible for determining the compensation paid to the directors of the Company.
The Compensation Committee considers the performance of the Company and the individual executive officers in executing its responsibilities to determine total compensation for the Company’s executive officers. The Compensation Committee also considers compensation data gathered from the Cronos Peer Group and relevant market data in making compensation decisions. See “Discussion and Analysis of 2025 Compensation— Benchmarking Target Compensation”.
The Compensation Committee’s assessment of corporate performance for executive compensation purposes is based on a number of qualitative and quantitative factors, including execution of ongoing projects and transactions, operational performance and progress on key growth initiatives. The NEOs do not automatically receive any particular award based on the Compensation Committee’s determination of the overall performance of the Company, but rather the determination establishes the background for the Compensation Committee’s subsequent review of each NEO’s individual performance. See “Discussion and Analysis of 2025 Compensation—Elements of Compensation—Short-Term Incentive Compensation—Performance Measures”. Further, the Compensation Committee makes its final determination of executive compensation in an executive session not attended by the NEOs whose compensation is being deliberated. From time to time, the Compensation Committee delegates certain duties to members of management in accordance with the Compensation Committee Charter.
Role of the CEO and the Senior Vice President, Global Head of People
The Compensation Committee works with our CEO and our Senior Vice President, Global Head of People to formulate the specific compensation plan and award designs, including targets and weightings in support of business performance measures necessary to align our executive compensation program with our business objectives and strategies.
Generally, the CEO and the Senior Vice President, Global Head of People participate in meetings of the Compensation Committee at the Compensation Committee’s request to provide relevant background information regarding the Company’s strategic objectives and to evaluate the performance of, and make compensation recommendations for, the other executive officers. The Compensation Committee uses the information provided by the CEO and the Senior Vice President, Global Head of People along with advice from its independent compensation consultant and the knowledge and experience of the Compensation Committee members in making compensation decisions. The CEO and the Senior Vice President, Global Head of People do not review or recommend compensation for themselves or for each other.
Role of Compensation Consultant and Independence
The Compensation Committee first retained Mercer (Canada) Limited (“Mercer”) in 2018 to assist in evaluating our executive compensation program and in setting executive officer compensation. During 2025, Mercer assisted the Compensation Committee by providing services, including the following:
•reviewing and updating the Cronos Peer Group;
•reviewing the CD&A;
•conducting a comparison of the Company’s executive compensation program to those of the Cronos Peer Group;
•updating the Compensation Committee on evolving compensation trends and best practices;
•advising the Compensation Committee on the competitiveness of our executive compensation program design and award values; and
•participating in Compensation Committee meetings, as requested.
Mercer supported the Compensation Committee in evaluating our executive compensation program by developing the Cronos Peer Group, which includes cannabis and consumer-packaged goods companies with similar market capitalizations, geographic footprints, organizational complexity and size or with which we could potentially compete for talent. Mercer benchmarked components of the total compensation package for each of our executive officers to those in comparable positions in the Cronos Peer Group and, in some cases, other relevant market data. In fiscal 2025, Mercer also conducted a competitive assessment of our executive compensation as compared to the Cronos Peer Group. The Compensation Committee considers input from Mercer when making compensation decisions; however, the Compensation Committee’s final decisions reflect many factors and considerations. For more information regarding the Cronos Peer Group, see “Discussion and Analysis of 2025 Compensation—Benchmarking Target Compensation” below.
In 2025, Mercer was engaged directly by the Compensation Committee but regularly consulted with management in performing work requested to be performed by the Compensation Committee. Neither Mercer nor any of its affiliates performed any separate services for management.
The Compensation Committee annually reviews the independence of its compensation consultant. The Compensation Committee has determined that Mercer is independent and that its work with the Compensation Committee during 2025 did not raise any conflict of interest.
Compensation Governance Features
Share Ownership Guidelines
To reinforce our ownership culture, in March 2021, the Committee adopted share ownership guidelines that require executives to acquire and hold a certain number of Shares. The Company’s share ownership guidelines establish levels of ownership of Shares at five times the salary for the CEO and two times the salary for other executive officers (including the NEOs). Shares held for purposes of the guidelines may include Shares owned outright by the executive officer or his or her spouse and unvested time-based Restricted Share Units. Each executive officer has five years from his or her appointment as an executive officer to achieve the level of Share ownership applicable to such executive officer. Each executive officer is within the applicable window to achieve the prescribed level of Share ownership or has satisfied the applicable ownership guidelines.
Prohibition on Insider Trading
The Company’s Insider Trading Policy applies to employees, officers, directors, consultants, secondees, interns and any third-party service providers who are in a position to possess inside information in the course of services provided to the Company (the “Covered Personnel”). The Insider Trading Policy prohibits Covered Personnel from trading in our securities (or securities of any other publicly traded issuer with which the Company does business) while in possession of material nonpublic information or during blackout periods applicable to such Covered Personnel, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. A copy of the Insider Trading Policy was incorporated by reference as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. For more information, see “Board of Directors, Committees and Governance – Insider Trading Policy; Anti-Hedging; and Anti-Pledging.”
Equity Grant Timing
The Company does not time equity award grants (including option grants) in coordination with the release of material non-public information, and the Compensation Committee does not take material non-public information into account when determining the timing and terms of equity award grants (including option grants). Annual equity awards to executive officers are generally made on a predetermined schedule in March, following the Company’s fourth quarter and fiscal year earnings release, and grants to any newly-hired or promoted executives are generally made on or about the date of hire or promotion. The Company has not timed the disclosure of material non-public information to affect the value of executive compensation. During 2025, there were no option grants made to any named executive officer within four business days preceding, or within one business day after, the filing of any report on Forms 10-K, 10-Q, or 8-K that discloses material non-public information.
Anti-Hedging Policy

As part of the Company’s insider trading policy, Covered Personnel are also prohibited from, directly or indirectly, entering into any speculation, short-selling, hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, collar or other derivative security.
Anti-Pledging Policy
The Company’s insider trading policy also prohibits Covered Personnel from pledging Shares as collateral for any loan. On a case-by-case basis, the policy’s administrators may grant an exemption to the prohibition and may subject any such exemption to specific requirements and criteria to prevent any disposition of our securities while Covered Personnel are in possession of inside information.
Anti-Fraud Policy
The Company’s anti-fraud policy sets out the Company’s expectations and requirements relating to the prohibition, recognition, reporting and investigation of suspected fraud, corruption, misappropriation and similar irregularities. Under the anti-fraud policy, any employee or director who violates the terms of this policy may be subject to disciplinary action up to and including termination or removal, as applicable, without notice.
Clawback Policies
The Company maintains a clawback policy that applies to any current or former executive officer of the Company for purposes of Section 16 of the Exchange Act and all other personnel who are subject to our enhanced sub-certification process. The policy permits the Company to claw back any annual or long-term cash, equity and equity-based incentive (including time-based vesting equity incentive compensation) and bonus compensation paid, provided or awarded to any covered employee on or after February 28, 2020, the effective date of the clawback policy, that either (i) is outstanding and unpaid, whether vested or unvested, that was awarded to the covered employee; or (ii) was paid to and received by the covered employee (including gains realized through the exercise of Stock Options or share appreciation rights) during the three-year period preceding the date of a clawback event.
In 2023, the Company adopted a compensation recovery policy regarding accounting restatements, which generally requires the Company to recover erroneously awarded incentive-based compensation received by current and former executive officers (as defined in Rule 10D-1 of the Exchange Act), including the NEOs, during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under United States federal securities laws.
Risk Management
Among other duties, the Compensation Committee is responsible for reviewing the Company’s incentive compensation arrangements and determining whether those arrangements require modification to ensure they do not encourage inappropriate or unintended risk taking. In its assessment, the Compensation Committee reviewed the Company’s compensation structure and noted numerous ways in which risk is potentially mitigated by practices and policies that include: the balanced mix between short- and long-term incentives; the use of multiple performance measures for short-term cash incentive awards of the NEOs; prohibitions against speculating, short-selling and hedging; the prohibition on pledging of securities; and the existence of anti-fraud, clawback and restatement compensation recovery policies. Based on its analysis in 2025, the Compensation Committee believes that the architecture of the Company’s compensation programs provides various safeguards, including stock ownership guidelines, anti-hedging and pledging policies, and clawback and restatement compensation recovery policies, to protect against undue risk-taking and has concluded that none of the Company’s incentive plans are likely to motivate behavior that would result in a material adverse impact to the Company.
Tax Considerations
The Compensation Committee structures the Company’s compensation program to attract, retain and motivate executives in a manner that serves the long-term interests of the Company’s Shareholders. When designing the executive compensation program, the Compensation Committee takes into account a variety of considerations, including tax deductibility and other tax implications, such as Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid to “covered employees” to $1 million. However, the Compensation Committee retains discretion and flexibility to award non-deductible compensation as it deems appropriate and in furtherance of the Company’s compensation philosophy and objectives.
Discussion and Analysis of 2025 Compensation
Compensation Philosophy
The Compensation Committee believes that Shareholder interests are advanced if the Company assembles, motivates and rewards a high-performing management team. To promote this objective, the Compensation Committee developed an executive compensation program with the following goals in mind:
•position the Company competitively within the external market against which we compete for talent;
•align the interests of our executives with those of our Shareholders by tying significant portions of pay to performance, paying a substantial portion of compensation in incentive compensation and equity, subjecting equity compensation to multi-year vesting periods and requiring share ownership; and
•tie executive compensation to performance and achievement of the Company’s business goals and ensure that compensation varies based on business performance and achievement of individual objectives.
Benchmarking Target Compensation
Compensation levels for the Company’s NEOs were compared to compensation paid by a group of peer companies approved by the Compensation Committee (the “Cronos Peer Group”). The companies selected to be part of the Cronos Peer Group were cannabis and consumer packaged goods companies with similar market capitalizations, geographic footprints, organizational complexity or size as compared to the Company or with which the Company could potentially compete for talent.
With respect to 2025 NEO pay decisions, the Cronos Peer Group was comprised of the following 15 companies.

Company	Industry	Revenue (last 12 months) ($) (millions)(1)	Market capitalization as of December 31, 2025 ($) (millions)(1)
Ascend Wellness Holdings, Inc.	Cannabis	$501	$152
Aurora Cannabis Inc.(2)(3)	Cannabis	$267	$239
Canopy Growth Corporation(2)(3)	Cannabis	$199	$390
Cresco Labs Inc.(3)	Cannabis	$656	$435
Curaleaf Holdings, Inc.(3)	Cannabis	$1,268	$1,923
Green Thumb Industries Inc.(3)	Cannabis	$1,175	$1,867
MGP Ingredients, Inc.	Consumer Packaged Goods	$536	$517
Organigram Global Inc.(2)(3)	Cannabis	$200	$228
SNDL Inc.(2)	Cannabis	$677	$427
Tilray, Inc.	Cannabis	$837	$1,045
Trulieve Cannabis Corp.(3)	Cannabis	$1,181	$1,672
Turning Point Brands, Inc.	Consumer Packaged Goods	$463	$2,067
USANA Health Sciences, Inc.	Consumer Packaged Goods	$913	$359
Verano Holdings Corp.(3)	Cannabis	$822	$461
Village Farms International, Inc.	Cannabis	$216	$422
Cronos Group Inc.	Cannabis	$147	$1,004

(1)	All financials in the table above are from S&P Capital IQ as of December 31, 2025.
(2)	Revenue values were converted from C$ to USD using the Bank of Canada exchange rate of C$1.00 to $0.7155 for the 12-month period ended December 31, 2025.
(3)	Market capitalization values were converted from C$ to USD using the December 31, 2025 Bank of Canada exchange rate of C$1.00 to $0.7300.
The Compensation Committee reviews the Cronos Peer Group annually. In assessing proposed changes to the fiscal year 2025 Cronos Peer Group, the Compensation Committee aimed to strike an appropriate balance between peers in the cannabis industry and the consumer packaged goods industry. The Compensation Committee believes that this balance will assist Cronos in setting compensation levels for our NEOs and in shaping our go-forward compensation strategy. The current Cronos Peer Group, which has changed from 2024, is comprised of 12 cannabis and 3 consumer packaged goods companies. Additions to the Cronos Peer Group consisted of Village Farms International, Inc., due to its operations in the cannabis industry, and MGP Ingredients, Inc., due to its operations in an adjacent industry (distilled spirits, branded beverages and food ingredients) with a similar geographic footprint. Removals from the 2024 Cronos Peer Group consisted of Ayr Wellness Inc., which experienced financial distress and was assessing strategic alternatives at the time of consideration, TerrAscend Corp., following a strategic review (and partial exit) of its operations, and J&J Snack Foods Corp. and The Simply Good Foods Co, given their significantly larger sizes than the Company.
Elements of Compensation
Rather than strictly applying formulas and weightings to forward-looking performance objectives, which may lead to unintended consequences for compensation purposes, the Compensation Committee exercises its discretion and uses its sound judgment in making compensation determinations. The Compensation Committee’s comprehensive assessment of the overall business performance of the Company, including corporate performance against objectives (both quantitative and qualitative), business circumstances and, where appropriate, relative performance against peers, provides the context for individual NEO evaluations for total direct compensation.
The NEOs provide services under employment agreements, described in more detail below, which provide for fixed base salaries and certain benefits. Under their employment agreements, the NEOs are also eligible to receive performance-based incentive compensation, as discussed below. Fixed compensation and performance-based incentive compensation together represent total direct compensation.
Given the highly regulated and rapidly evolving nature of the cannabis industry, markets and products, it is challenging to design a compensation structure to attract and retain the kind of executive talent required to support the Company’s growth and expansion plans. Industry practices are varied and therefore compensation data analysis requires significant business judgment and interpretation of underlying business conditions. The Compensation Committee considers the Company’s business strategy, the expertise of its executives, and the ongoing evolution of industry and competitive compensation practices in establishing a tailored pay program that will attract and retain its executive talent.
In determining appropriate compensation levels, the Compensation Committee considers, in addition to market data and practices:
•the executive’s experience, performance, contributions and job proficiency;

•retention risks and succession planning considerations;
•best practices and regulatory considerations;
•internal equity relative to other executives; and
•the then-current trading price of Company Shares.
Base Salary
Base salaries for our NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as compared with relevant and comparable market talent. Base salaries are fixed under each NEO’s employment agreement and are reviewed periodically by the Compensation Committee. Occasionally, we may adjust base salaries during the year to align with comparable base salaries among the Cronos Peer Group or in recognition of significant contributions to the Company.

NEO	Base Salary as of 12/31/2024	Base Salary as of 12/31/2025	Percentage Change(1)
Michael Gorenstein	$775,000	$775,000	—%
Anna Shlimak(2)	$310,000	$372,000	20.00%
James Holm(3)	$385,000	—	N/A
Jeffrey Jacobson	$323,064	$323,064	—%
Shannon Buggy(4)	$300,000	$330,000	10.00%
Adam Wagner(5)	—	$296,755	N/A

(1)	Percentage change excludes changes resulting solely from changes in exchange rates.
(2)	Ms. Shlimak’s base salary increased to $372,000 from $310,000 as of March 19, 2025 in connection with her promotion to CFO.
(3)	Mr. Holm ceased serving as CFO effective March 19, 2025 and continued to be employed by the Company until April 18, 2025.
(4)	Ms. Buggy’s base salary increased to $330,000 from $300,000 as of May 6, 2025 in connection with her assumption of responsibility for leading the Company’s Information Technology function.
(5)	Amounts reported for Mr. Wagner are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.2904 for the 12-month period ended December 31, 2025. Amounts are not shown for 2024 for Mr. Wagner because he was not an NEO for 2024.
Short-Term Incentive Compensation
Short-term cash incentives are intended to reward executives for achieving the Company’s financial and business objectives (the “Business Performance”) and each executive’s own individual performance (the “Individual Performance”). The 2025 short-term cash incentive target as a percentage of base salary for each NEO was determined by the Compensation Committee after consideration of the executive’s position, scope of responsibilities, ability to influence Company results and competitive pay practices among the Cronos Peer Group and relevant market data. With the exception of Ms. Shlimak (whose target was increased in connection with her promotion to the position of CFO), Ms. Buggy (who assumed responsibility for leading the Company’s Information Technology function from May 2025 to February 2026) and Mr. Wagner (whose target was increased in recognition of his outstanding leadership of our Israel business), these targets as a percentage of base salary were unchanged from 2024. Short-term cash incentives are paid only after both the Business Performance and the Individual Performance results are assessed against targeted levels of performance. None of our NEOs are guaranteed a short-term incentive bonus amount.
Target Incentive Amounts
The table below shows the target 2025 short-term incentive opportunities for each of our NEOs, expressed as a percentage of base salary and in dollars (each, a “Target Incentive Amount”).

NEO	2025 Base Salary	2025 Short-Term Incentive Target as Percentage of Base Salary	2025 Target Incentive Amount
Michael Gorenstein	$775,000	150%	$1,162,500
Anna Shlimak(1)	$356,024	109%	$386,724
James Holm(2)	$385,000	115%	$442,750
Jeffrey Jacobson	$323,064	115%	$371,524
Shannon Buggy(1)	$318,347	57%	$181,680
Adam Wagner(1)(3)	$296,755	49%	$144,006

(1)	Short-term incentive targets as a percentage of base salary were pro-rated for Mses. Shlimak and Buggy and Mr. Wagner for the 2025 fiscal year.
(2)	Amounts reported for Mr. Holm reflect his base salary as of immediately prior to the date that he separated from the Company. Mr. Holm received a pro-rated annual bonus for the 2025 fiscal year pursuant to the terms of the Holm Separation Agreement (as defined below).
(3)	Amounts reported for Mr. Wagner are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.2904 for the 12-month period ended December 31, 2025.

2025 Short-Term Incentive Payout Determination
For 2025, consistent with 2024, each NEO’s short-term incentive compensation payout under the 2025 STIC Program (the “NEO 2025 Bonus Amount”) is determined with 60% based on the achievement of the Company’s Business Performance results as compared to performance targets (the “Business Performance Rating”), with quantitative Business Performance results eligible to be adjusted based on qualitative Business Performance factors. The remaining 40% is based on Individual Performance results (the “Individual Performance Rating”).
The amount of each NEO’s 2025 Bonus Amount was determined by the following formula, subject to a maximum payout equal to 142% of the Target Incentive Amount:

Target Incentive Amount ($)	X	Business Performance Rating (%)	X	Business Performance Weighting (60%)	=	Business Performance Portion of NEO 2025 Bonus Amount ($)

+

Target Incentive Amount ($)	X	Individual Performance Rating (%)	X	Individual Performance Weighting (40%)	=	Individual Performance Portion of NEO 2025 Bonus Amount ($)

=

NEO 2025 Bonus Amount ($)

Business Performance Rating
For 2025, each NEO’s Business Performance Component was evaluated using the Company’s Net revenue and Adjusted EBITDA (as defined below), which was intended to reflect the Company’s “one team” mindset. Each of Net revenue and Adjusted EBITDA were weighted equally and are described in more detail below.
Adjusted EBITDA (“Adjusted EBITDA”) is a non-U.S. GAAP (as defined below) measure that excludes non-cash items or items that do not reflect the Company’s assessment of on-going business performance. Management believes that Adjusted EBITDA provides useful insight into underlying business trends and results and facilitates comparison of year-over-year results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.
Targets for the measures for the Business Performance Component were aligned to what we believed to be the expectations of our investors at the time of setting the Company’s 2025 annual budget. The Business Performance Rating is calculated by taking the average of the ratings for each Business Performance Component and, subject to the sole discretion of the Compensation Committee, adjusting this result up or down based on qualitative Business Performance factors identified by the Compensation Committee. The Compensation Committee did not adjust the Business Performance Rating for any executive officer for 2025 based on these qualitative Business Performance factors.
The Business Performance Component for 2025 is comprised of two measures:
•Net Revenue. Net revenue for purposes of the Business Performance Component is the Company’s Net revenue on a consolidated basis in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), which the Company considers to be a key measure of growth and expansion of the Company’s business.
•Adjusted EBITDA. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense (benefit), depreciation and amortization adjusted for: share of (income) loss from equity method investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; (gain) loss on revaluation of derivative liabilities; (gain) loss on revaluation of financial instruments; gain on revaluation of loan receivable; gain on revaluation of equity method investment; transaction costs related to strategic projects; loss on held-for-sale assets; impairment loss on other investments; foreign currency transaction (gain) loss; other, net; loss from discontinued operations; change in allowance for credit loss on non-operating loan; restructuring costs; inventory write-downs resulting from restructuring actions; share-based compensation; costs related to the Israel Ministry of Economy and Industry dumping inquiry; purchase accounting adjustment-related inventory step-up adjustments recorded through cost of sales; and restatement litigation costs and reserves related to the restatements of the Company’s 2019 and 2021 interim financial statements (the “Restatements”), including the costs related to the settlement of the SEC’s and the Ontario Securities Commission’s (the “OSC”) investigations thereof and legal costs of defending shareholder class action complaints brought against the Company as a result of the 2019 restatement. A reconciliation of Adjusted EBITDA to Net income (loss) is included in Appendix B.

Under the 2025 STIC Program, the Business Performance Component rating may range from 0% to 150%, where achieving the Target corresponds to a 100% rating for the Business Performance Component. The Business Performance Component is subject to a minimum performance threshold (the “Threshold”) and a maximum performance level (the “Maximum”). If a Threshold is not met for the Business Performance Component, it will be scored as 0% when calculating the Business Performance Rating. Actual Business Performance results that meet or exceed the Maximum will result in a score of 150% for the Business Performance Component.
For 2025, consistent with 2024, the rating for the Business Performance Component was calculated as follows:

Business Performance Component	Business Performance Component Rating Calculation
Actual Result	(expressed as a % of target)
Below Threshold	0
Greater than Threshold, less than Target	((actual result – Threshold) / (Target – Threshold)) * 100
Equal to Target	100
Greater than Target, less than Maximum	(((actual result – Target) / (Maximum – Target)) * 50) + 100
Equal to or greater than Maximum	150
The table below shows the (i) Threshold, (ii) Target and (iii) Maximum targets for each measure of each Business Performance Component established by the Compensation Committee for the 2025 STIC Program, each of which were set in the second quarter of 2025, (iv) the actual results achieved for each measure in 2025, (v) the rating for each measure for the Business Performance Component, and (vi) the combined ratings for the Business Performance Component.

Business Performance	Threshold (in millions)	Target (in millions)	Maximum (in millions)	2025 Actual	Measure Rating	Component Rating
Net revenue	$133.3	$156.8	$180.4	$146.6	56.4%	103.2%
Adjusted EBITDA(1)	$(15.6)	$0.0	$6.3	$10.1	150.0%

(1)	Adjusted EBITDA is a non-U.S. GAAP financial measure. A reconciliation of Adjusted EBITDA to Net income (loss) is included in Appendix B.
The overall quantitative Business Performance Rating was 103.2%. The Compensation Committee retains the ability to adjust the Business Performance Ratings based on qualitative achievements of the Company but did not do so in 2025.
Individual Performance Measures
Incentive awards are differentiated based on Individual Performance, with 40% of the Target Incentive Amount for our executives based on Individual Performance. For each NEO, the Individual Performance Rating can range from 0% to 130%.
Individual Performance factors were specific to each NEO’s job function. In determining the Individual Performance of our NEOs, the Compensation Committee noted the highlights of the 2025 performance of each NEO who received an Individual Performance rating in respect of 2025 as described below.
•Mr. Gorenstein continued to lead the strategic priorities of our business in 2025, which included the pending acquisition of CanAdelaar (one of ten licensed cannabis producers in the Dutch Controlled Cannabis Supply Chain Experiment) and the expansion of the purpose-built cannabis facility of Cronos Growing Company Inc. (“Cronos GrowCo”), which is intended to drive consistent supply of high-quality cannabis biomass. Mr. Gorenstein continues to be keenly focused on maximizing the effectiveness of our spending while searching for additional opportunities to remove costs from the system. Mr. Gorenstein also oversaw the continued ascent of our Spinach®, PEACE NATURALS®, LIT™ and Lord Jones® brands. Further, as Chairman of the Board, Mr. Gorenstein enabled the Board to effectively fulfill its responsibilities by fostering open debate and promoting effective decision-making.
•Ms. Shlimak oversaw the Company’s financial strategy, planning, performance and reporting. In 2025, she managed the continued implementation of cost discipline and operating expense efficiency initiatives, with operating expenses excluding restructuring and impairment costs declining year-over-year amidst significant growth in net revenue and gross profit. She also contributed to the execution of the Company’s strategic priorities, drawing on her prior experience leading corporate strategy, investor relations and communications. Ms. Shlimak continued to oversee and manage the Company’s engagement with the investment and sell-side community and continued to strengthen the Company’s financial and strategic positioning.
•Mr. Jacobson led our marketing, innovation, operations and sales team in North America and globally, with the exception of Israel, as well as consumer insights for our global business. Mr. Jacobson set the strategy for our brands and was responsible for leading our global teams to help execute the Company’s vision. He remained responsible for brand strategy and execution, driving the development and commercialization of the Company’s product portfolio across its key brands. Mr. Jacobson continued to lead global teams in executing the Company’s growth strategy and advancing its position across core markets. In addition, Mr. Jacobson sits on the board of directors of Cronos GrowCo.
•Ms. Buggy led our global human resources function and people strategy to maximize the Company’s ability to recruit, retain and engage top talent to drive business strategy. Ms. Buggy led the global human resources department and executed the people strategy in support of the overall business plan and strategic direction of the Company, which included talent management, talent acquisition, change and performance management. In addition, Ms. Buggy led our compensation, benefits and HRIS program, which focuses on incentivizing and rewarding high performers and those who demonstrate high potential. From May 2025 to February 2026, Ms. Buggy also assumed responsibility for leading the Company’s Information Technology function.

•Mr. Wagner led the sales, marketing, regulatory, quality and operations functions of Cronos Israel and was responsible for the overall performance and strategic direction of the Cronos Israel business. Under his leadership, Cronos Israel delivered continued revenue growth and record financial results and completed a reorganization to stabilize the workforce and enhance alignment with the Company’s global structure and priorities. Mr. Wagner also contributed to the Company’s efforts in addressing Israel’s proposed anti-dumping tariff measures.
NEO 2025 Bonus Amounts
Based on the considerations described above, the Compensation Committee approved the following NEO 2025 Bonus Amounts:

NEO	2025 Target Incentive Amount	Business Performance Rating	Individual Performance Rating	Actual NEO 2025 Bonus Amount Approved
Michael Gorenstein	$1,162,500	103.2%	100%	$1,184,750
Anna Shlimak	$386,724	103.2%	100%	$394,126
James Holm(1)	$442,750	—%	—%	$104,046
Jeffrey Jacobson	$371,524	103.2%	100%	$378,635
Shannon Buggy	$181,680	103.2%	95%	$181,524
Adam Wagner(2)	$144,006	103.2%	120%	$158,283

(1)	Pursuant to the Holm Separation Agreement (as defined below), Mr. Holm received a prorated annual cash bonus award in respect of the 2025 fiscal year of $104,046.
(2)	Amounts reported for Mr. Wagner are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.2904 for the 12-month period ended December 31, 2025.
Cash Retention Bonuses
On March 5, 2024, the Company granted a one-time cash retention bonus to each NEO (the “Retention Bonuses”) other than Mr. Wagner. The Retention Bonuses were paid in a single lump sum on March 22, 2024, in the following amounts: $174,375 (Mr. Gorenstein); $34,830 (Ms. Shlimak); $66,143 (Mr. Holm); $53,671 (Mr. Jacobson) and $22,500 (Ms. Buggy). The Retention Bonuses were subject to forfeiture and clawback if at any time prior to March 22, 2025 the NEO either (i) provided the Company with notice of his or her intention to resign from employment or (ii) was terminated for cause. The Retention Bonuses were not earned until March 22, 2025 and are therefore reported in the Summary Compensation Table as compensation for the 2025 fiscal year, although each such retention bonus was paid in 2024.
On January 9, 2022, Mr. Wagner was awarded a cash retention bonus (the “Wagner 2022 Retention Bonus”) payable in three installments of $70,155 (ILS 258,304), $71,761 (ILS 265,493), and $79,287 (ILS 273,000) on June 30, 2023, 2024 and 2025, respectively, subject to continued employment through such dates. Each installment was earned upon completion of the applicable service period. Accordingly, the third installment was earned on June 30, 2025 and is therefore reported in the Summary Compensation Table as compensation for the 2025 fiscal year. The Wagner 2022 Retention Bonus was subject to forfeiture in the event of termination for cause.
Dollar equivalents listed for Mr. Wagner have been converted from New Israeli Shekels to dollars using the Bloomberg average exchange rates of ILS1.00 to $0.2716, $0.2703, $0.2904, for the 12-month periods ended December 31, 2023, 2024 and 2025, respectively.
Long-Term Incentive Compensation
Long-term incentives are intended to attract, retain and motivate our executive officers, align the interests of our executive officers with Shareholders, and promote ownership of the Company’s equity by our executives. Through ownership in our Shares, executive officers benefit from share price appreciation resulting from the achievement of positive long-term business results.
The Compensation Committee is responsible for approving equity grants for executive officers. The Company generally grants long-term incentives in the form of Restricted Share Units, intended to reinforce share ownership and retention of participants. Equity awards approved by the Compensation Committee are generally granted after the end of any scheduled blackout period following such approval to ensure that equity grants are not made prior to the release of material non-public information.
Restricted Share Unit grants for 2025 will vest ratably over three years and settle in newly issued Shares. The actual value of the compensation received from Restricted Share Units will depend on the Share price on the date that a participant elects to sell his or her Shares. This relationship reinforces direct alignment with the interests of our Shareholders. In 2025, the Compensation Committee considered equity compensation practices of the Cronos Peer Group and general industry market data, among other factors and considerations, in making equity grant decisions.
NEO 2025 Long-Term Equity Awards
Based on the considerations described above, the Compensation Committee approved the following long-term incentive grant values for NEOs in 2025:

NEO	Number of Restricted Share Units	Number of Options	2025 Long-Term Incentive Grant Value ($)(1)
Michael Gorenstein	1,019,736	—	1,937,500	(2)
Anna Shlimak	227,402	—	427,800	(3)
James Holm	—	—	—	(4)
Jeffrey Jacobson	195,538	—	371,524
Shannon Buggy	127,657	—	247,500	(5)
Adam Wagner	138,974	—	301,156	(6)

(1)	These are calculated based on grant date fair value.
(2)	The Gorenstein Agreement (as defined below) provided for annual grants with a target incentive opportunity of not less than $1,937,500.
(3)	The Shlimak CSO Agreement (as defined below) provided for annual grants with a target incentive opportunity of $270,000. Additionally, the Shlimak CFO Agreement (as defined below) provided for a one-time long-term incentive award of $157,800.
(4)	In connection with his separation from the Company, Mr. Holm did not receive an annual long-term incentive award in fiscal year 2025.
(5)	During fiscal 2025, the Compensation Committee approved the grant of a one-time Restricted Share Unit award for Ms. Buggy with a grant date fair value of $122,500 in addition to her annual long-term incentive grant with a grant date fair value of $125,000.
(6)	During fiscal 2025, the Compensation Committee approved the grant of one-time Restricted Share Unit awards for Mr. Wagner with grant date fair values of $61,582 and $150,000 in addition to his annual long-term incentive grant with a grant date fair value of $89,574.
For more information regarding our NEOs’ target incentive opportunities specified under their employment agreements and other arrangements, see “Employment Agreements” below.
Perquisites and Other Personal Benefits
Mr. Wagner is entitled to a car allowance in the amount of $21,434; cell phone; gift and meal allowances; health and wellness benefits; and supplemental pension, severance and education payments in the amount of $31,629. The Company offers these perquisites to Mr. Wagner in an effort to comply with local law and to adhere to standard market practices in Israel.
Pursuant to the Holm Separation Agreement (as defined below), Mr. Holm received $20,260, which amount was equal to one year of the Company’s portion of Mr. Holm’s benefits premiums, to cover some of the costs of continuing Mr. Holm’s group insured benefits following the Separation Date (as defined below).
Employment Agreements
Each of the NEOs provides services pursuant to an employment agreement. The severance and change of control provisions of our NEOs’ employment agreements and other arrangements are described in the section entitled “Potential Payments Upon Termination or Change of Control”.
Gorenstein Agreement
The Company entered into an amended and restated executive employment agreement, effective March 21, 2022 (the “Gorenstein Agreement”), setting forth the terms of Mr. Gorenstein’s employment. The Gorenstein Agreement provides for an annual base salary of $775,000, an annual target bonus opportunity of 150% of base salary, and, beginning in the 2023 fiscal year grant cycle, annual grants of equity-based awards with a target incentive opportunity of not less than $1,937,500.
On February 25, 2026, the Company and Mr. Gorenstein entered into the first amendment (the “Gorenstein Amendment”) to the Gorenstein Agreement. Pursuant to the Gorenstein Amendment, starting in the 2026 fiscal year, Mr. Gorenstein will be eligible to receive annual grants of equity-based awards with a target incentive opportunity of not less than $2,325,000.
Shlimak Agreements
Effective as of February 17, 2022, the Company and Ms. Shlimak entered into a letter agreement (the “Shlimak Letter Agreement”) setting forth the terms and conditions of her employment as Senior Vice President, Corporate Affairs and Strategy. The Shlimak Letter Agreement provided for an annual base salary of $270,000, an annual target bonus opportunity of 86% of annual base salary, and annual grants of equity-based awards with a target incentive opportunity of 100% of annual base salary.
On February 21, 2023, the Company and Ms. Shlimak entered into a letter agreement, which amended the terms of her employment agreement with respect to potential payments upon termination or change of control.
On August 23, 2024, the Company and Ms. Shlimak entered into a letter agreement (the “Shlimak CSO Agreement”) setting forth the terms and conditions of her employment as Chief Strategy Officer and increasing Ms. Shlimak’s base salary to $310,000 and setting her annual target bonus opportunity at $232,200 and her target incentive opportunity with respect to equity-based awards at $270,000.
On March 19, 2025, the Company and Ms. Shlimak entered into an amended and restated executive employment agreement (the “Shlimak CFO Agreement”). Pursuant to the Shlimak CFO Agreement, Ms. Shlimak is entitled to receive an annual base salary of $372,000 and is eligible for an annual target bonus opportunity of 115% of annual base salary. Starting in the 2026 fiscal year, Ms. Shlimak was eligible to receive annual grants of equity-based awards with an initial long-term target incentive opportunity of 115% of annual base salary. Additionally, the Shlimak CFO Agreement provided for a one-time equity award on March 19, 2025 in the form of Restricted Share Units with a grant date fair value of $157,800.

On February 24, 2026, the Company entered into a letter agreement with Ms. Shlimak (the “Shlimak CFO Letter Agreement”), pursuant to which Ms. Shlimak assumed responsibility for leading the Company’s Information Technology function. Pursuant to the Shlimak CFO Letter Agreement, Ms. Shlimak is entitled to receive an annual base salary of $402,690 and is eligible for an annual target bonus opportunity of 114% of annual base salary. Starting in the 2026 fiscal year, Ms. Shlimak is eligible to receive annual grants of equity-based awards with an initial long-term target incentive opportunity of 121% of annual base salary.
Holm Agreements
The Company entered into an executive employment agreement, dated November 14, 2022, with Mr. Holm (the “Holm Agreement”). The Holm Agreement provided for an annual base salary of $385,000 and an annual target bonus opportunity of 115% of annual base salary and annual grants of equity-based awards with an initial target incentive opportunity of $577,500. Additionally, Mr. Holm received an initial one-time grant of $250,000 in Stock Options that vest ratably on a quarterly basis over a four-year period and $50,000 in Restricted Share Units that vest on the third anniversary of the grant date, as well as a cash signing bonus of $250,000.
In connection with Mr. Holm’s separation from the Company on April 18, 2025 (the “Separation Date”), on March 19, 2025 the Company and Mr. Holm entered into a separation agreement (the “Holm Separation Agreement”). Following the Separation Date, subject to Mr. Holm entering into a release of claims in favor of the Company and its affiliates and Mr. Holm’s compliance with the terms of the Holm Separation Agreement and post-employment obligations, Mr. Holm received (i) cash severance in an aggregate amount equal to $385,000, which represented one year of Mr. Holm’s base salary, (ii) a prorated annual cash bonus award in respect of the 2025 fiscal year of $104,046, and (iii) $20,260, which was equal to one year of the Company’s portion of Mr. Holm’s benefits premiums, to cover some of the costs of continuing Mr. Holm’s group insured benefits following the Separation Date. In addition, the Company accelerated the vesting of the unvested portion of the Stock Option award granted to Mr. Holm on November 28, 2022 (the “Holm 2022 Option Award”), which was exercisable in accordance with the terms of the applicable award agreement until October 18, 2025. The intrinsic value of the Holm 2022 Option Award that became vested in connection with the foregoing is nil, based on the spread between the closing price of the Company’s common shares on April 18, 2025 of $1.77, as reported by the NASDAQ, and the exercise price applicable to such Holm 2022 Option Award.
Jacobson Agreement
The Company entered into an employment agreement dated June 21, 2019 with Mr. Jacobson, which was amended via a letter agreement dated November 7, 2022 (the “Jacobson Agreement”). Pursuant to the Jacobson Agreement, Mr. Jacobson serves as Chief Growth Officer of the Company. The Jacobson Agreement provided for an annual base salary of C$420,000 (or $311,262 per year based on the Bloomberg average exchange rate of C$1.00 to $0.7411 for the 12-month period ended December 31, 2023). Mr. Jacobson’s annual target bonus opportunity is 115% of annual base salary, and Mr. Jacobson is eligible to receive annual grants of equity-based awards with a target incentive opportunity of 115% of base salary.
On February 28, 2024, the Company entered into an Amended and Restated Executive Employment Agreement with Mr. Jacobson (the “Restated Jacobson Agreement”) in connection with Mr. Jacobson’s relocation to the United States. Mr. Jacobson continues to act in the capacity of Chief Growth Officer of the Company.
On November 8, 2024, the Company entered into a letter agreement with Mr. Jacobson (the “Jacobson Letter Agreement”), which provides for an annual base salary of $323,064, effective as of October 24, 2024.
Under the Restated Jacobson Agreement and the Jacobson Letter Agreement, Mr. Jacobson’s target bonus opportunity and target long-term equity-incentive remain unchanged.
Buggy Agreement
The Company entered into an employment agreement dated August 31, 2020 with Ms. Buggy (the “Buggy Agreement”). Pursuant to the Buggy Agreement, Ms. Buggy acts in the capacity of Senior Vice President, Global Head of People of the Company. The Buggy Agreement provides for an annual base salary of $300,000, less applicable deductions and withholdings, plus reasonable travel and other out-of-pocket expenses incurred in connection with Ms. Buggy’s duties and an annual target bonus opportunity is 50% of annual base salary. In addition, Ms. Buggy is eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of $125,000.
On May 6, 2025, the Company entered into a letter agreement with Ms. Buggy (the “Buggy Letter Agreement”), pursuant to which Ms. Buggy assumed responsibility for leading the Company’s Information Technology function. The Buggy Letter Agreement provided for an annual base salary of $330,000, an annual target bonus opportunity of 60% of annual base salary, and annual grants of equity-based awards with a target incentive opportunity of 75% of base salary. In addition, Ms. Buggy received a one-time equity award in the form of Restricted Share Units with a grant date fair value of $122,500.
On February 24, 2026, the Company entered into a letter agreement with Ms. Buggy (the “Second Buggy Letter Agreement”), pursuant to which Ms. Buggy’s role was refocused on her core responsibilities as Senior Vice President, Global Head of People and her annual base salary, annual target bonus opportunity, and target annual long-term equity-incentive opportunity returned to the levels set forth in the Buggy Agreement.
Adam Wagner
The Company and Mr. Wagner entered into an amended and restated executive employment agreement, dated April 1, 2024 (the “Wagner Agreement”), setting forth the terms and conditions of his employment as Senior Vice President, Head of Cronos Israel. The Wagner Agreement provided for a monthly base salary of NIS 69,039 and an annual target bonus opportunity of 45% of annual base salary. In addition, Mr. Wagner was eligible to receive annual grants of equity-based awards with an initial target incentive opportunity of 40% of base salary.
Pursuant to the Wagner Agreement, the Company contributes an amount equal to 7.5% of base salary to a Keren Hishtalmut (Advanced Study Fund) and amounts equal to 6.5% of base salary and 8.33% of base salary for premium payments and severance payments, respectively, to pension insurance.

In accordance with the Wagner Agreement, the Company provides Mr. Wagner with a company car and a mobile phone.
On May 6, 2025, the Company entered into a letter agreement with Mr. Wagner (the “Wagner Letter Agreement”). The Wagner Letter Agreement provides for an annual base salary at ILS 1,118,432, an annual target bonus opportunity at 50% of annual base salary, and annual grants of equity-based awards with a target incentive opportunity at 50% of base salary.
On October 31, 2025, the Company entered into a letter agreement with Mr. Wagner (the “Second Wagner Letter Agreement”), which promoted him to the position of General Manager, Cronos Israel.

COMPENSATION COMMITTEE REPORT
The members of the Compensation Committee have reviewed and discussed the contents of the CD&A with management. Based on such review and discussion with management and our compensation consultants, and subject to the limitations on the role and responsibility of the Compensation Committee, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement issued in connection with our Annual Meeting and incorporated by reference into our Form 10-K for the year ended December 31, 2025.
Compensation Committee
Jason Adler, Chairman
James Rudyk
Elizabeth Seegar

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2025, 2024 and 2023, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)		Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)(1)

Michael Gorenstein	2025	775,000	174,375	1,937,500		—	1,184,750	—	4,071,626
Chairman, President and CEO	2024	775,000	—	1,937,500		—	1,438,245	—	4,150,745
	2023	775,000	—	1,937,500		—	997,425	—	3,709,925
Anna Shlimak	2025	356,024	34,830	427,800	(7)	—	394,126	10,500	1,223,280
CFO	2024	279,231	—	270,000		—	287,278	8,481	844,990
	2023	270,000	—	270,000		—	199,228	9,684	748,912
James Holm	2025	133,269	66,143	—		—	104,046	408,830	712,289
Former CFO(6)	2024	385,000	—	577,500			517,663	3,551	1,483,714
	2023	385,000	—	577,500		—	379,880	9,900	1,352,280
Jeffrey Jacobson	2025	323,064	53,671	371,524		—	378,635	10,500	1,137,394
Chief Growth Officer	2024	312,637	—	357,806		—	444,814	6,513	1,121,770
	2023	311,262	—	357,950		378,212	306,998	—	1,354,423
Shannon Buggy	2025	318,347	22,500	247,500	(8)	—	181,524	7,644	777,515
SVP, Global Head of People	2024	300,000	—	275,000	(9)	—	185,580	9,382	769,962
Adam Wagner	2025	296,755	79,287	301,156	(10)	—	158,283	102,889	938,370
General Manager, Cronos Israel

(1)	In connection with Mr. Jacobson’s move to the United States, Mr. Jacobson’s compensation became payable in USD on February 28, 2024. Prior to such date, Mr. Jacobson was compensated in CAD. With respect to the amounts reported for Mr. Jacobson, the portion of Mr. Jacobson’s compensation paid in CAD has been converted from CAD to USD using the Bloomberg average exchange rate (a) of C$1.00 to $0.7299 for the 12-month period ended December 31, 2024 and (b) of C$1.00 to $0.7411 for the 12-month period ended December 31, 2023. Amounts reported for Mr. Wagner are converted from Israeli New Shekels to USD using the Bloomberg average exchange rate of ILS1.00 to $0.2904 for the 12-month period ended December 31, 2025.
(2)	Amounts reported reflect the Retention Bonuses paid on March 5, 2024 and the third installment of the Wagner 2022 Retention Bonus paid on or around June 30, 2025. The Retention Bonuses were subject to forfeiture and clawback if at any time prior to March 22, 2025 the NEO either (i) provided the Company with notice of his or her intention to resign from employment or (ii) was terminated for cause. The Retention Bonuses are therefore reported in the Summary Compensation Table as compensation for the 2025 fiscal year. The third installment of the Wagner 2022 Retention Bonus was earned on June 30, 2025 and is therefore reported in the Summary Compensation Table as compensation for the 2025 fiscal year.
(3)	The amounts in these columns represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). See note 10 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 regarding assumptions underlying valuation of equity awards. Amounts set forth for 2025, 2024 and 2023 include annual long-term incentive grants for each NEO. For more information, see “Long-Term Incentive Compensation” above.
(4)	Incentive plan amounts determined as more specifically discussed under “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Compensation.” The amounts in this column represent short-term cash incentive awards earned based on performance in a particular year to be paid in the subsequent year.
(5)	Due to an administrative error, Company contributions to each NEO’s 401(k) plan were inadvertently omitted from “All Other Compensation” in the proxy statements filed on April 25, 2025 and April 26, 2024, and have been corrected here. The items comprising “All Other Compensation” for 2025 are:

Name	Perquisites and Other Personal Benefits ($)		Cash Severance Payment ($)		Tax Gross Up ($)		Company Contribution to Defined Contribution Plans		Total ($)
Michael Gorenstein							—		—
Anna Shlimak							10,500	(a)	10,500
James Holm	20,260	(b)	385,000	(c)			3,570	(a)	408,830
Jeffrey Jacobson							10,500	(a)	10,500
Shannon Buggy							7,644	(a)	7,644
Adam Wagner	56,065	(d)			11,088	(e)	35,736	(f)	102,889

(a)	Represents Company contributions to the NEO’s 401(k) plan.
(b)
“Perquisites and Other Personal Benefits” for Mr. Holm include a cash payment pursuant to the Holm Separation Agreement of $20,260, which amount was equal to one year of the Company’s portion of Mr. Holm’s benefits premiums, to cover some of the costs of continuing Mr. Holm’s group insured benefits following the Separation Date (as defined below).

(c)	Pursuant to the Holm Separation Agreement, Mr. Holm received a cash severance payment of $385,000, which represented one year of Mr. Holm’s base salary.
(d)
“Perquisites and Other Personal Benefits” for Mr. Wagner include a car allowance in the amount of $21,434, cell phone, gift and meal allowances, health and wellness benefits, and supplemental pension, severance and education payments in the amount of $31,629.

(e)	Represents certain employee taxes assessed under Israeli law that the Company pays for Mr. Wagner.
(f)	Represents Company contributions to pension, severance and education defined contribution plans for Mr. Wagner.

(6)	Mr. Holm ceased serving as CFO effective March 19, 2025 and continued to be employed by the Company until April 18, 2025.
(7)	Includes a one-time Restricted Share Unit award with a grant date fair value of $157,800 granted to Ms. Shlimak on March 19, 2025.
(8)	Includes a one-time Restricted Share Unit award with a grant date fair value of $122,500 granted to Ms. Buggy on May 12, 2025.
(9)	Includes a one-time Restricted Share Unit award with a grant date fair value of $150,000 granted to Ms. Buggy on March 8, 2024.
(10)	Includes one-time Restricted Share Unit awards with a grant date fair values of $61,582 and $150,000 granted to Mr. Wagner on May 12, 2025 and November 7, 2025, respectively.
Grants of Plan-Based Awards in 2025
The table below summarizes the equity and non-equity awards granted to the NEOs in 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

		Target	Maximum
		($)(2)	($)(2)
Michael Gorenstein		1,162,500	1,650,750		—	—	—
	March 12, 2025			1,019,736	—	—	1,937,500
Anna Shlimak		386,724	549,148		—	—	—
	March 12, 2025			142,105	—	—	270,000
	March 19, 2025			85,297	—	—	157,800	(3)
James Holm		442,750	628,705		—	—	—
Jeffrey Jacobson		371,524	527,564		—	—	—
	March 12, 2025			195,538	—	—	371,524
Shannon Buggy		181,680	257,986		—	—	—
	March 12, 2025			61,868	—	—	125,000
	May 12, 2025			65,789	—	—	122,500	(4)
Adam Wagner		144,006	204,489		—	—	—
	March 12, 2025			47,144	—	—	89,574
	May 12, 2025			31,102	—	—	61,582	(5)
	November 7, 2025			60,728	—	—	150,000	(6)

(1)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.
(2)	Represents the target and maximum applicable to short-term incentives. As described under “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Compensation” above, 60% of the short-term cash incentive is based on Business Performance results as compared to pre-established goals; the remaining 40% of the Target Incentive Amount is based on Individual Performance results. The Compensation Committee retains discretion to pay short-term incentive amounts above or below the estimated range shown in the table above.
(3)	Represents a one-time Restricted Share Unit award with a grant date fair value of $157,800 granted to Ms. Shlimak on March 19, 2025.
(4)	Represents a one-time Restricted Share Unit award with a grant date fair value of $122,500 granted to Ms. Buggy on May 12, 2025.
(5)	Represents a one-time Restricted Share Unit award with a grant date fair value of $61,582 granted to Mr. Wagner on May 12, 2025.
(6)	Represents a one-time Restricted Share Unit award with a grant date fair value of $150,000 granted to Mr. Wagner on November 7, 2025.
Additional Information about Grants of Plan-Based Awards
2020 Omnibus Equity Incentive Plan
Employees (including prospective employees), non-employee directors and consultants of the Company, including each of the NEOs, are eligible to participate in the 2020 Omnibus Plan, which was adopted by the Board on March 29, 2020 and approved by Shareholders on June 25, 2020, and replaced the 2018 Stock Option Plan (the “2018 Option Plan”), the Amended and Restated Stock

Option Plan (the “2015 Option Plan”) and the Cronos Group Inc. Employment Inducement Award Plan #1 (collectively, the “Predecessor Plans”). The terms and conditions of the Predecessor Plans continue to remain in effect with respect to awards that were granted under the Predecessor Plans.
The 2020 Omnibus Plan provides for grants of Stock Options (both Stock Options intended to meet the requirements of “incentive stock options” under Section 422 of the Internal Revenue Code and “non-qualified stock options” that do not meet such requirements), share appreciation rights, restricted shares, Restricted Share Units, dividend equivalent rights and performance-based and other share-based or cash-based awards. The 2020 Omnibus Plan is administered by the Compensation Committee. Restricted Share Units and Stock Options reported in the Summary Compensation Table as compensation for the 2023, 2024 and 2025 fiscal years were granted under the 2020 Omnibus Plan.
As discussed under “—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation” above, annual awards of Restricted Share Units granted for 2025 generally vest on an annual basis over three years.
2018 Option Plan
The 2018 Option Plan is administered by the Board and was last approved by Shareholders on June 28, 2018, replacing the 2015 Option Plan. Stock Options granted between June 28, 2018 and March 29, 2020 were granted under the 2018 Option Plan. The term of each outstanding Stock Option award under the 2018 Option Plan was established by the Board and set out in the Stock Option grant agreement, provided that, pursuant to the terms of the 2018 Option Plan, the term of a Stock Option may not exceed seven years from the date of the grant. Stock Options that would expire during a trading black-out period may be exercised within 10 business days following the end of such trading black-out period, unless such Stock Options are held by holders who are U.S. taxpayers, if the Stock Options have an exercise price that is less than the fair market value of the Shares on the date of the proposed extension.
The 2018 Option Plan also provided for the issuance of “share appreciation rights” in tandem with Stock Options. Such “share appreciation rights” are not separate grants of equity-based awards, but rather reflect the participant’s right to cashless exercise of the Stock Options. Under the terms of the 2018 Option Plan, each “share appreciation right” entitles the holder to surrender to the Company, unexercised, the right to subscribe for Shares pursuant to the related Stock Option and to receive from the Company a number of Shares, rounded down to the next whole Share, with a fair market value on the date of exercise that is equal to the difference between such fair market value and the exercise price under the related Stock Option, multiplied by the number of Shares that cease to be available under the Stock Option as a result of the exercise of the “share appreciation right,” subject to satisfaction of applicable withholding taxes and other source deductions.
Each unexercised “share appreciation right” terminates when the related Stock Option is exercised or the Stock Option terminates, including upon a Change of Control (as discussed below). Upon each exercise of a “share appreciation right,” in respect of a Share covered by a Stock Option, such Stock Option shall be cancelled and shall be of no further force or effect in respect of such Share. If any Stock Option is cancelled in connection with the exercise of the related “share appreciation right,” the aggregate number of Shares that may be issued pursuant to the 2018 Option Plan shall be reduced by the number of Stock Options cancelled in connection with the exercise of such “share appreciation right.”
Outstanding Equity Awards at 2025 Fiscal Year-End
As of December 31, 2025, our NEOs held outstanding equity-based awards of the Company as listed in the table below.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Gorenstein							324,540	(2)	853,540.2
							655,701	(3)	1,724,494
							1,019,736	(4)	2,681,906
Anna Shlimak							45,226	(2)	118,944
							91,375	(3)	240,316
							142,105	(4)	373,736
							85,297	(5)	224,331
James Holm							—		—
Jeffrey Jacobson	129,467	58,850	(6)	$2.96	(7)	3/1/2030	59,191	(2)	155,672
							121,091	(3)	318,469
							195,538	(4)	514,265
Shannon Buggy							20,938	(2)	55,067
							50,764	(3)	133,509
							42,303	(3)	111,257
							65,789	(4)	173,025
							61,868	(8)	162,713
Adam Wagner							10,063	(9)	26,466
							20,815	(10)	54,743
							47,144	(4)	123,989
							31,102	(8)	81,798
							60,728	(11)	159,715

(1)	Amounts in these columns reflect a closing price of our Shares on NASDAQ of $2.63 on December 31, 2025 (the last business day in 2025).
(2)	Restricted Share Units vested on March 15, 2026.
(3)	Restricted Share Units vest ratably on each of March 8, 2026 and March 8, 2027.
(4)	Restricted Share Units vest ratably on each of March 12, 2026, March 12, 2027, and March 12, 2028.
(5)	Restricted Share Units vest ratably on each of March 19, 2026, March 19, 2027, and March 19, 2028.
(6)	Stock Options vest on a quarterly basis over a four-year period following the grant date of June 1, 2023.
(7)	The exercise price is expressed in Canadian dollars.
(8)	Restricted Share Units vest ratably on each of May 12, 2026, May 12, 2027, and May 12, 2028.
(9)	Restricted Share Units vest on May 10, 2026.
(10)	Restricted Share Units vest ratably on each of May 10, 2026 and May 10, 2027.
(11)	Restricted Share Units vest ratably on each of November 7, 2026, November 7, 2027, and November 7, 2028.

2025 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Gorenstein	—	—	327,801	652,324	(1)
	—	—	31,361	59,272	(2)
	—	—	324,539	613,379	(2)
	—	—	3,000,000	5,460,000	(3)
	—	—	166,642	544,919	(4)
Anna Shlimak	—	—	45,680	90,903	(1)
	—	—	30,000	56,700	(2)
	—	—	45,226	85,477	(2)
James Holm	—	—	97,705	194,433	(1)
	—	—	96,724	182,808	(2)
Jeffrey Jacobson	—	—	60,536	120,467	(1)
	—	—	31,766	85,768	(2)
	—	—	59,191	159,816	(2)
Shannon Buggy	—	—	21,148	42,085	(1)
	—	—	25,378	50,502	(1)
	—	—	13,888	26,248	(2)
	—	—	20,938	39,573	(2)
Adam Wagner	—	—	10,063	19,925	(5)
	—	—	10,405	20,602	(5)
	—	—	6,276	12,426	(5)

(1)	Value realized is based on the closing price of the Company’s common shares on March 7, 2025 (the trading day prior to vesting) of $1.99 as reported by the NASDAQ.
(2)	Value realized is based on the closing price of the Company’s common shares on March 14, 2025 (the trading day prior to vesting) of $1.89 as reported by the NASDAQ.
(3)	Value realized is based on the closing price of the Company’s common shares on March 20, 2025 (the trading day prior to vesting) of $1.82 as reported by the NASDAQ.
(4)	Value realized is based on the closing price of the Company’s common shares on December 12, 2025 (the trading day prior to vesting) of $3.27 as reported by the NASDAQ.
(5)	Value realized is based on the closing price of the Company’s common shares on May 9, 2025 (the trading day prior to vesting) of $1.98 as reported by the NASDAQ.
2025 Pension Benefits
The Company does not maintain any defined benefit pension plans.
2025 Nonqualified Deferred Compensation
The Company did not pay any nonqualified deferred compensation to its NEOs during fiscal year 2025.
Potential Payments Upon Termination or Change of Control
Employment Agreements
Michael Gorenstein
Under the Gorenstein Agreement, in the event Mr. Gorenstein’s employment is terminated by the Company without Just Cause or he resigns for Good Reason (each, as defined below), subject to the execution of a release in favor of the Company, he would be entitled to:
(i)a lump-sum severance payment in the amount of his annual base salary and Target Bonus;
(ii)employee benefit continuation for up to one year following termination;
(iii)a pro-rated annual bonus for the year of termination; and
(iv)accelerated vesting of his outstanding equity-based awards.
In the event Mr. Gorenstein’s employment ceases due to death or Disability, Mr. Gorenstein would be entitled to a pro-rated annual bonus for the year of termination.
For purposes of the Gorenstein Agreement, “Just Cause” generally means (i) Mr. Gorenstein’s repeated failure due to neglect or refusal to perform his principal duties and responsibilities after written notice from the Board or any committee thereof (other than as a result of physical or mental impairment); (ii) misappropriation of the funds or property of the Company (other than insignificant expense reimbursements, which are corrected following written notice from the Company); (iii) use of alcohol or drugs in violation of the Company’s policies on such use or that interferes with Mr. Gorenstein’s obligations under the Gorenstein Agreement, continuing after a single warning (subject to the Company’s obligations under applicable legislation); (iv) the conviction in a court of law for, or the entering of a plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (v) willfully engaging in any act which is a violation of any law, regulation or Company policy, that, if violated, injures or could reasonably be expected to injure the reputation, business or business relationships of the Company; (vi) engaging in any act which is a violation of any Company policy with respect to sexual harassment, discrimination or similar or related policies; or (vii) any willful misconduct related to Mr. Gorenstein’s employment with the Company which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.
For purposes of the Gorenstein Agreement, “Good Reason” generally means the occurrence of any of the following events without Mr. Gorenstein’s consent: (i) the assignment to Mr. Gorenstein of duties materially different than the duties under the Gorenstein Agreement; (ii) a material diminution in title, status, seniority, responsibilities or authority (including failure to nominate Mr. Gorenstein to the Board); (iii) a material reduction in base salary or target bonus opportunity; (iv) relocation of Mr. Gorenstein’s primary work location more than 35 miles from its current location; or (v) a material breach by the Company of the terms of the Gorenstein Agreement or any equity-based award agreement.
For purposes of the Gorenstein Agreement, “Disability” generally means a physical or mental incapacity of Mr. Gorenstein that has prevented Mr. Gorenstein from performing his duties for 180 calendar days, whether or not consecutive, out of any 12 consecutive months and that in the opinion of the Board or any committee thereof, acting on the advice from a duly qualified medical practitioner, is likely to continue to a similar degree.
The Gorenstein Amendment provides that if, within one year following a Change of Control (as defined in the 2020 Omnibus Plan), Mr. Gorenstein’s employment is terminated without Just Cause or he resigns for Good Reason (each, as defined in the Gorenstein Agreement), subject to the execution of a release in favor of the Company, he would be entitled to:
(i)a lump-sum severance payment in the amount of the sum of (x) two times the sum of his base salary and target bonus and (y) his applicable annual target equity incentive opportunity;
(ii)employee benefit continuation for up to one year following termination;
(iii)a pro-rated annual bonus for the year of termination; and
(iv)accelerated vesting of his outstanding equity-based awards.
Anna Shlimak
In the event Ms. Shlimak’s employment is terminated without Just Cause or she resigns for Good Reason, she would be entitled to a severance payment in the amount of her annual base salary, employee benefit continuation for up to one year following termination, and a pro-rated annual bonus for the year of termination, subject to Ms. Shlimak entering into a release in favor of the Company.
For purposes of the Shlimak CFO Agreement, actions constituting “Just Cause” include (i) any act or omission constituting “just cause” for dismissal without notice under applicable law; (ii) Ms. Shlimak’s repeated failure or refusal to perform her principal duties and responsibilities after notice from the CEO or other officer of the Company; (iii) misappropriation of the funds or property of the Company; (iv) use of alcohol or drugs in violation of the Company’s policies or in a manner that interferes with the Executive’s obligations under this Agreement; (v) the indictment, arrest or conviction in a court of law for, or the entering of a plea of guilty or nolo contendere to, a summary or indictable offence or any crime involving moral turpitude, fraud, dishonesty or theft; (vi) engaging in any act which is a violation of any law, regulation or Company policy, that, if violated, injures or could reasonably be expected to injure the reputation, business or business relationships of the Group; (vii) engaging in any act which is a violation of any Company policy with respect to sexual harassment, discrimination or similar or related policies; or (viii) any act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.
For purposes of the Shlimak CFO Agreement, “Good Reason” generally means the occurrence of any of the following events without Ms. Shlimak’s consent: (i) the assignment to Ms. Shlimak of duties materially different than the duties assigned under the Shlimak CFO Agreement; (ii) a material diminution in title, status, seniority, reporting relationship, responsibilities or authority or a requirement to report to any person other than the Company’s CEO or the Chair of the Audit Committee; (iii) the Company requiring relocation of the Executive’s principal place of employment; (iv) a material reduction in base salary, target bonus opportunity or target long-term incentive opportunity; or (v) a material breach by the Company of the Shlimak CFO Agreement.
Jeffrey Jacobson
Under the Restated Jacobson Agreement, a termination by the Company of Mr. Jacobson’s employment without Just Cause at any time or a resignation by Mr. Jacobson for Good Reason within 24 months of the occurrence of a Change of Control, subject to Mr. Jacobson’s execution of a release in favor of the Company, the Company would be required to:
(i)pay Mr. Jacobson one month of base salary in effect at the time of termination for each completed year of service with the Company, up to a maximum of 12 months of base salary; and
(ii)continue Mr. Jacobson’s group insured benefits at active employee rates for one year following the date of termination or until Mr. Jacobson obtains alternate benefit coverage, whichever occurs first.
For purposes of the Restated Jacobson Agreement, actions constituting “Just Cause” include (i) any act or omission constituting “just cause” for dismissal without notice under applicable law; (ii) Mr. Jacobson’s repeated failure or refusal to perform his principal duties and responsibilities after notice from the CEO or other officer of the Company, as applicable; (iii) misappropriation of the funds or property of the Company; (iv) use of alcohol or drugs in violation of the Company’s policies on such use or that interferes with Mr. Jacobson’s obligations under the Restated Jacobson Agreement, continuing after a single warning; (v) the indictment, arrest or conviction in a court of law for, or the entering of a plea of guilty or nolo contendere to, a summary or indictable offense or any crime involving moral turpitude, fraud, dishonesty or theft; (vi) engaging in any act which is a violation of any law, regulation or Company policy, that, if violated, injures or could reasonably be expected to injure the reputation, business or business relationships of the Company; (vii) engaging in any act which is a violation of any Company policy with respect to sexual harassment, discrimination or similar or related policies; or (viii) any act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.
For purposes of the Restated Jacobson Agreement, “Good Reason” generally means the occurrence of any of the following events without Mr. Jacobson’s consent: (i) the assignment to Mr. Jacobson of duties materially different than the duties under the Restated Jacobson Agreement; (ii) a material diminution in title, status, seniority, reporting relationship, responsibilities or authority; (iii) a material reduction in base salary; or (iv) relocation of Mr. Jacobson’s primary work location.
For purposes of the Restated Jacobson Agreement, “Change of Control” has a substantially similar meaning as the term used in the 2020 Omnibus Plan.
Shannon Buggy
Pursuant to the Buggy Agreement, upon a termination by the Company of Ms. Buggy’s employment without Just Cause or a resignation by Ms. Buggy for Good Reason at any time, subject to Ms. Buggy’s execution of a release in favor of the Company, the Company would be required to:
(i)in lieu of notice, pay Ms. Buggy the greater of (a) six months of base salary in effect at the time of termination, and (b) the minimum termination pay and severance pay entitlements of Ms. Buggy pursuant to applicable employment standards legislation;
(ii)continue Ms. Buggy’s group insured benefits, if any, until the end of the period noted under (i) above or the date on which Ms. Buggy obtains alternate benefit coverage, whichever occurs first, subject to the minimum requirements of applicable employment standards legislation; and
(iii)subject the terms and conditions of the Company’s annual cash bonus plan in effect at such time, provide Ms. Buggy with an annual performance bonus in respect of the fiscal year in which her employment terminates, prorated based on the number of complete months during which Ms. Buggy was actively employed up to the date of her termination of employment, as specified in the Company’s written notice of termination.
For purposes of the Buggy Agreement, actions constituting “Just Cause” include (i) any act or omission constituting “just cause” for dismissal without notice under applicable law; (ii) Ms. Buggy’s repeated failure or refusal to perform her principal duties and responsibilities after notice from the Board, the CEO or other officer of the Company, as applicable; (iii) misappropriation of the funds or property of the Company; (iv) use of alcohol or drugs in violation of the Company’s policies on such use or that interferes with Ms. Buggy’s obligations under the applicable agreement, continuing after a single warning; (v) the conviction in a court of law for, or the entering of a plea of guilty to, a summary or indictable offense or any crime involving moral turpitude, fraud, dishonesty or theft; (vi) engaging in any act (including, without restriction, an act of sexual harassment) which is a violation of any law, regulation or Company policy; or (viii) any willful or intentional act which injures or could reasonably be expected to injure the reputation, business or business relationships of the Company.
For purposes of the Buggy Agreement, “Good Reason” has a substantially similar meaning as the term used in the Jacobson Agreement.
Adam Wagner
Pursuant to the Wagner Agreement, upon a termination of employment without Justifiable Cause, Mr. Wagner would be entitled to receive (i) one-month base salary in effect at the time of termination for each completed year of service with the Company, subject to a minimum of six months; and (ii) if Mr. Wagner’s employment terminates after the end of a fiscal year but before the payment of any annual cash bonus in respect of such year, a cash bonus in respect of such completed fiscal year.
For purposes of the Wagner Agreement, “Justifiable Cause” generally means the occurrence of any of the following events: (i) Mr. Wagner’s fundamental breach of the Wagner Agreement; (ii) Mr. Wagner’s performance of any act that entitles the Company legally to dismiss him without paying him any severance pay in connection therewith; (iii) Mr. Wagner’s breach of his duty of good faith to the Company (including theft, embezzlement, self-dealing, or prohibited disclosure of confidential information); (iv) Mr. Wagner’s intentional gross misconduct in the performance of his obligations under the Wagner Agreement in a manner that causes or is likely to cause material harm to the Company; or (v) a conviction of Mr. Wagner for a crime involving moral turpitude.
NEO Agreement Restrictive Covenants
Each of the NEOs is subject to indefinite confidentiality provisions, as well as non-competition and customer non-solicitation requirements for a period of one year immediately following termination of employment for any reason and employee non-solicitation requirements for a period of two years immediately following termination of employment for any reason for Mr. Jacobson and Ms. Shlimak and one year for Messrs. Gorenstein and Wagner and Ms. Buggy. Mr. Holm remains subject to an ongoing non-disparagement provision, confidentiality and intellectual property provisions, and the non-competition and non-solicitation requirements contained in the Holm Agreement.
Long-Term Incentive Awards under the 2020 Omnibus Plan
Mr. Gorenstein
Pursuant to the terms of his award agreements, in the event of the termination of Mr. Gorenstein’s employment due to death, unvested outstanding Restricted Share Units would vest immediately. In the event that his employment is terminated due to Disability, the Restricted Share Units would remain outstanding and continue to vest in accordance with their applicable vesting schedule. In the event that Mr. Gorenstein’s employment terminates without Just Cause or he resigns for Good Reason, the Restricted Share Units would vest immediately.
If Mr. Gorenstein’s employment is terminated for any other reason, unvested Restricted Share Units will be forfeited.
Mr. Jacobson
With respect to Mr. Jacobson’s Stock Option award granted on March 1, 2023 (the “Jacobson 2023 Option Award”), in the event that his employment terminates due to death or Disability, the award will remain outstanding and continue to vest in accordance with its vesting schedule set forth in the award agreement and may be exercised at any time within six months following the date of such termination. In the event that Mr. Jacobson’s employment terminates without Just Cause or he resigns for Good Reason, all unvested Stock Options will become fully vested and may be exercised at any time within six months following the date of such termination.
In the event that Mr. Jacobson’s employment terminates without Just Cause or he resigns for Good Reason, in each case, within twenty-four months of a Change of Control involving the purchase of Company securities described in Rule 13e-3 under the Exchange Act, the Jacobson 2023 Option Award will become fully vested and may be exercised at any time within six months following the date of such termination. Further, in the event that Mr. Jacobson’s employment terminates without Just Cause or he resigns for Good Reason, in each case, on or within one year after a Change of Control, the Jacobson 2023 Option Award will become fully vested and exercisable.
NEO Restricted Share Unit Awards
Restricted Share Unit Awards granted to our NEOs contain the following provisions:
•In the event that the other NEOs’ employment terminates because of death, all unvested Restricted Share Units will vest.
•In the event that the NEO’s employment terminates due to Disability, unvested Restricted Share Units will continue to vest in accordance with their vesting schedule set forth in the agreements.
•In the event that the NEO’s employment terminates without Just Cause or the NEO resigns for Good Reason, in each case, on or within one year after a Change of Control, all unvested Restricted Share Units will become fully vested. This reflects the Company’s determination to generally structure accelerated vesting of equity awards in connection with a change of control to be “double trigger” in order to align our executive compensation program with good governance practices.
•If the NEO’s employment terminates for any other reason, unvested Restricted Share Units will be forfeited.
For purposes of the 2020 Omnibus Plan, “Change of Control” means:
(a)the consummation of any transaction or series of transactions, including any reorganization, recapitalization, statutory share exchange, consolidation, amalgamation, arrangement, merger or issue of voting shares in the capital of the Company, the result of which is that any person or group of persons acting jointly or in concert for purposes of such transaction or series of transactions, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting securities in the capital of the entity resulting from such transaction or series of transactions or the entity that acquired all or substantially all of the business or assets of the Company in a transaction or series of transactions described in paragraph (b) below (in each case, the “Surviving Company”) or the ultimate parent entity that has beneficial ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), measured by voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) rather than the number of securities (but does not include the creation of a holding company or other transaction that does not involve any substantial change in the proportion of direct or indirect beneficial ownership of the voting securities of the Company prior to the consummation of the transaction or series of transactions);
(b)the direct or indirect sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the business or assets of the Company, taken as a whole, to any person or group acting jointly or in concert for purposes of such transaction or series of transactions (other than to any affiliates of the Company, which includes Altria); or
(c)Incumbent Directors during any consecutive 12-month period ceasing to constitute a majority of the Board (for this purpose, “Incumbent Director” means any member of the Board who is a member of the Board immediately prior to the occurrence of a contested election of directors of the Company).
Stock Option Plans
In the event of the termination of a participant’s employment, the treatment of Stock Options under the 2018 Option Plan is subject to the discretion of the Board on a case-by-case basis. In the event of the termination of the participant’s employment with the Company for cause, each vested and unvested Stock Option granted to that participant immediately terminates and ceases to be exercisable, subject to the discretion of the Board. If a participant’s employment with the Company is terminated other than for cause (as defined in an employment agreement with the participant), each Stock Option granted to such participant that has not vested will immediately terminate, subject to the discretion of the Board, and each Stock Option that has vested may be exercised at any time within six months of the date of termination, death or termination date, as the case may be, but in no event later than the original expiration date.
If the Company proposes to undertake a Change of Control, the Board may, in its discretion, accelerate the vesting of all outstanding Stock Options such that each outstanding Stock Option will be fully vested and either (as determined by the Board in its discretion) conditionally (i) exercisable for Shares or (ii) surrendered for a cash payment equal to the difference between the per Share consideration receivable by Shareholders in connection with the transaction resulting in the Change of Control and the exercise price of such Stock Option multiplied by the number of Shares that may be acquired under the particular Stock Option, upon (or where permitted by the Board, prior to) the completion of the Change of Control, provided that the Board may not, in any case, authorize the exercise or surrender of Stock Options beyond the expiration of the original exercise term of the Stock Options.
If, in connection with a Change of Control, the Board does not accelerate the vesting of Stock Options in accordance with the foregoing paragraph and the Stock Options continue, or are assumed, or rights equivalent to the Stock Options are substituted for the Stock Options, by the Surviving Company or Parent Company, or an affiliate thereof, and a participant’s employment is terminated by the Company or the Surviving Company or Parent Company or an affiliate of the Company or a successor thereto without cause in the 24-month period following the Change of Control, all unvested Stock Options or substituted rights outstanding on the participant’s termination date shall immediately vest, and the participant may exercise such vested Stock Options or substituted rights until the earlier of the expiration of the original exercise term of such Stock Option (or the substituted rights) and 12 months following the participant’s termination date, following which any unexercised Stock Options or substituted rights shall terminate and cease to be exercisable.
For the purposes of the 2018 Option Plan, “Change of Control” generally has the same meaning as in the 2020 Omnibus Plan.
Potential Payments Upon Termination or Change of Control
The following table and footnotes describe certain potential payments that each NEO other than Mr. Holm would receive upon certain terminations of employment and/or Change of Control, assuming that the termination event and/or Change of Control was effective as of December 31, 2025 and the value of our Shares is $2.63, which was the closing price of our Shares on the NASDAQ on December 31, 2025, the last business day in 2025. Mr. Holm ceased serving as CFO effective March 19, 2025 and continued to be employed by the Company until April 18, 2025. For more information regarding the payments Mr. Holm received in connection with his separation from the Company, see “Elements of Compensation – Employment Agreements – Holm Agreements” under “Compensation Discussion and Analysis” above.

NEO	Cash Severance ($)	Group Insured Benefits ($)	Accelerated Stock Options ($)(1)	Accelerated Restricted Share Units ($)	Total ($)
Michael Gorenstein
Termination without Just Cause or resignation for Good Reason	3,100,000	1,311	—	5,259,940	8,361,251
Termination without Just Cause or resignation for Good Reason in connection with a Change of Control	3,100,000	1,311	—	5,259,940	8,361,251
Death	1,162,500	—	—	5,259,940	6,422,440
Disability	1,162,500	—	—	—	1,162,500
Anna Shlimak
Termination without Just Cause or resignation for Good Reason	758,724	25,501	—	—	784,225
Termination without Just Cause or resignation for Good Reason in connection with a Change of Control	758,724	25,501	—	957,328	1,741,553
Death	—	—	—	957,328	957,328
Disability	—	—	—	—	—
Jeffrey Jacobson
Termination without Just Cause	242,298	16,894	—	—	259,192
Termination without Just Cause or resignation for Good Reason in connection with a Change of Control	242,298	16,894	—	988,407	1,247,599
Death	—	—	—	988,407	988,407
Disability	—	—	—	—	—
Shannon Buggy
Termination without Just Cause or resignation for Good Reason	346,680	656	—	—	347,336
Termination without Just Cause or resignation for Good Reason in connection with a Change of Control	346,680	656	—	635,571	982,907
Death	—	—	—	635,571	635,571
Disability	—	—	—	—	—
Adam Wagner
Termination without Justifiable Cause	148,377	—	—	—	148,377
Termination without Just Cause or resignation for Good Reason in connection with a Change of Control	148,377	—	—	446,711	595,088
Death	—	—	—	446,711	446,711
Disability	—	—	—	—	—

(1)	The value of accelerated Stock Options is assumed to equal the difference between the exercise price of such Stock Options and the closing price of our Shares on the NASDAQ on the last business day in 2025. Stock Options that were out-of-the-money on such date are assumed to have no value.

CEO PAY RATIO
Set forth below is disclosure regarding the ratio of the annual total compensation of Mr. Gorenstein to that of our median employee (excluding our CEO).
•For 2025, our last completed fiscal year, the annual total compensation of Mr. Gorenstein was $4,071,626, which amount equals the CEO’s total compensation as reported in the “Summary Compensation Table”;
•the annual total compensation of the median Cronos employee (excluding Mr. Gorenstein) was $36,513; and
•the ratio of our CEO’s annual total compensation to that of the median Cronos employee was 112 to 1.
To identify the median employee in 2025, we used the following methodology:
•As a result of changes to our employee population during 2025 in connection with the transaction by which we obtained majority control of the board of directors of Cronos GrowCo (the “Cronos GrowCo Transaction”), we used our entire employee population, including Cronos GrowCo, as of December 31, 2025. The jurisdictions included in the analysis were Canada, the United States and Israel, which were the only jurisdictions in which the Company had employees as of December 31, 2025.
•We calculated the amount of annual total cash compensation paid to all of our employees (other than our CEO) using a consistently applied compensation measure defined as the sum of base pay and bonuses and other cash wages and allowances earned during fiscal year 2025.
•Employees with partial year earnings were annualized to full year earnings, assuming consistent earnings.
•All figures shown are in U.S. dollars. In identifying the median employee and the median employee’s fiscal year 2025 annual total compensation, amounts originally in non-U.S. dollars were converted to U.S. dollars using the Bloomberg average exchange rates of C$1.00 to $0.7156 and ILS1.00 to $0.2904, as applicable, in each case for the 12-month period ended December 31, 2025.
After identifying the median employee, we then determined the median employee’s annual total compensation for the year ended December 31, 2025 in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K).
The pay ratio described above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies, including companies in the Cronos Peer Group, may not be comparable to the pay ratio reported above. Other companies may have different employment and compensation practices, different geographic breadth and perform different types of work, and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. This information is being provided for informational purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officer (the “PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. More information on the Company’s compensation program and decisions for the 2025 performance year can be found in the CD&A.

	Michael Gorenstein		Kurt Schmidt				Value of Initial Fixed $100 Investment on 12/31/2020 based on:		Company Financial Measures
	Summary Compensation Table (SCT) Total for PEO(1)	Compensation Actually Paid (CAP) to PEO(1)(2)	SCT Total for Former PEO(1)	CAP to Former PEO(1)(2)	Average SCT Total for Non-PEO NEOs(3)	Average CAP to Non-PEO NEOs(2)(3)	Company Total Shareholder Return(4)	Cronos Peer Group Total Shareholder Return(4)	Net Income (Loss) (millions)	Adjusted EBITDA (millions)(6)
2025	$4,071,626	$4,876,179	N/A	N/A	$1,476,745	$1,208,864	$37.90	$11.29	$(2.9)	$10.1
2024	$4,150,745	$3,869,191	N/A	N/A	$1,055,109	$1,043,976	$29.11	$11.36	$40.0	$(34.9)
2023	$3,709,925	$2,041,016	N/A	N/A	$1,019,246	$925,937	$30.12	$15.56	$(73.9)	$(63.7)
2022	$16,493,280	$12,995,516	$727,990	$(1,573,160)	$1,172,346	$612,594	$36.59	$19.66	$(168.7)	$(80.6)
2021	N/A	N/A	$2,495,028	$(4,407,520)	$1,382,539	$676,983	$56.48	$60.63	$(396.1)	$(160.5)

(1)	Kurt Schmidt was our PEO from September 9, 2020 until his retirement as our President and CEO on March 21, 2022. On March 21, 2022, the Company appointed Michael Gorenstein as President and CEO.
(2)	“Compensation actually paid” reflects the Summary Compensation Table Total with certain exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs in accordance with Item 402(v) of Regulation S-K as set forth below. In order to calculate the “compensation actually paid,” we have subtracted the following amounts from the value in the corresponding Summary Compensation Table totals, which reflect the grant date fair value for performance and time vesting Restricted Share Units granted in the indicated year, computed in accordance with FASB ASC Topic 718 and excluding any estimated forfeitures.

Michael Gorenstein	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Kurt Schmidt	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Non-PEO NEO Average	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Fair Value of Equity Awards Granted in Prior Fiscal Year and Forfeited in Current Fiscal Year
2025	$(1,937,500)	2025	N/A	2025	$(547,580)	$(124,500)
2024	$(1,937,500)	2024	N/A	2024	$(370,076)	—
2023	$(1,937,500)	2023	N/A	2023	$(445,916)	—
2022	$(13,656,406)	2022	—	2022	$(402,953)	$(116,810)
2021	N/A	2021	$(1,300,000)	2021	$(968,680)	—
In order to calculate the “compensation actually paid,” we have added the following amounts, which reflect the change in fair value for performance and time vesting Restricted Share Units and Stock Options, as applicable, in each case computed in accordance with FASB ASC Topic 718.

Michael Gorenstein	Fair Value of Awards Granted in Year and Unvested at End of Year	Fair Value at Vesting of Awards Granted in Year that Vested During the Year	Kurt Schmidt	Fair Value of Awards Granted in Year and Unvested at End of Year	Fair Value at Vesting of Awards Granted in Year that Vested During the Year	Non-PEO NEO Average	Fair Value of Awards Granted in Year and Unvested at End of Year	Fair Value at Vesting of Awards Granted in Year that Vested During the Year
2025	$2,681,906	—	2025	N/A	N/A	2025	$362,714	—
2024	$1,986,674	—	2024	N/A	N/A	2024	$379,468	—
2023	$2,034,862	—	2023	N/A	N/A	2023	$412,001	—
2022	$9,605,990	$550,652	2022	—	—	2022	$190,426	$19,520
2021	N/A	N/A	2021	$487,652	—	2021	$334,932	$38,850

Michael Gorenstein	Change in Fair Value of Awards Granted in Prior Year through End of Year	Change in Fair Value at Vesting of Awards Granted in Prior Year that Vested During Current Year	Kurt Schmidt	Change in Fair Value of Awards Granted in Prior Year through End of Year	Change in Fair Value at Vesting of Awards Granted in Prior Year that Vested During Current Year	Non-PEO NEO Average	Change in Fair Value of Awards Granted in Prior Year through End of Year	Change in Fair Value at Vesting of Awards Granted in Prior Year that Vested During Current Year
2025	$597,947	$(537,799)	2025	N/A	N/A	2025	$53,916	$(12,432)
2024	$(269,296)	$(61,433)	2024	N/A	N/A	2024	$(9,753)	$(3,791)
2023	$(1,556,377)	$(208,643)	2023	N/A	N/A	2023	$(23,848)	$(27,186)
2022	—	—	2022	$(22,665)	$(2,278,485)	2022	$(18,642)	$(225,875)
2021	N/A	N/A	2021	$(5,695,000)	$(395,200)	2021	$(113,363)	$6,844

(3)	The NEOs included for purposes of determining the average compensation for our Non-PEO NEOs each year are as follows:

Non-PEO NEOs
2025	Anna Shlimak, James Holm, Jeffrey Jacobson, Shannon Buggy, and Adam Wagner
2024	James Holm, Anna Shlimak, Jeffrey Jacobson, and Shannon Buggy
2023	James Holm, Anna Shlimak, Jeffrey Jacobson, and Ran Gorelik
2022	James Holm, Robert Madore, Anna Shlimak, Jeffrey Jacobson, and Ran Gorelik
2021	Robert Madore, Jerry Barbato, Xiuming Shum, Anna Shlimak, Shannon Buggy, and Ran Gorelik

(4)	The peer group includes Aurora Cannabis Inc., Canopy Growth Corporation, Green Thumb Industries, Inc., Organigram Global Inc., Tilray Inc., and Trulieve Cannabis Corp., which is the peer group used for purposes of our performance graph disclosure in our Annual Report on Form 10-K for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year for the Company and for the peer group, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to “compensation actually paid” to our CEOs and Non-CEO NEOs in 2025, as required pursuant to Item 402(v) of Regulation S-K. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EBITDA is a non-U.S. GAAP financial measure. A reconciliation of Adjusted EBITDA to Net income (loss) is included in Appendix B.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Cronos Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between “compensation actually paid” to our PEOs, the average of “compensation actually paid” to our Non-PEO NEOs, and the Company’s cumulative TSR and the Cronos Peer Group’s cumulative TSR over the five most recently completed fiscal years.

Compensation Actually Paid (CAP) vs Company TSR and Peer Group TSR
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$100
$75
$50
$25
$0
2021
2022
2023
2024
2025
CAP to PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Cronos TSR
Peer Group TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between “compensation actually paid” to our PEOs, the average of “compensation actually paid” to our Non-PEO NEOs, and our Net income (loss) during the five most recently completed fiscal years.

Compensation Actually Paid vs Net Income (Loss)
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$100
$—
$(100)
$(200)
$(300)
$(400)
2021
2022
2023
2024
2025
CAP to PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Net Loss (millions)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between “compensation actually paid” to our PEOs, the average of “compensation actually paid” to our Non-PEO NEOs, and Adjusted EBITDA over the five most recently completed fiscal years. Adjusted EBITDA is a non-U.S. GAAP financial measure. A reconciliation of Adjusted EBITDA to Net income (loss) is included in Appendix B.

Compensation Actually Paid vs Adjusted EBITDA
$15,000,000
$10,000,000
$5,000,000
$—
$(5,000,000)
$—
$(50)
$(100)
$(150)
$(200)
2021
2022
2023
2024
2025
CAP to PEO
CAP to Former PEO
Average CAP to Non-PEO NEOs
Adjusted EBITDA (millions)

Tabular List of Most Important Financial Performance Measures
The following table presents each of the financial performance measures that the Company used to link “compensation actually paid” to our PEOs and non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Most Important Financial Performance Measures
Net revenue
Adjusted EBITDA
As described in the above CD&A section, the Compensation Committee believes that Net revenue and Adjusted EBITDA are the most important goals in its executive compensation program linking pay to performance. The Compensation Committee does not use any other financial performance metrics besides Net revenue and Adjusted EBITDA when assessing pay and performance.

DIRECTOR COMPENSATION
Framework for Director Compensation
The Board has adopted a remuneration policy for its directors (the “Board Remuneration Policy”) pursuant to which each non-employee director (other than employees of Altria) receives $50,000 per year for services as a director, an additional $25,000 per year for the Lead Director, an additional $20,000 per year for the chair of the Audit Committee, and an additional $15,000 per year for the chair of the Compensation Committee. Cash fees with respect to Board membership or service as a committee chair are paid assuming 12 consecutive months of service from the date the particular membership or service commences and are paid in quarterly installments. Directors who are executive officers of the Company, within the meaning of such term under the applicable NASDAQ Rules, or employees of Altria do not receive compensation from the Company for their service as directors. The current Board Remuneration Policy was adopted by the Board in 2022 following a review by the Compensation Committee of our director compensation program against director compensation programs of companies in the Cronos Peer Group with the assistance of Mercer, its independent compensation consultant.
Under the Board Remuneration Policy, each director, other than directors who are executive officers of the Company or employees of Altria, is required to hold Shares with a market value equal to three times such director’s annual cash retainer within five years of such director’s appointment or election to the Board. Shares held for purposes of this policy include Shares owned outright by the director or his or her spouse and awarded but unvested Deferred Share Units (as defined below).
In fiscal 2024, Mercer conducted another review of our director compensation program against director compensation programs of companies in the Cronos Peer Group. No changes were made to the Company’s director compensation programs as a result of this review.
Deferred Share Unit Plan
On August 7, 2019, the Board adopted the Deferred Share Unit Plan for Non-Executive Directors, pursuant to which each non-employee director (other than employees of Altria) received in 2019, 2020 and 2021 an annual equity grant in the form of cash-settled deferred share units (“Deferred Share Units”) with a grant date fair value (as determined for financial reporting purposes) of $119,625 (C$150,000). In connection with the Board’s adoption of the Board Remuneration Policy in 2022, the amount of the annual grant of Deferred Share Units was increased to $150,000.
Incentive Plan Awards
All directors were eligible to participate in the 2020 Omnibus Plan and the 2018 Option Plan. No equity awards were granted to any non-employee director under such plans in 2025 and no equity awards granted to non-employee directors remained outstanding under either such plan.
Pursuant to the 2020 Omnibus Plan, no non-employee director may be granted (in any calendar year) total compensation with a value in excess of $500,000, with the value of any equity-based awards based on the accounting grant date value, except for the calendar year in which a non-employee director (other than employees of Altria) is newly appointed as a member of the Board or is designated the Chairman of the Board or Lead Director, when the limit is $1,000,000.
2025 Director Compensation Table
The following table lists the individuals who received compensation in 2025 for their service as non-employee directors of the Company.

Name	Amounts Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Jason Adler	65,000	150,000	215,000
Murray Garnick	25,000	150,000	175,000
Kamran Khan	—	—	—
Dominik Meier	—	—	—
Elizabeth Seegar	—	—	—
James Rudyk	95,000	150,000	245,000

(1)	Pursuant to the Company’s Deferred Share Unit Plan for Non-Executive Directors, non-employee directors (other than employees of Altria) received annual equity-based grants in the form of Deferred Share Units, each with a grant date fair value of $150,000, which will be settled in cash upon a director’s departure from the Board. As of December 31, 2025, Mr. Adler held 313,882 Deferred Share Units, Mr. Garnick held 130,734 Deferred Share Units and Mr. Rudyk held 313,882 Deferred Share Units. The amounts in this column represent the grant date fair value of Deferred Share Units computed in accordance with stock-based compensation accounting rules (per ASC Topic 718) for 2025.
(2)	No non-employee director held any equity-based awards as of December 31, 2025 (other than Deferred Share Units as disclosed above).

AUDIT COMMITTEE REPORT
The Audit Committee, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ Rules for audit committee members, has furnished the following report:
Report of the Audit Committee
The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on May 7, 2025. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing the Company’s internal control over financial reporting.
In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board and the SEC. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the auditors the auditors’ independence.
The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
SUBMITTED BY THE AUDIT COMMITTEE
  OF THE COMPANY’S BOARD OF DIRECTORS

James Rudyk (Chair)	Jason Adler	Murray Garnick

PRINCIPAL ACCOUNTANT FEES
The following table presents fees for professional audit services rendered by Davidson & Company LLP (“D&CO”) for the audit of the Company’s annual consolidated financial statements as of and for the fiscal year ended December 31, 2025 and 2024 and internal control over financial reporting as of December 31, 2025 and 2024 and fees billed for other services rendered by D&CO during those periods.

	2025(1)	2024(1)(2)
Audit Fees	$1,429,807	$2,184,967
Audit-Related Fees	—	—
Tax Fees	$—	—
All Other Fees	—	—
Total	$1,429,807	$2,184,967

(1)	The amounts reported are converted from C$ to USD using the Bloomberg average exchange rate of C$1.00 to $0.7299 and C$1.00 to $0.7156 for the 12-month period ended December 31, 2024 and December 31, 2025, respectively.
(2)	Audit fees reported for fiscal year 2024 have been revised from the amount previously disclosed due to an administrative error.
PRE-APPROVAL POLICY
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services expected to be performed by the Company’s independent registered public accounting firm. Pursuant to such policy, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002.
During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.
All fees and services described in the table above were pre-approved pursuant to this policy.

PROPOSAL NO. 2—ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
As required by federal securities laws, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies. At the Annual Meeting, Shareholders will be asked to consider, and if thought advisable, to approve, on an advisory (non-binding) basis, with or without variation, the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement, dated April 24, 2026, is hereby approved on an advisory basis.”
As described under “Compensation Discussion and Analysis” above, we believe that our executive compensation program and policies are designed to support the Company’s success by achieving the following objectives:
•positioning the Company competitively among companies against which we compete for talent;
•aligning the interests of our executives with those of our Shareholders by tying significant portions of pay to performance, paying a substantial portion of compensation in equity and subjecting equity compensation to multi-year vesting periods and requiring share ownership; and
•tying executive compensation to performance and achievement of the Company’s short- and long-term business goals and ensuring that compensation varies based on business performance and achievement of individual objectives.
We urge Shareholders to read the section entitled “Compensation Discussion and Analysis” and the related narrative and tabular compensation disclosure included in this Proxy Statement. The section entitled “Compensation Discussion and Analysis” provides detailed information regarding our executive compensation program and policies, as well as the compensation of the NEOs.
Required Vote
With regard to the advisory (non-binding) resolution approving the compensation of the NEOs as disclosed in this Proxy Statement, you may select “For,” “Against” or “Abstain”. Approval of the resolution requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.
While this advisory vote on the compensation of the NEOs is not binding on us, our Board or the Compensation Committee, we value the opinions of our Shareholders. Accordingly, our Board and the Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions for our NEOs.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) RESOLUTION APPROVING THE COMPENSATION OF THE NEOS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3—ADVISORY VOTE ON THE FREQUENCY OF
FUTURE SHAREHOLDER “SAY ON PAY” VOTES
As required by federal securities laws, we are seeking an advisory (non-binding) vote on how frequently future “say-on-pay” votes should be presented to our Shareholders. This proposal, commonly referred to as a “say-on-pay frequency” vote, allows Shareholders to indicate how often they prefer to hold future advisory votes on the Company’s executive compensation. At the Annual Meeting, Shareholders will be asked to consider, and if thought advisable, to approve, on an advisory (non-binding) basis, with or without variation, the following resolution:
“RESOLVED, that the option of once every one year, two years, or three years that receives the greatest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a non-binding (advisory) shareholder vote to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in the Company’s proxy statement).”
Under Exchange Act rules, the Company must hold an advisory (non-binding) vote on the frequency of presenting “say-on-pay” votes to Shareholders at least once every six years.
The Board has determined that holding an advisory vote on executive compensation every year is the most appropriate option for the Company. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that compensation disclosures are made annually. Holding an annual advisory vote on executive compensation would establish the practice of Shareholders providing the Company with more direct and immediate feedback on those compensation disclosures. However, Shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation by the time of the following year’s annual meeting of shareholders.
Required Vote
With regard to the advisory (non-binding) resolution on the frequency of future “say-on-pay” votes as disclosed in this Proxy Statement, you may select “One Year,” “Two Years,” “Three Years” or “Abstain”. The selection that receives the greatest number of votes cast at the Annual Meeting will be deemed to have received the recommendation of the Shareholders and the vote will not be binding on the Board. Abstentions and broker non-votes will not be included in the total votes cast and will not affect the results.
While this advisory vote on the frequency of future “say-on-pay” votes is not binding on us, our Board or the Compensation Committee, we value the opinions of our Shareholders. Accordingly, our Board and the Compensation Committee will consider the outcome of this advisory vote when determining how frequently a “say-on-pay” vote will be presented to Shareholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF HOLDING AN ADVISORY (NON-BINDING) VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ONCE EVERY “ONE YEAR.”

PROPOSAL NO. 4—APPOINTMENT OF DAVIDSON & COMPANY LLP
The Audit Committee has recommended to the Board that D&CO be nominated for appointment by the Shareholders to serve as the Company’s independent auditor and to audit the consolidated financial statements of the Company as of and for the fiscal year ending December 31, 2026. D&CO has served as the Company’s independent auditor since July 19, 2024 and has audited the Company’s financial statements as of and for the fiscal years ended December 31, 2024 and 2025. A representative of D&CO is expected to be telephonically present at the virtual Annual Meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.
All audit and non-audit services provided by D&CO to the Company and its subsidiaries in fiscal years 2024 and 2025 are described above under “Principal Accountant Fees”. All fees and services described under “Principal Accountant Fees” were pre-approved pursuant to the Audit Committee’s pre-approval policy. In addition, the Audit Committee was responsible for audit fee negotiations with D&CO. D&CO has advised the Audit Committee that it is “independent” of the Company within the meaning of the SEC’s rules and regulations, and those of the Public Company Accounting Oversight Board.
The Company is asking Shareholders to appoint D&CO as the Company’s independent auditor for the fiscal year ending December 31, 2026 and to authorize the Board to fix D&CO’s remuneration. If the Shareholders do not appoint D&CO, D&CO will continue to act as the Company’s independent auditor until a successor auditor is appointed.
Required Vote
With regard to the appointment of D&CO to serve as the Company’s independent auditor for the fiscal year ending December 31, 2026 and the authorization of the Board to fix D&CO’s remuneration, you may select “For” or “Withhold”. The affirmative vote of a majority of votes cast on the proposal at the Annual Meeting is necessary to appoint D&CO as the Company’s independent auditor for the fiscal year ending December 31, 2026 and authorize the Board to fix D&CO’s remuneration. U.S. (but not Canadian) brokers may exercise discretion and vote on this matter and these will be counted as votes cast. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.
THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE APPOINTMENT OF D&CO AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2026 AND TO AUTHORIZE THE BOARD TO FIX D&CO’S REMUNERATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis for fiscal year 2025, except that a delinquent Form 3 for Jared Kenost was filed on February 26, 2026.
OTHER BUSINESS
If any matters other than those referred to in the Notice of Annual Meeting properly come before the Annual Meeting, the individuals named in the accompanying proxy card or voting instruction form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, Cronos is not aware of any business other than the items referred to in the Notice of Annual Meeting that will be considered at the Annual Meeting.
SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Cronos is subject to both the rules of the SEC under the Exchange Act and the provisions of the BCBCA with respect to Shareholder proposals. As clearly indicated under the BCBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.
Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 annual meeting of Shareholders must submit their proposals to the Corporate Secretary of the Company on or before January 8, 2027 (which is 120 calendar days before the anniversary of the date this Proxy Statement was first sent to Shareholders), to be eligible for inclusion in our proxy statement and proxy card or voting instruction form relating to that meeting. In the event that we hold our 2027 annual meeting of Shareholders more than 30 days before or after the one year anniversary date of the Annual Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders.
Shareholders who, in accordance with the BCBCA, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2027 annual meeting of Shareholders must submit their proposals on or before March 18, 2027 (which is three months before the anniversary of the Annual Meeting).
A Shareholder may also nominate a person for election as a director of Cronos at an annual meeting of Shareholders, other than pursuant to a Shareholder proposal under the rules of the SEC under the Exchange Act and the provisions of the BCBCA, by complying with the procedures set forth in the Company’s Advance Notice Requirements.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, Shareholders who intend to solicit proxies in support of director nominees (other than the Company’s nominees) must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2027.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Intermediaries and other holders of record may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy materials may have been sent to multiple Shareholders in your household. If you want to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your Intermediary or other holder of record, or you may contact the Corporate Secretary of the Company. However, please note that if you received a Notice of Internet Availability and want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Annual Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability that was sent to you.
DISTRIBUTION OF CERTAIN DOCUMENTS
This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at https://ir.thecronosgroup.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is being made available with this Proxy Statement to our Shareholders. Shareholders are referred to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025 and related management’s discussion and analysis contained therein, for financial and other information about us. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is not part of this Proxy Statement.
We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at https://ir.thecronosgroup.com, on the SEC’s website at www.sec.gov and on the Company’s profile on SEDAR+ at www.sedarplus.com. We will furnish copies of our filings (without exhibits), including this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, without charge to any Shareholder upon request to Investor Relations at 6D - 7398 Yonge St, PMB 732, Thornhill, ON L4J 8J2, or by e-mail request to investor.relations@thecronosgroup.com.

By order of the Board of Directors,

Michael Gorenstein Chairman, President and Chief Executive Officer

APPENDIX A—BOARD MANDATE
CRONOS GROUP INC.
BOARD MANDATE
This Mandate was approved by the Board of Directors of Cronos Group Inc. as of March 25, 2021.
1.Purpose
The Board of Directors (the “Board”) has the duty to supervise the management of the business and affairs of Cronos Group Inc. (the “Corporation”). The Board, directly and through its committees and the chair of the Board (the “Chair”) or, if applicable, the independent director appointed as “Lead Director” (as discussed herein), shall provide direction to senior management, generally through the President and Chief Executive Officer, to pursue the best interests of the Corporation.
2.Composition
General
The composition and organization of the Board, including the number, qualifications and remuneration of directors, the number of Board meetings, quorum requirements, meeting procedures and notices of meetings are governed by the Business Corporations Act (British Columbia), applicable Canadian securities laws, applicable stock exchange rules and policies and the articles of the Corporation, in each case as they may be amended and/or replaced from time to time, subject to any exemptions or relief that may be granted from such requirements.
Each director should seek to have an understanding of the Corporation’s principal operational and financial objectives, plans and strategies, and financial position and performance. Directors should seek to have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors who experience a significant change in their personal circumstances, including a change in their principal occupation, are expected to advise the Chair.
Independence
A majority of the Board must be independent. “Independent” shall have the meaning, as the context requires, given to it under applicable NASDAQ listing standards, as the same may be amended and/or replaced from time to time. From time to time the Board shall establish independence standards for the Board in accordance with the binding requirements of any stock exchanges on which the Corporation’s securities are listed and all other applicable laws, and, at least annually, shall determine the independence of each director in accordance with these standards and review the Board’s and the Board’s committees’ ability to act independently from management in fulfilling their responsibilities.
Chair of the Board
The Chair shall act as the effective leader of the Board and ensure that the Board’s agenda will enable it to successfully carry out its duties. If the Chair of the Board is not independent, then the independent directors may select from among their number a director who will act as Lead Director and who will assume responsibility for providing leadership to the Board complementary to that of the Chair to, among other things, enhance the effectiveness and independence of the Board.
3.Duties and Responsibilities
The Board shall have the specific duties and responsibilities outlined below.

Strategic Planning
(a)Strategic, Business and Capital Plans
The Board shall adopt a strategic plan for the Corporation. At least annually, the Board shall review and, if advisable, approve the Corporation’s strategic planning process and annual strategic, business and capital plans, as well as policies and processes generated by management relating to the authorization of major investments and significant allocations of capital. In discharging this responsibility, the Board shall review the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities for the business of the Corporation, risk issues, and significant business practices and products.
(b)Monitoring
At least annually, the Board shall review management’s implementation of the Corporation’s strategic, business and capital plans. The Board shall review and, if advisable, approve any material amendments to, or variances from, these plans.
Risk Management
(a)General
The Board shall periodically review reports provided by management of principal risks associated with the Corporation’s business and operations, review the implementation by management of appropriate systems to manage these risks, and review reports by management relating to the operation of, and any material deficiencies in, these systems.
(b)Compliance with Laws
The Board shall periodically review legal and regulatory compliance matters that may have a material impact on the Corporation, the effectiveness of the Corporation’s compliance policies, and any material communications from regulators, as well as management’s plans to remediate any deficiencies identified.

Human Resource Management
(a)Succession Review
The Board shall periodically review the succession plans of the Corporation for the Chair, the Lead Director, the Chief Executive Officer and other executive officers, including the appointment, training and monitoring of such persons.
(b)Integrity of Senior Management
The Board shall review the integrity of the Chief Executive Officer and other executive officers of the Corporation and encourage the Chief Executive Officer and other senior officers strive to create a culture of integrity throughout the Corporation.

Corporate Governance
(a)Director Independence
At least annually, the Board shall review the director independence standards established by the Board and the Board’s ability to act independently from management in fulfilling its duties.

(b)Ethics Reporting
The Board has adopted a written Code of Business Conduct and Ethics (the “Code”) applicable to directors, officers and employees of the Corporation. At least annually, the Board shall review the Code. Any material change to the Code must be approved by the Board.
(c)Board of Directors Mandate Review
At least annually, the Board shall review and assess the adequacy of this Mandate to ensure compliance with any rules or regulations promulgated by any regulatory body and approve any material modifications to this Mandate as considered advisable.

Financial Information
(a)General
The Board shall, in conjunction with the Audit Committee, review the effectiveness of the Corporation’s internal control over financial reporting and disclosure controls and procedures.
(b)Financial Statements
The Board shall review the recommendation of the Audit Committee with respect to the annual and interim financial statements. After completing its review, if advisable, the Board shall approve the filing of such financial statements with regulatory authorities.
Communications
(a)General
The Board has adopted a Disclosure Policy for the Corporation. The Board shall periodically review the Corporation’s overall Disclosure Policy, including measures for receiving feedback from the Corporation’s stakeholders and management’s compliance with such policy. The Board shall, if advisable, approve material changes to the Corporation’s Disclosure Policy.
(b)Shareholders
The Corporation endeavors to keep its shareholders informed of its progress through an annual report, quarterly interim reports and periodic press releases. In addition, the Corporation shall maintain a website that is regularly updated and provides investors with relevant information on the Corporation and an opportunity to communicate with the Corporation.
4.Committees of the Board
The Board has established the following committees: the Compensation Committee and the Audit Committee. Subject to applicable law and regulations, the Board may establish other Board committees or merge or dispose of any such Board committee.
Committee Charters
The Board has approved charters for each Board committee and shall approve charters for each new Board committee. The Board shall periodically review each committee charter and approve any changes it considers appropriate.
Delegation to Committees
The Board has delegated to the applicable committee those duties and responsibilities set out in each Board committee’s charter.

Consideration of Committee Recommendations
As required by applicable law, by the applicable committee charter or as the Board may consider advisable, the Board shall consider for approval the specific matters delegated for review to Board committees.
Board/Committee Communication
To facilitate communication between the Board and each Board committee, each committee chair shall provide a report to the Board on material matters considered by the committee at the first Board meeting after the committee’s meeting.
5.Meetings
The Board will meet at least once in each quarter, with additional meetings held as deemed advisable. The Chair (in conjunction with the Lead Director, as applicable) is primarily responsible for the agenda and for supervising the conduct of the meeting. Any director may propose the inclusion of items on the agenda.
Meetings of the Board shall be conducted in accordance with the Corporation’s constating documents.
Secretary and Minutes
The Corporation’s Secretary, his or her designee or any other person the Board requests shall act as secretary of Board meetings. Minutes of Board meetings shall be recorded and maintained by the Secretary or his or her designee and subsequently presented to the Board for approval.
Meetings Without Management
The independent members of the Board shall hold regularly scheduled meetings, or portions of regularly scheduled meetings, at which non-independent directors and members of management are not present.
Access to Management and Outside Advisors
In discharging the forgoing duties and responsibilities, the Board shall have unrestricted access to management and employees of the Corporation and to the relevant books, records and systems of the Corporation as considered appropriate. The Board shall have the authority to retain legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities. The Corporation shall provide appropriate funding, as determined by the Board, for the services of these advisors.
Service on Other Boards and Audit Committees
Directors may serve on the boards of other public companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Directors must advise the Chair in advance of accepting an invitation to serve on the board of another public corporation.
6.Responsibilities of Individual Directors
Responsibilities Set out in the Mandate

A director shall review and participate in the work of the Board necessary in order for the Board to discharge the duties and responsibilities set out in accordance with this mandate and under applicable law.

Meeting Preparation and Attendance

In connection with each meeting of the Board and each meeting of a committee of the Board of which the director is a member, it is expected each director will review the material provided to the director in connection with the meeting, provided that such review is practicable in the view of the time at which such material was delivered to the director.

Other Responsibilities

A director shall perform such other functions as may be delegated to that director by the Board or any committee of the Board from time to time.

7.Management
Position Descriptions for Directors

The Board has approved position descriptions for the Chair and the chair of each Board committee. The Board shall periodically review such position descriptions.

Position Descriptions for CEO

The Board has approved a position description for the Chief Executive Officer, which includes delineating management’s responsibilities. The Board shall periodically review such position description.

8.Director development and evaluation
Each new director shall participate in the Corporation’s initial orientation program and each director shall participate in any of the Corporation’s continuing director development programs. The Board shall periodically review the Corporation’s initial orientation program and continuing director development programs.

The Board will conduct an annual self-assessment to assess the effectiveness of the Board as a whole, its committees and the contribution of individual directors. The ability of individual directors to contribute to the Board shall be considered in connection with the re-nomination process.

9.No Rights Created
This Mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s articles, it is not intended to establish any legally binding obligations, create any rights of shareholders or others to enforce this Mandate or create any other third-party beneficiary rights.

APPENDIX B – RECONCILIATION OF FINANCIAL RESULTS
Adjusted EBITDA
The following tables set forth a reconciliation of Net income (loss) as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated:

(in thousands of U.S. dollars)	For the year ended December 31,
	2025	2024	2023
Net income (loss)	$(2,929)	$40,022	$(74,553)
Interest income, net	(39,963)	(52,019)	(51,245)
Income tax expense (benefit)	(14,191)	(3,436)	(3,230)
Depreciation and amortization	14,231	9,336	8,110
EBITDA	(42,852)	(6,097)	(120,918)
Share of income from equity method investments	—	(2,365)	(1,583)
Impairment loss on goodwill and indefinite-lived intangible assets(i)	700	—	—
Impairment loss on long-lived assets(ii)	36	16,350	3,571
Revaluation gain on loan receivable(iii)	—	(11,804)	—
Gain on revaluation of equity method investment(iv)	—	(32,469)	—
Loss on revaluation of financial instruments(v)	452	6,248	12,042
Impairment loss on other investments(vi)	—	25,650	23,350
Foreign currency transaction loss (gain)	28,588	(57,859)	7,324
Transaction costs(vii)	1,965	701	—
Loss on held-for-sale assets(viii)	5,532	11,202	—
Other, net(ix)	241	301	(911)
Restructuring costs(x)	2,037	630	2,047
Share-based compensation(xi)	7,050	8,700	8,769
Restatement litigation costs(xii)	275	(1)	919
Inventory step-up recorded to cost of sales(xiii)	517	5,284	—
Israel Ministry of Economy and Industry dumping inquiry(xiv)	694	587	—
Change in allowance for credit loss on non-operating loan(xv)	4,875	—	—
Inventory write-down(xvi)	—	—	1,644
Adjusted EBITDA	$10,110	$(34,942)	$(65,390)
(i)For the year ended December 31, 2025, impairment loss on goodwill and indefinite-lived intangible assets related to our Lord Jones® brand intangible asset, which was assessed for impairment in the fourth quarter of 2025. There were no such losses in the years ended December 31, 2024 and 2023.
(ii)For the year ended December 31, 2025, impairment loss on long-lived assets related to equipment no longer in use. For the year ended December 31, 2024, impairment loss on long-lived assets included $14,258 related to the write-down of our Ginkgo Exclusive Licenses and $1,631 related to the winding down of operations at our fermentation and manufacturing facility in Winnipeg, Manitoba (the “Cronos Fermentation Facility”). For the year ended December 31, 2023, impairment loss on long-lived assets related to certain leased properties associated with the Company’s former U.S. operations and impairment of the Ginkgo Collaboration Agreement’s CBCVA exclusive license. On December 15, 2025, Cronos and Ginkgo mutually terminated the Ginkgo Collaboration Agreement.
(iii)For the year ended December 31, 2024, a revaluation gain on loan receivable was recognized as a result of the Cronos GrowCo Transaction on July 1, 2024.
(iv)For the year ended December 31, 2024, a gain on revaluation of equity method investment was recognized as a result of the Cronos GrowCo Transaction on July 1, 2024.
(v)For the year ended December 31, 2025, the loss on revaluation of financial instruments was driven by the Company’s equity securities in Vitura, partially offset by a gain related to the High Tide Warrant. For the years ended December 31, 2024 and 2023, loss on revaluation of financial instruments related primarily to the Company’s equity securities in Vitura.
(vi)For the years ended December 31, 2024 and 2023, impairment loss on other investments represented the fair value change on the PharmaCann Option.
(vii)For the years ended December 31, 2025 and 2024, transaction costs represented legal, financial and other advisory fees and expenses incurred in connection with the Cronos GrowCo Transaction and the pending acquisition of CanAdelaar. These costs are included in general and administrative expenses on the consolidated statements of net income (loss) and comprehensive income (loss).
(viii)For the years ended December 31, 2025 and 2024, loss on held-for-sale assets related to revaluations of the Cronos Fermentation Facility held-for-sale asset group.
(ix)For the year ended December 31, 2025, other, net related to (gain) loss on disposal of assets and dividend income. For the years ended 2024 and 2023, other, net primarily related to (gain) loss on disposal of assets and (gain) loss on revaluation of derivative liabilities.
(x)For the year ended December 31, 2025, restructuring costs from continuing operations related to employee-related severance costs and IT infrastructure and finance transformation costs associated with the Realignment. For the year ended December 31, 2024, restructuring costs from continuing operations related to shutdown costs at the Cronos Fermentation Facility, as well as employee-related severance costs associated with the Realignment. For the year ended December 31, 2023 restructuring costs related to the employee-related severance costs and other restructuring costs associated with the Realignment.
(xi)For the year ended December 31, 2025, share-based compensation related to the expenses of share-based compensation awarded to employees and our DSUs issued to certain members of our Board of Directors, each under the Company’s share-based award plans. For the years ended December 31, 2024 and 2023, share-based compensation related to the vesting expenses of share-based compensation awarded to employees under our share-based award plans.
B-1

(xii)For the years ended December 31, 2025, 2024 and 2023, restatement litigation costs included legal costs incurred defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.
(xiii)For the years ended December 31, 2025 and 2024, inventory step-up recorded to cost of sales represented the portion of the inventory step-up from the Cronos GrowCo Transaction that was recorded through the consolidated statements of income (loss) and comprehensive income (loss).
(xiv)For the year ended December 31, 2024, Israel Ministry of Economy and Industry dumping inquiry expense included expenditures relating to the regulatory inquiry about alleged dumping of medical cannabis products in Israel and related litigation and external relations expenses.
(xv)For the year ended December 31, 2025, change in allowance for credit loss on non-operating loan represents the allowance recognized on the High Tide loan receivable and adjustments thereto.
(xvi)For the year ended December 31, 2023, inventory write-downs from discontinued operations related to product destruction and obsolescence associated with the exit of our U.S. operations and inventory write-downs from continuing operations related to product destruction and obsolescence associated with the winding down of operations at the Cronos Fermentation Facility.
B-2

CRONOS GROUP

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O CRONOS GROUP INC.
6D - 7398 YONGE ST
PMB 732
THORNHILL, ON L4J 8J2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRON2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94934-P46733

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CRONOS GROUP INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Jason Adler	☐	☐
1b. Darren Broughton	☐	☐
1c. Murray Garnick	☐	☐
1d. Michael Gorenstein	☐	☐
1e. Dominik Meier	☐	☐
1f. James Rudyk	☐	☐
1g. Elizabeth Seegar	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Adoption of an advisory (non-binding) resolution on the frequency of future "say on pay" votes as disclosed in the proxy statement dated April 24, 2026.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Withhold**
4. Appointment of Davidson & Company LLP to serve as the Company's independent auditor for fiscal year 2026 and to authorize the board of directors of the Company to fix their remuneration.	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Guidelines and Conditions:

1. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

2. THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE PROXY MATERIALS PRIOR TO VOTING.

3. If you appoint the Management Nominees to vote your common shares, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the recommendations of the Board of Directors highlighted for each resolution on the reverse. If you appoint someone else to vote your common shares, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

4. This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice accompanying the proxy or such other matters which may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

5. Each shareholder has the right to appoint a person other than the Management Nominees specified herein to represent them at the Annual Meeting of Shareholders or any adjournment or postponement thereof. Such right may be exercised by inserting in the blank space in the first paragraph of this proxy, the name of the person to be appointed, who need not be a shareholder of the Company.

6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the Company.

7. To be valid, this proxy must be received by the Company before the deadline of 11:59 p.m. (Eastern time) on June 16, 2026 or in the case of any adjournment or postponement of the Annual Meeting of Shareholders prior to 11:59 p.m. (Eastern time) on the date that is two business days before the date of the adjourned or postponed meeting.

8. If the shareholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory's power to sign the proxy.

Notice and Access

Disclosure regarding each matter or group of matters to be voted on is in the Proxy Statement dated April 24, 2026. You should review the Proxy Statement dated April 24, 2026 before voting.

Cronos Group Inc. has elected to utilize notice and access and provide you with the following information on how to access the proxy materials:

The proxy materials are available electronically at www.sedarplus.com and www.sec.gov/edgar and also at www.proxyvote.com. If you wish to receive a paper copy of the meeting materials or have questions about notice and access, please visit www.proxyvote.com, call 1-800-579-1639 or email sendmaterial@proxyvote.com.

V94935-P46733

CRONOS GROUP INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
June 18, 2026

The shareholder(s) hereby appoint(s) Michael Gorenstein, Chairman, President and Chief Executive Officer of the Company and Anna Shlimak, Chief Financial Officer of the Company (the "Management Nominees"), or either of them, as proxies, or instead of any of them, the following appointee: [______________________________], each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, of the common shares of Cronos Group Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern time on Thursday, June 18, 2026, by virtual meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF YOU DO NOT SPECIFY A CHOICE WITH RESPECT TO VOTING ON THE MATTERS ON THE REVERSE SIDE OF THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR 1 YEAR ON PROPOSAL 3, AND FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side